As filed with the U.S. Securities and Exchange Commission on March 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skubbs Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Commonwealth Lane, #09-11, One Commonwealth

Singapore 149544

+65 6717 6688

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Ho, Esq. Morgan, Lewis & Bockius 19th Floor, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong Telephone: (852) 3551 8500	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sean F. Reid, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Telephone: (212) 653 8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the United States Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public offering prospectus. A prospectus to be used for the initial public offering by us of [●] of our ordinary shares, or the public offering prospectus, through the underwriters named in the “Underwriting” section of the public offering prospectus.

●	Resale prospectus. A prospectus to be used for the potential resale by Market Lead Ventures Limited, Purple Wealth Limited, and On Leap Limited, (collectively, the Resale Shareholders) of in aggregate 2,477,000 ordinary shares.

The resale prospectus is substantively identical to the public offering prospectus, except for the following principal points:

●	they contain different front covers;

●	all references in the public offering prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our ordinary shares, in the resale prospectus;

●	all references in the public offering prospectus to “underwriters” will be changed to “underwriters of the IPO” in the resale prospectus;

●	they contain different “Use of Proceeds” sections;

●	they contain different “Selling Shareholders” sections;

●	they contain different “The Offering” sections;

●	the section “Shares Eligible for Future Sale — Resale Prospectus” from the public offering prospectus is deleted from the resale prospectus;

●	the “Underwriting” section from the public offering prospectus is deleted from the resale prospectus and a “Plan of Distribution” section is inserted in its place;

●	the “Legal Matters” section in the resale prospectus deletes the reference to counsel for the underwriters; and

●	they contain different back covers.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the public offering prospectus, or the Alternate Pages, to reflect the foregoing differences in the resale prospectus as compared to the public offering prospectus. The public offering prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The resale prospectus will be substantively identical to the public offering prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Resale Shareholders.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED           , 2024

Skubbs Holdings Limited

2,000,000 Ordinary Shares

This is an initial public offering of ordinary shares, $0.001 par value per share, of Skubbs Holdings Limited, or the Company. We are offering, on a firm commitment basis, 1,750,000 ordinary shares. In addition, the selling shareholders are offering an aggregate of 250,000 ordinary shares to be sold in the offering pursuant to this prospectus. We will not receive any proceeds from the sale of the ordinary shares to be sold by the selling shareholders. We anticipate that the initial public offering price of the ordinary shares will be between $[●] and $[●] per ordinary share.

Prior to this offering, there has been no public market for our ordinary shares. We intend to apply to list our ordinary shares on the Nasdaq Capital Market, or Nasdaq, under the symbol “SKUB”. This offering is contingent upon the listing of our ordinary shares on the Nasdaq or another national securities exchange. There can be no assurance that we will be successful in listing our ordinary shares on the Nasdaq or another national securities exchange.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 11 of this prospectus to read about risks you should consider before deciding whether to invest in our ordinary shares.

We are an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Our Being an Emerging Growth Company” and “Prospectus Summary – Implications of Our Being a Foreign Private Issuer” beginning on page 7 of this prospectus for more information.

Upon completion of this offering, our issued and outstanding shares will consist of 13,250,000 ordinary shares, and Market Lead Ventures Limited will be the beneficial owner of 10,273,000 ordinary shares, which will represent 77.54% of the then total issued and outstanding ordinary shares and approximately 77.54% of the total voting power. As a result, we will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c). See “Prospectus Summary – Implications of Being a Controlled Company,” beginning on page 7 of this prospectus.

We are a holding company incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiary in Singapore. The ordinary shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our ordinary shares should be aware that they may never directly hold equity interests in our operating subsidiary.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Share		Total(3)
Initial public offering price(1)	$	[●]	$	[●]	(4)
Underwriting discounts and commissions(2)	$	[●]	$	[●]
Proceeds to the Company before expenses(3)	$	[●]	$	[●]

(1) Initial public offering price per share is assumed to be $[   ] (being the midpoint of the offering price range).

(2) We have agreed to pay the underwriters a discount equal to [●]% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to [●]% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 110.

(3) Excludes fees and expenses payable to the underwriters. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Related to This Offering” on page 104.

(4) Includes $[●] gross proceeds from the sale of 1,750,000 ordinary shares offered by our Company and $[●] gross proceeds from the sale of in aggregate 250,000 ordinary shares offered by the selling shareholders (as to 100,000 ordinary shares by Market Lead Ventures Limited and 150,000 ordinary shares by Purple Wealth Limited).

If we complete this offering, net proceeds will be delivered to us on the closing date. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

The underwriters expect to deliver the ordinary shares to the purchasers against payment on or about [●], 2024.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is         , 2024

Until ______, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Except where indicated or where the context otherwise requires, the terms “Company,” “Group,” “we,” “us” and “our” refer to Skubbs Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act, and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors. For other conventions that apply to this prospectus, see “Prospectus Summary — Conventions That Apply to This Prospectus.”

Neither we, the selling shareholders nor the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the selling shareholders nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the selling shareholders nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the United States Securities and Exchange Commission, or the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the digital solutions and applications market and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the software development products may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

Conventions That Apply to This Prospectus

Except where the context otherwise requires and for purposes of this prospectus only:

●	“amended and restated memorandum and articles of association” means the amended and restated memorandum of association and articles of association of the Company that are adopted and effective as of the date of this prospectus.

●	“CAGR” means compound annual growth rate.

●	“Singapore” means the Republic of Singapore.

●	“MYR” means Malaysian Ringgit, the lawful currency of Malaysia.

●	“PRC” means the mainland of the People’s Republic of China.

●	“S$,” “SGD” and “Singapore Dollars” mean Singapore dollar(s), the lawful currency of Singapore.

●	“$,” and “USD” mean United States dollar(s), the lawful currency of the United States.

●	“U.S. GAAP” means generally accepted accounting principles in the United States.

Unless otherwise indicated, references in this prospectus to this offering are to our offering of ordinary shares pursuant to this prospectus.

Financial Information in United States Dollars

Our reporting currency is the United States dollars. We operate in Singapore and Malaysia, and maintain our books and record in SGD and MYR, respectively This prospectus also contains translations of SGD or Malaysian Ringgit, or MYR, amounts into United States dollars for the convenience of the reader. The following table sets forth information concerning exchange rates between the SGD and the USD, as well as the MYR and the USD, for the periods indicated.

	Year Ended December 31,
	2021	2022
Year Ended SGD: USD exchange rate	1.3517	1.3446
Year Ended MYR: USD exchange rate	0.3229	0.3047

	Six Months Ended June 30,
	2022	2023
Period Ended SGD: USD exchange rate	1.3918	1.3557
Period Ended MYR: USD exchange rate	0.3166	0.3452

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our ordinary shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a digital solutions and application development service provider based in Singapore. We derive our revenue from two service lines, IT solutions and platform advertisement services. Our IT solutions include web and mobile application development and maintenance and support services. We provide platform advertisement services through Dee.Market, our online marketplace platform that allows sellers to list and potential buyers to browse offerings of goods and services. Our web and mobile application development consists of creating, revamping and developing user experience and user interface design on designated platforms for merchants and users to conduct transactions and access information. We provide maintenance and support services relating to technical maintenance support contracts after the deployment of our application development services.

We have been providing customized digital solutions and application development services in Singapore since the establishment of Skubbs Private Limited, our operating subsidiary in Singapore, in October 2013. In 2022, our advertising platform, Dee.Market, was created to allow users to gain access to an online advertising marketplace to list offerings or browse offerings of goods or services. Sellers can list offerings of goods and/or services for free or choose to use our paid advertising services to have their listings appear at the top of the search results. After a seller accepts an offer from the buyer, the buyer and the seller will make their own arrangement to complete the transaction outside of the platform which may involve the exchange of cryptocurrency or fiat currency such as USD, as the case may be, as agreed between the parties.

We have experienced rapid growth in recent years. Between the years ended December 31, 2021 and 2022, our total revenue increased by 110.1% from $572,505 to $1,202,842 respectively. For the six months ended June 30, 2022 and 2023, our total revenue increased by 21.2% from $420,909 to $510,226, respectively. As we grew our business, we also successfully controlled costs, thereby increasing our gross profit by 110.2% from $524,099 for the year ended December 31, 2021 to $1,101,680 for the year ended December 31, 2022 and our comprehensive income increased by 107.1% from $342,596 for the year ended December 31, 2021 to $709,489 for the year ended December 31, 2022. Our gross profit increased by 25.5% from $394,090 for six months ended June 30, 2022 to $494,518 for the six months ended June 30, 2023. Our comprehensive income decreased from $222,142 for the six months ended June 30, 2022 to $91,016 for the six months ended June 30, 2023 primarily due to the increase in maintenance and advertising expenses for Dee.Market.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and will continue to differentiate us from our competitors:

●	We have an established track record serving notable customers across multiple industries and business sectors.
●	Our technical expertise and knowledge in emerging technologies enable us to develop digital solutions that align with current market demand.
●	We have an experienced management team.
●	We engage actively in creative thinking for our clients.
●	We prioritize continuous learning and development.

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Business Strategies

We intend to continue to grow our business and further strengthen our market position. Towards this goal, we intend to pursue the following strategies:

●	We plan to continue expanding our mobile and web application development and further grow Dee.Market.
●	We intend to expand into new customer segments to broaden our market presence.
●	We intend to establish a training and development center to generate additional revenue and recruit new industry talent.

Summary of Risk Factors

Investing in our ordinary shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 11 of this prospectus, which you should carefully consider before making a decision to purchase ordinary shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our ordinary shares would likely decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 11 of this prospectus.

●	The project-based nature of our business and the timing of delivery of our services may lead to fluctuations in our revenue, profit and operating cash flow.

●	We are dependent on our directors and key senior management team for continued success and growth of our business.

●	We are dependent on our software development team.

●	We are affected by the availability of suitable talent in the market.

●	We may be unable to successfully implement our business strategies.

●	We may be exposed to the risk of security breaches.

●	We are exposed to foreign exchange transaction risks which may impact our profitability.

●

The PRC government may exert substantial influence over the manner in which we may conduct our business activities in the PRC and may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and the value of our shares.

●	We are exposed to credit risk and default payments by customers.

●	Our project deliverables are exposed to unexpected delays, interruptions or contract termination caused by operational factors, accidents and natural disasters beyond our control.

●

Climate change and episodes of extreme weather events may result in operational and/or regulatory risks, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

●	We face competition from existing and new digital solution providers and application developers.

●	We face risks of not adapting quickly to the latest technological developments.

●	If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

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●	Our inability to effectively manage our growth could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

●	If we pursue strategic acquisitions or joint ventures, we may be unable to successfully consummate favorable transactions or successfully integrate acquired businesses.

●

Our funding requirements and proposed deployment of the net proceeds from this offering are based on management estimates and may be subject to changes based on various factors, some of which are beyond our control.

●

We intend to utilize a portion of the net proceeds from this offering for business expansion, but may face problems in the implementation of such expansion plans and the actual capital expenditure necessary for such expansion may significantly exceed our budgets or we may be unable to maximize returns from the capital expenditure.

●	The deployment of the portion of the net proceeds from this offering towards our business expansion may not take place within the intended period, and may be reduced or extended.

●	If we are unable to raise additional capital, our business prospects could be adversely affected.

●	We have identified two material weaknesses in our internal controls over financial control as of December 31, 2022. If we fail to maintain an effective system of internal controls, our ability to accurately and timely report, our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ordinary shares may be adversely affected.

Risks Related to Our Ordinary Shares and This Offering

Risks and uncertainties related to our ordinary shares and this offering include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering” beginning on page 23 of this prospectus.

●	There has been no public market for our ordinary shares prior to the completion of this offering, and you may be unable to resell our ordinary shares at or above the price you pay for them, or at all.

●	The initial public offering price for our ordinary shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

●	You will experience immediate and substantial dilution in the net tangible book value of ordinary shares purchased.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our ordinary shares less attractive to investors.

●	Substantial future sales of our ordinary shares or the anticipation of future sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

●	We do not intend to pay dividends for the foreseeable future.

●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

●	Our Resale Shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

●	Our controlling shareholder has substantial influence over the Company. Its interest may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Risks Related to Operating in Singapore and Malaysia

Risks and uncertainties related to operating in Singapore and Malaysia include, but are not limited to, the following. For more detailed discussion of these risks, see “Risk Factors — Risks Relating to Operating in Singapore and Malaysia” beginning on page 33 of this prospectus.

●	The Malaysian Ringgit may be subject to foreign exchange controls imposed by Malaysian government in the future or may be subject to exchange rate fluctuations.

●	Social, economic, political and legal developments, as well as any changes in government policies in Malaysia and Singapore, could materially and adversely affect our Group’s businesses, results of operations, financial conditions and future prospects.

Corporate Information

We were incorporated in the Cayman Islands on October 21, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at 1 Commonwealth Lane, #09-11, One Commonwealth, Singapore 149544. Our telephone number at this location is +65 6717 6688. Our principal website address is https://www.skubbs.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Corporate Structure

Our Company was incorporated in the Cayman Islands on October 21, 2022 under the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, as an exempted company with limited liability. Our authorized share capital is $500,000 divided into 500,000,000 shares, par value $0.001 each. Prior to a group reorganization, our Group comprised Skubbs Private Limited, a company incorporated in Singapore on October 12, 2013. Skubbs Sdn. Bhd., a company incorporated in Malaysia on July 3, 2017, is also an indirect subsidiary of our Company. Upon completion of our reorganization on February 29, 2024, Red Dot Enterprises Limited, a company incorporated in the BVI on May 5, 2022, and Skubbs Private Limited became our direct and indirect wholly-owned subsidiaries respectively.

The chart below sets out our corporate structure as of the date of this prospectus following the completion of our reorganization.

Holding Company Structure

Skubbs Holdings Limited is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations primarily in Singapore through Skubbs Private Limited, our operating subsidiary in Singapore. The ordinary shares offered in this offering are shares of Skubbs Holdings Limited, the Cayman Islands holding company. Investors in our ordinary shares should be aware that they may never directly hold equity interests in our operating subsidiary in Singapore.

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As a result of our corporate structure, our ability to pay dividends to our shareholders depends upon dividends paid by our operating subsidiary in Singapore through our British Virgin Islands (BVI) subsidiary. If our existing Singapore operating subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Implications of Being a “Controlled Company”

Upon completion of this offering, Market Lead Ventures Limited, a company incorporated in the BVI on May 27, 2022 and On Leap Limited, a company incorporated in the BVI on June 13, 2023, both wholly-owned by Mr. Huang Zhongying, our director, chairman and CEO, will be the beneficial owner of an aggregate of 10,273,000 of our ordinary shares, which will represent approximately 77.54% of the then total issued and outstanding ordinary shares. As a result, we will remain a “controlled company” within the meaning of the Nasdaq rules, and, therefore, we will be eligible for, and, in the event we no longer qualify as a foreign private issuer, we intend to rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq.

Implications of Our Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700.0 million as of the prior December 31, 2022, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

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●	we are permitted to follow certain home country corporate governance practices in lieu of certain requirements under the Nasdaq listing standards. This may afford less protection to holders of our ordinary shares than U.S. regulations;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	we are not subject to proxy rules and are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq.

Market and Industry Data

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and the reports. This prospectus contains statistical data and estimates published by Frost & Sullivan Limited, an independent research firm, for which we paid a fee. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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THE OFFERING

Offering price	The initial public offering price will be between $[●] and $[●] per ordinary share.

Ordinary shares offered by us	1,750,000 ordinary shares

Ordinary shares offered by the selling shareholders	250,000 ordinary shares (of which Market Lead Ventures Limited is to sell 100,000 shares and Purple Wealth Limited is to sell 150,000 shares)

Ordinary shares issued and outstanding prior to this offering	11,500,000 ordinary shares

Voting Rights:	Each ordinary share is entitled to one vote.

Ordinary shares to be issued and outstanding immediately after this offering	13,250,000 ordinary shares

Use of proceeds	We currently intend to use the net proceeds from this offering to (i) approximately 30% for research and development in our technology and engineering; (ii) 10% for investment in marketing and branding and other corporate development; (iii) 20% for targeted growth through mergers and acquisitions; (iv) 10% to repay our controlling shareholder for loans made to us in connection with costs and expenses incurred in connection with this offering and obtaining a listing of our Shares; (v) 15% for overseas business expansions and growth opportunities; and (vi) the balance for general working capital and corporate purposes. We will not receive any of the net proceeds from the sale of ordinary shares by the selling shareholders in this offering. See “Use of Proceeds.”

Lock-up	We, each of our directors and executive officers and certain principal shareholders (5% or more shareholders), including the selling shareholders with respect to its ordinary shares sold in this offering, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities convertible into or exercisable or exchangeable for ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

Risk factors	Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Listing	We plan to apply to list the ordinary shares on the Nasdaq Capital Market. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Proposed trading symbol	SKUB

Transfer agent	VStock Transfer, LLC

Payment and settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Depository Trust Company on [●], 2024.

The foregoing discussion and tables above are based on [●] ordinary shares outstanding as of the date hereof.

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SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated statements of operations and comprehensive income and summary consolidated statements of cash flow data for the years ended December 31, 2021 and 2022 and summary consolidated balance sheets data as of December 31, 2021 and 2022 of our Group have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary historical statements of operations and comprehensive income for the six months ended June 30, 2022 and 2023, and balance sheet data as of June 30, 2022 and December 31, 2022 have been derived from our unaudited consolidated financial statements for those periods included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Our historical results of operations are not necessarily indicative of results of operations expected for future periods. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, our consolidated financial statements and the related notes included elsewhere in this prospectus.

Summary Consolidated Statements of Operations and Comprehensive Income

	Year ended December 31,
	2021	2022
	$	$
Revenue	572,505	1,202,842
Cost of revenue	(48,406)	(101,162)
Gross profit	524,099	1,101,680
Total operating cost and expenses	(195,061)	(283,135)
Income from operations	329,038	818,545
Total other income, net	15,999	7,907
Income before income taxes	345,037	826,452
Income taxes	(8,314)	(136,306)
Foreign currency translation adjustment	5,873	19,343
Comprehensive income	342,596	709,489
Net income per share – basic and diluted	0.03	0.06

	Six months ended June 30,
	2022	2023
	(Unaudited)	(Unaudited)
	$	$
Revenue	420,909	510,226
Cost of revenue	(26,819)	(15,708)
Gross profit	394,090	494,518
Total operating cost and expenses	(148,962)	(382,656)
Income from operations	245,128	111,862
Total other loss, net	(4,598)	(2,083)
Income before income taxes	240,530	109,779
Income taxes	(7,844)	(9,416)
Foreign currency translation adjustment	(10,544)	(9,347)
Comprehensive income	222,142	91,016
Basic and diluted	0.02	0.01

Summary Consolidated Balance Sheets

	As of December 31,
	2021	2022
	$	$
Cash	70,546	427,026
Total current assets	588,039	1,433,397
Total non-current assets	-	153,738
Total assets	588,039	1,587,135
Total current liabilities	176,242	344,855
Total long-term liabilities	388,104	509,098
Total liabilities	564,346	853,953
Total shareholders’ equity	23,693	733,182
Total liabilities and shareholders’ equity	588,039	1,587,135

	As of
	December 31, 2022	June 30, 2023
		(Unaudited)
	$	$
Cash	427,026	360,865
Total current assets	1,433,397	1,384,499
Total non-current assets	153,738	124,474
Total assets	1,587,135	1,508,973
Total current liabilities	344,855	639,991
Total long-term liabilities	509,098	44,784
Total liabilities	853,953	684,775
Total shareholders’ equity	733,182	824,198
Total liabilities and shareholders’ equity	1,587,135	1,508,973

Summary Consolidated Statements of Cash Flows

	Year ended December 31,
	2021	2022
	$	$
Net cash provided by operating activities	121,537	648,377
Net cash used in investing activities	-	(163,171)
Net cash used in financing activities	(88,022)	(137,914)
Net change in cash	33,515	347,292
Cash at the beginning of year	37,934	70,546
Cash at the end of year	70,546	427,026

	Six months ended June 30,
	2022	2023
	(Unaudited)	(Unaudited)
	$	$
Net cash provided by operations	28,678	18,553
Net cash used in investing activities	-	-
Net cash used in financing activities	(45,765)	(80,445)
Net change in cash	(17,087)	(61,893)
Cash at the beginning of year	70,547	427,026
Cash at the end of year	49,107	360,865

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

The project-based nature of our business and the timing of delivery of our services may lead to fluctuations in our revenue, profit and operating cash flow.

We operate one business segment which generates revenue from two service lines: (i) IT solutions, including application development services and maintenance and support services, and (ii) platform advertisement services on Dee.Market. Among these services, our IT solutions are provided on a project basis and per-event basis, which contributed approximately 83.1% and 51.0% to our total revenue for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively.

Our revenue from IT solutions is recognized upon issuance of invoices based on project delivery milestones over the tenure of the projects. As such, the timing of project delivery will affect our billing schedule which will in turn affect our revenue recognition, and may cause our profit and operating cash flow to fluctuate. Our application development projects generally range for a period of one month to three months for a single phase, depending on the complexity of the project. Any enhancements or upgrades are subject to our customers’ operational needs and business decisions, which may be dependent on the user adoption rate of the application, additional features required based on feedback by end-users and the customer’s budget. On the other hand, our revenue from hosting, technical support and maintenance services is based on pre-agreed rates with our customers on a periodic basis.

Our inability to secure new projects and customers for our businesses in a timely manner will materially affect our overall profitability and financial performance. Though we have not experienced any shortage of projects that have adversely affected our revenue since the commencement of our business and up to the date of this prospectus, we cannot assure you that the non-recurrent nature of our IT solutions business secured from customers in the future will not cause our revenue, profit and operating cash flow to fluctuate in the future, which in turn may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We are dependent on our directors and key senior management team for continued success and growth of our business.

Since inception, our success has been attributed to the experience, industry knowledge and network, and skills of our directors and key senior management. Our growth and future success will continue to be dependent on the continuous contribution from Mr. Huang Zhongying, our director, chairman and chief executive officer, or CEO, for his leadership in setting the strategic direction and driving our business development. Additionally, we also attribute our continuous success to the abilities, skills, experience and efforts of Mr. Toh Han Boon, our director and chief financial officer, or CFO, in assisting in implementing operational strategies and policies.

As such, the loss of any of our directors and key senior management simultaneously or within a short period, and the inability to replace or attract suitable talents in a timely manner, may create an unfavorable impact on our operations and the future growth of our business, which may eventually have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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We are dependent on our software development team.

Our IT solutions contributed to 83.1% and 51.0% of our total revenue for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively. Our application development and technical maintenance support services require the expertise of our software development team who are equipped with extensive technical knowledge as well as experience in various technology and software for application development and maintenance such as ReactNative, Figma, C# .NET, Node.js. As at the date of this prospectus, we have a total fourteen in-house software developers.

Our ability to retain and to attract competent and skilled software developers is crucial for our continued success, future business growth and expansion. Any loss of our software developers and our inability to find suitable replacements in a timely and cost-efficient manner may cause disruptions to our project deliverables. Consequently, if we are unable to adhere to our project delivery schedules due to loss of any of our software developers, our project delivery milestones may be delayed, which may consequently affect our revenue recognition. Any delays to our project delivery schedules may lead to dissatisfaction from our customers and may impact our ability to secure future projects from such customers. Additionally, we may lose our competitive edge if we are unable to recruit competent and skilled software developers at a rate consistent with our business growth. Since our incorporation, there were instances where we faced resource constraints which led to our outsourcing of some development work to third party developers. We cannot assure you that we will always have enough competent and skilled software developers to meet our delivery milestones, failing of which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We are affected by the availability of suitable talent in the market.

Successful hires for our software development team are subject to the suitability and availability of software development talent in the market that meets our requirements. We require our software developers to possess certain fundamental skill sets such as the ability to code in certain programming languages, conduct software testing including acceptance testing, performance testing, functional testing and security testing, and debug the software if errors are discovered during software testing.

In the digital solutions and application development industry, these technical skill sets may be difficult to source. For example, talents that are equipped with specific technical knowledge as well as experience in various technology and software for application development such as ReactNative, Figma, C# .NET, Node.js may not be available in the market at competitive salary rates at our time of hiring. If we are unable to source for suitable talents that meet our requirements in a timely manner and in sufficient numbers, we may be unable to deliver projects that require these talents or it may limit the scope and number of projects for which we can secure, which may negatively affect our financial performance. Although there were instances in which we faced resource constraints, leading to our outsourcing of some development work to third party developers in the years ended December 31, 2021 and 2022 and for the six months ended June 30, 2023, these arrangements were due to temporary heavy workloads and were not due to our inability to source suitable talents.

Although since the commencement of our business and up to the date of this prospectus, we have not encountered any difficulties in hiring suitable talents that have led to our inability to deliver projects secured, or limited our ability to secure projects from customers, we cannot assure you that we will always be able to hire such suitable talents in the future whenever required, failing of which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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We may be unable to successfully implement our business strategies.

We plan to grow our business by expanding and enhancing our service offerings, through our business strategies as follows:

(i)	expand our mobile and web application development and further grow Dee.Market;

(ii)	expand our presence by expanding into new customer segments; and

(iii)	establish a training and development center to generate additional revenue and recruit new industry talent.

In order to successfully implement these business strategies, we are required to attract suitable talents and increase our sales and marketing activities.

The execution of our business strategies is subject to additional expenditures including operational expenditures, capital expenditures and other working capital requirements. Such additional expenditure will increase our operational cost including overhead costs, which may adversely affect our profit margin if we are unable to gain sufficient revenue by securing more sales or projects following the implementation of our business strategies. Furthermore, the implementation of our business strategies may be influenced by factors beyond our control, such as changes in general market conditions, economic climate as well as the political environment in Singapore and Malaysia and countries in which our customers are domiciled, which may affect the commercial viability of our business strategies. The implementation of our business strategies could also be adversely affected by a variety of other factors such as new and unforeseen technologies used or introduced by our competitors or attractive pricing offered by our competitors, which may affect the attractiveness of our offerings.

Hence, there can be no assurance that the effort and expenditures spent on the implementation of our business strategies will yield expected results in growing our business in terms of financial performance and market presence. We cannot assure you that we will be successful in executing our business strategies, nor can we assure you that we will be able to anticipate all the business, operational and industry risks arising from our business strategies, failing of which may lead to an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We may be exposed to the risk of security breaches.

Our customers who engage our subscription and hosting services have their personal information and all data generated stored on third party cloud platforms. Storage of data electronically may expose our database to external security threats such as malware attacks, hacking, espionage, or cyber intrusions, as well as internal security breaches which include unauthorized access to restricted information by our employees.

Failure to protect our customers’ information from security breaches may result in the termination of subscriptions by our customers as well as exposure to legal action by the customers for breach of confidentiality including, but not limited to, lawsuits for damages arising from such breaches, which could adversely affect our business and reputation.

We offer subscription and hosting services for storage of customers’ information on third party cloud computing platforms. However, in the event where there are security breaches on such platforms which lead to leakage of our customers’ information to unauthorized parties, as a partner involved in selling their subscription and hosting services, our reputation and relationship with our customers may be adversely affected. Additionally, we may be subjected to lawsuit, if the security breaches are caused by our negligence. Further, it may also lead to a loss of our customers’ confidence in us which will adversely affect our industry reputation.

While we have taken the necessary measures to minimize the risk of potential security breaches such as the usage of firewalls, secured coding practices, automated patching infrastructure (which enable automated process of correcting an issue without the need of amending the software programming) and security monitoring software (which enables automated monitoring and alerting to system administrators if any violation or breach to the software system is detected), and up to the date of this prospectus, there has been no occurrence of security breaches which led to leakage of our customers’ information, we cannot assure you that there will not be cases of security breaches in the future, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

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We are exposed to foreign exchange transaction risks which may impact our profitability.

Our customers are primarily based in Singapore with an exception for a few customers from the PRC for the year ended December 31, 2022 and the six months ended June 30, 2023. For the six months ended June 30, 2023 and for the year ended December 31, 2022, our sales to customers in Singapore contributed approximately 96.8% and 60.0% to our revenue.

For the years ended December 31, 2021 and 2022 and the six months ended June 30, 2023, our purchases for supplies and services comprise subscription and hosting services from third party cloud computing platforms and other services/charges which include outsourced development services, application charges and software licenses. Some of the supplies and services purchased from overseas suppliers comprising subscription and hosting services, application charges and software licenses were denominated in USD, while the remaining purchases from overseas suppliers and local suppliers were denominated in SGD.

We do not hedge our exposure to fluctuations in foreign currency exchange rates. Further, as at the Latest Practicable Date, we have not entered into any forward foreign exchange contracts. As such, we are subject to foreign exchange fluctuation risk for our revenue and purchases denominated in foreign currencies which we transact.

A depreciation of the SGD against the currencies which we transact will lead to higher revenue and higher cost of purchase in SGD after conversion. Conversely, appreciation of the SGD against the currencies which we transact will lead to lower revenue and lower cost of purchases in SGD after conversion.

We have generally been able to pass on any increase in cost arising from foreign exchange rates to customers by factoring the impact of foreign exchange rate in the quotation to our customers.

The PRC government exerts substantial influence over the manner in which we may conduct our business activities in the PRC and may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and the value of our shares.

We contracted with two customers in the PRC for the year ended December 31, 2022. We had no PRC customers for the six months ended June 30, 2023 and the year ended December 31, 2021. In particular, such two PRC customers jointly accounted for 40.0% of our revenue for the year ended December 31, 2022; and one of such PRC customers was one of our three major customers for the year ended December 31, 2022, which accounted for 30.6% of our revenue for the same period. Although we do not have any operating entity in the PRC, our ability to retain our customers in the PRC may be harmed by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity, mergers and acquisitions and other matters, as the PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The central or local governments may impose new, stricter regulations or interpretations of existing regulations with little advance notice that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

The PRC government’s actions in the future could significantly affect economic conditions in the PRC or particular regions thereof, and could require us to materially change the way we provide services to our customers in the PRC. Our business may be subject to various government and regulatory interference. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

We are exposed to credit risk and default payments by customers.

We generally grant our customers credit periods of between 30 days upon issuance of invoices. In the event that payment is not received within the credit period or there is a default in payment by our customers, our operating cash flows or financial results of operations may be adversely affected. In the event that there is any default or delay in the collection of payment, it will lead to impairment losses on trade receivables and/or bad debts which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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Our project deliverables are exposed to unexpected delays, interruptions or contract termination caused by operational factors, accidents and natural disasters beyond our control.

The deliverables of our projects are subject to unexpected delays, interruptions or contract termination caused by factors beyond our control. For example, our customers may delay the completion of projects due to unforeseen circumstances such as unavailability of persons-in-charge at the customers’ sites to facilitate the launch of the application, or unexpected difficulties in accessing our customers’ IT infrastructure due to sudden breakdowns or unscheduled system maintenance. Our customers may also terminate our contract due to various reasons such as budget constraint or change of business decision.

If there are any delays caused by our customers which result in delays in our timing of project delivery, our financial performance will be affected. We are therefore dependent on the availability and cooperation of our customers to minimize delays in our deliverables.

Other unexpected events such as accidents and natural disasters may also cause temporary disruptions to our projects. As our project deliverables are dependent on our software development team and cannot be replaced or automated with machines, any unexpected significant interruptions to our manpower which are not resolved in a timely manner may affect the timing of delivery of our projects and subsequently affect our financial performance.

Although, since the commencement of our business and up to the date of this prospectus, we have not encountered any delays or interruptions caused by operational factors, accidents and natural disasters beyond our control which adversely affected our financial performance and business operations, we cannot assure you that such delays or interruptions caused by operational factors, accidents and natural disasters beyond our control will not happen in the future, of which it may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Climate change and episodes of extreme weather events may result in operational and/or regulatory risks, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our business is highly dependent on the ability to utilize IT assets, which we use to create and facilitate the IT solutions that we provide to our customers.

The physical effects of climate change, which may include extreme weather events, resource shortages, changes in rainfall and storm patterns, water shortages, changing sea levels and temperatures, including higher temperatures, may have an adverse effect on our business and operations. Unfavorable global weather conditions, including extreme weather such as drought, floods and natural disasters, could cause power outages, which can disrupt the operation of IT assets such as servers, network equipment, and data centers. This can lead to system downtime and loss of data, resulting in reduced efficiency and productivity. Additionally, such natural disasters can damage IT assets and disrupt business operations, and in some cases, cause irreparable damage, leading to loss of data and downtime.

Furthermore, climate change and more frequent episodes of extreme weather events could result in stricter environmental regulations, for example restrictions on the use of certain materials or disposal of e-waste which can adversely impact IT solution companies’ utilization of such assets. Failure to comply with such regulations can result in fines and legal liabilities.

Additionally, IT assets consume a significant amount of energy, leading to high electricity bills and contributing to carbon emissions. We may need to invest in energy-efficient equipment or renewable energy sources to reduce our environmental impact and costs and purchasing or investing in such equipment may result in us incurring higher costs in the short term.

Although we are an asset-light business, with likely very limited impact of any environmental issues that could occur against us, we are nonetheless aware of these environmental issues and have taken steps to mitigate its impact on our assets and operations, for example through the implementation of remote working when feasible, using established cloud-based servers, as well as putting in place disaster recovery planning. In the event that the effects of climate change, including extreme weather events, cause prolonged disruptions or damage our IT assets, or result in stricter environmental regulations, it may in turn increase the costs of our operations, which will consequently negatively affect our business, financial condition, results of operations, cash flows and prospects.

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We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations.

Our business may be adversely affected by instability, disruption or destruction in the geographic region of Singapore and Malaysia regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, flood, fire, earthquake, storm or pandemic events and spread of disease (including the COVID-19 pandemic). Such events may cause our customers to suspend their decisions on purchasing our products and/or services, as well as give rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel, physical facilities, and operations, which could materially adversely affect our financial results.

Since the outbreak of the COVID-19 pandemic and up to the date of this prospectus, we have had employees working from home during periods where movement control measures and office closures were implemented by the government, and there was no impact to our business operations arising from these periods where movement control measures and office closures were implemented. Although we have not experienced any material interruptions to our business operations arising from the COVID-19 pandemic up to the date of this prospectus, there can be no assurance that there will not be any unfavorable impact or any project deferments and/or cancellations in the future, in the event of resurgence in COVID-19 cases and re-imposition of movement control measures and/or office closures which are beyond our control.

Any significant disruption to transportation and travel, including travel restrictions and other potential protective quarantine measures by governmental agencies, may increase operational difficulties and could make it impossible for us to conduct on site work for our customers. Furthermore, travel restrictions and protective measures could cause us to incur additional unexpected labor costs and expenses or could restrain our ability to retain highly skilled personnel we need for our operations, all of which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We face competition from existing and new digital solution providers and application developers.

The digital solutions and application development industry in Singapore is competitive due to the large number and fragmented nature of industry players which are involved in the provision of services such as application development services maintenance and support services, and digital marketing solutions. We face competition from existing and new digital solution providers and application developers. These include software development companies whose principal activities include the development of mobile and web applications, IT solutions companies which may also include the development of mobile and web applications as part of their service offerings, as well as online branding, design and consulting services, and digital marketing solution companies. These digital solution providers and application developers may comprise local companies in Singapore and overseas companies that may or may not have presence in Singapore.

According to the Frost & Sullivan Report, the industry is highly competitive and there were 1,177 market participants engaged in the provision of information services in Singapore in 2020, according to Singapore Department of Statistics. The development of IT solutions in Singapore is underpinned by innovative startups that may have the potential of transforming traditional products and business processes as well as the emergence of new market players in various industries, including telecommunication firms and Internet portals. At the same time, existing institutions in traditional industries are proactively pursuing the application of information and technology to enhance efficiency of their service delivery and bring benefits to consumers and enterprises. The leading IT solutions providers generally enter strategic partnerships with the hardware manufacturers and software developers, thus enjoying flexibility in product selections and technical support.

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In addition, other digital solution providers and application developers may adapt to the latest digital technologies at a quicker pace and are therefore able to secure projects which require the development of digital solutions using these latest digital technologies. As such, these digital solution providers and application developers may gain a competitive edge over us, should we face challenges in adapting to the latest digital technologies in a timely manner. Additionally, competition from other digital solution providers and application developers may negatively impact our sales or increase the difficulty for us in securing future projects, all of which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We face risks of not adapting quickly to the latest technological developments.

The digital solutions and application development industry undergoes continuous and rapid technological developments, with increasing levels of complexity and capabilities to digitalize business operations, as well as the development of new processes and functions that can be digitalized. The business operations and processes that our customers intend to digitalize may require the usage of the latest digital technologies for the development of their digital solutions.

Our ability to adapt to these changes and to remain technologically relevant will determine the sustainability of our business. We cannot assure you that we will have sufficient resources to successfully and accurately anticipate technological changes and market trends, as well as the ability to adopt these latest digital technologies for the development of our digital solutions on a timely and cost-effective manner, all of which may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our business depends, in part, on our ability to identify and protect proprietary information, our intellectual property rights and business methods. We rely on trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services. Intellectual property is increasingly stored or carried on mobile devices, such as laptop computers, which increases the risk of inadvertent disclosure if the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may increase these risks.

We are exposed to risks relating to the economic, political, legal and regulatory environments in the countries in which our customers are domiciled.

We operate in Singapore and Malaysia. Our customers are primarily based in Singapore with an exception for a few customers from the PRC for the year ended December 31, 2022. Our business, financial condition, results of operations, cash flows and prospects may be affected by any adverse developments, changes and/or uncertainties in the economic, political, legal and regulatory environments that are beyond our control in the countries in which we operate and transact business. These risks include unfavorable changes in political conditions, economic conditions, interest rates, government policies and regulations, import and export restrictions, duties and tariffs, civil unrests, methods of taxation, inflation and foreign exchange controls.

17

Any changes to the economic, political, legal and regulatory environments in the countries in which we have customers may cause disruptions in our project delivery schedules, which may consequently cause a decline in our revenue or demand for our products and services. Such events may have a material adverse impact on our business and financial performance. Although since the commencement of our business and up to the date of this prospectus, we have not experienced any disruptions in our project delivery schedules arising from adverse developments, changes and/or uncertainties in the economic, political, legal and regulatory environments in the countries in which our customers are domiciled, we cannot assure you that we will not experience any disruptions in our project delivery schedules arising from adverse developments, changes and/or uncertainties in the economic, political, legal and regulatory environments in the countries in which our customers are domiciled in the future, which may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our inability to effectively manage our growth could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We have experienced rapid growth. Our total revenue increased 110.1% from $572,505 to $1,202,842 for the years ended December 31, 2021 and 2022, respectively. Our comprehensive income increased by 107.1% from $342,596 for the year ended December 31, 2021 to $709,489 for the year ended December 31, 2022. Our total revenue increased by 21.2% from $420,909 to $510,226 for the six months ended June 30, 2022 and 2023, respectively. Our comprehensive income decreased from $222,142 for the six months ended June 30, 2022 to $91,016 for the six months ended June 30, 2023 primarily due to the increase in maintenance and advertising expenses for Dee.Market. Our inability to manage our expansion effectively and execute our growth strategy in a timely manner, or within budget estimates, or our inability to meet the expectations of our customers and other stakeholders, could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. We intend to continue expanding our business. In this regard, we plan to utilize approximately 70% of the net proceeds from this offering to strengthen our market position, expand the scope of our product offerings, engage in strategic acquisitions and investments, joint venture partnerships, and investing in equipment and technology. Our future prospects will depend on our ability to grow our business and operations, which could be affected by many factors, including our ability to introduce new products and services and maintain the quality of the products and services, general political and economic conditions, government policies or strategies in respect of specific industries, prevailing interest rates and currency exchange rates.

In order to manage our growth effectively, we must implement, upgrade and improve our operational systems, procedures and internal controls on a timely basis. If we fail to implement these systems, procedures and controls on a timely basis, or if there are weaknesses in our internal controls that would result in inconsistent internal standard operating procedures, we may be unable to meet our customers’ needs, hire and retain new employees or operate our business effectively. Moreover, our ability to sustain our rate of growth depends significantly upon our ability to select and retain key managerial personnel, maintain effective risk management practices and train managerial personnel to address emerging challenges.

We cannot assure you that our existing or future management, operational and financial systems, procedures and controls will be adequate to support future operations or establish or develop business relationships beneficial to future operations. Failure to manage growth effectively could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

If we pursue strategic acquisitions or joint ventures, we may be unable to successfully consummate favorable transactions or successfully integrate acquired businesses.

From time to time, we may evaluate potential acquisitions or joint ventures that would further our strategic objectives. However, we may be unable to identify suitable target assets or companies, consummate a transaction on terms that are favorable to us, or achieve the anticipated synergies, expected returns and other benefits as a result of integration challenges or anti-monopoly regulations. Companies or operations acquired, or joint ventures created by us may not be profitable or may not achieve sales levels and profitability that justify the investments made. Our corporate development activities may entail financial and operational risks, including diversion of management attention from its existing core businesses, difficulty in integrating or separating personnel, financial, information technology and other systems, difficulty in retaining key employees, and negative impacts on existing business relationships with suppliers and customers. Future acquisitions could also result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and increased operating expenses, all of which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

18

Our funding requirements and proposed deployment of the net proceeds from this offering are based on management estimates and may be subject to changes based on various factors, some of which are beyond our control.

Our funding requirements and deployment of the net proceeds from this offering are based on internal management estimates, based on assumptions, current market conditions and our business plan. Our funding requirements may be subject to changes based on various factors such as financial and market condition, business and strategy, competition, negotiation with vendors, variation in cost estimates on account of factors and other external factors such as changes in the business environment and interest or exchange rate fluctuations, which may not be within the control of our management. We operate in a highly competitive and dynamic industry and may have to revise our estimates from time to time on account of changes in external circumstances or costs, or changes in other financial conditions, business or strategy. This may entail rescheduling, revising or cancelling planned expenditure and funding requirements at our discretion.

We intend to utilize a portion of the net proceeds from this offering for business expansion, but may face problems in the implementation of such expansion plans and the actual capital expenditure necessary for such expansion may significantly exceed our budgets or we may be unable to maximize returns from the capital expenditure.

We propose to utilize a portion of the net proceeds from this offering towards business expansion by strengthening our market position, expanding the scope of our product offerings, engaging in strategic acquisitions and joint venture partnerships, and investing in equipment and technology. While, as of the date of this prospectus, we have not identified any such strategic acquisitions or have any concrete plans for investments in equipment and technology, any future capital expenditure may be subject to the potential problems and uncertainties that such business expansion activities face, including cost overruns or delays. Problems that could adversely affect the implementation of such expansion plans include labor shortages, increased costs of equipment or manpower, inadequate performance of equipment and machinery, delays in completion, the possibility of unanticipated future regulatory restrictions, delays in receiving governmental, statutory and other regulatory approvals, incremental pre-operating expenses, taxes and duties, interest and finance charges, working capital margin, environment and ecology costs and other external factors which may not be within the control of our management. There can be no assurance that our business expansion plans will be completed as planned or on schedule, and any delay could have an adverse impact on our growth, business, financial condition, results of operations, cash flows and prospects.

In addition, if the actual capital expenditure significantly exceeds our budgets and we do not have sufficient financial resources (including the net proceeds from this offering) to meet the requirements of any proposed business expansion plans, we may need to utilize external financing sources to fund the balance at additional finance costs, and the proposed business expansion plans may not be completed as planned or on schedule, if at all. Even if our budgets were sufficient to cover such activities, we may be unable to achieve the intended economic benefits of such capital expenditure, which in turn may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. Furthermore, even if we are able to raise adequate capital to fund our capital expenditure in maintaining and growing our business, we cannot assure you that we will be able to maximize the utility and profitability of any businesses that we may acquire or invest in, or equipment and technology that we may invest in. This may occur for various reasons, and we may therefore not be able to fully maximize returns from our capital expenditure.

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The deployment of the portion of the net proceeds from this offering towards our business expansion may not take place within the intended period, and may be reduced or extended.

We propose to utilize 70% of the net proceeds in this offering towards business expansion by strengthening our market position, expanding the scope of our product offerings, engaging in strategic acquisitions and joint venture partnerships, and investing in equipment and technology. As we have not identified potential acquisition targets nor finalized any acquisition costs, this amount is based on our management’s current estimates, budgets and other relevant consideration and may not be the total value or cost of any such expenditure. In the event the portion of the net proceeds from this offering to be utilized for the business expansion plans are insufficient, we may have to seek alternative sources of funding at additional finance costs, and any proposed business expansion plans may not be completed on schedule, if at all.

If we are unable to raise additional capital, our business prospects could be adversely affected.

We intend to fund our expansion plans through our cash on hand, cash flow from operations and from the net proceeds in this offering. We will continue to incur significant expenditure in maintaining and growing our existing business. We cannot assure you that we will have sufficient capital resources for our current operations or any future expansion plans that we may have. While we expect our cash on hand and cash flow from operations to be adequate to fund our existing commitments, our ability to incur any future borrowings is dependent upon the success of our operations. Additionally, the inability to obtain sufficient financing could adversely affect our ability to complete expansion plans. Our ability to arrange financing and the costs of capital of such financing are dependent on numerous factors, including general economic and capital market conditions, credit availability from banks, investor confidence, the continued success of our operations and other laws that are conducive to our raising capital in this manner. If we decide to meet our capital requirements through debt financing, we may be subject to certain restrictive covenants. If we are unable to raise adequate capital in a timely manner and on acceptable terms, or at all, our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

We have identified two material weaknesses in our internal controls over financial control as of December 31, 2022. If we fail to maintain an effective system of internal controls, our ability to accurately and timely report, our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ordinary shares may be adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2021 and 2022, we and our independent registered public accounting firm identified two material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The two material weaknesses identified relate to the following: during its audit, our independent registered public accounting firm noted that our internal control over financial reporting was not effective due to (i) lack of accounting personnel with sufficient knowledge of U.S. GAAP and SEC reporting requirements and (ii) that not all of our customers issue an acknowledgement or delivery note to the Company confirming their acceptance and delivery of services.

In addition, we and our independent registered public accounting firm identified two significant deficiencies in connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2021 and 2022. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting. During its audit, our independent registered public accounting firm identified two significant deficiencies relating to the following: (i) not all of our vendors issued purchase orders to or execute an agreement with us; and (ii) we did not prepare appropriate documentary evidence to account for payment transaction in the form of payment request form with payment voucher.

We have taken initiatives and will continue to implement measures to improve our internal control over financial reporting to address the material weaknesses that have been identified. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting.” However, the implementation of those measures may not fully remediate these material weaknesses in a timely manner. In the future, we may determine that we have additional material weaknesses or other deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. Our failure to correct these material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and impair our ability to comply with the applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

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Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq to regulatory investigations and to civil or criminal sanctions.

Our insurance coverage may be inadequate.

We maintain insurance coverage for our major assets and operations, including insurance covering, fire, theft and accident. However, we do not have or are unable to obtain insurance in respect of losses arising from certain operating risks, such as acts of terrorism. Our insurance policies may be insufficient to cover all of our losses in all events. The occurrence of certain incidents, including fraud, confiscation by investigating authorities or misconduct committed by our employees or third parties, severe weather conditions, war, flooding and power outages may not be covered adequately, if at all, by our insurance policies. If our losses exceed the insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses. Our insurance premiums may also increase substantially due to claims made. In such circumstances, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brands and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies governing the provision of digital solutions and application development services vary from jurisdiction to jurisdiction. The application of these types of laws to our operations continues to be difficult to predict but could pose operational challenges for us in the future. Because laws vary from jurisdiction to jurisdiction, our services must be continually monitored for compliance with the various rules and requirements, which may change from time to time. Furthermore, the costs of compliance, including remediation of any discovered issues and any changes to our operations mandated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. The applicable laws, regulations, standards and policies relating to the provision of digital solutions and application development services in the different jurisdictions in which our customers are located in continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could adversely increase our compliance costs or otherwise materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may from time to time be subject to various legal and regulatory proceedings arising in the ordinary course of our business. Claims and complaints arising out of actual or alleged violations of laws and regulations could be asserted against us by customers, employees, ex-employees and other industry participants or governmental entities in administrative, civil or criminal investigations and proceedings or by other entities.

These investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions, including telecommunication laws, cybersecurity laws, data protection and privacy laws, intellectual property laws, unfair competition laws, anti-monopoly laws, business licensing laws, labor and employment laws, securities laws, tort laws, contract laws, property laws and other applicable laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our business, prospects, financial condition and results of operations. Even if we are successful in our defense, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Under such circumstances, our business, prospects, financial condition and results of operations would be negatively and adversely impacted.

21

We have breached the Employment Act 1955 under the laws of Malaysia for our employment contracts concerning paid sick leave, paid leave during probation period and overtime payment. We have carried out rectification in revising our employment contracts. These breaches could result in us being liable to pay a fine. Our office in Malaysia was in breach of the Johor Bahru City Council Trade Licensing Business and Industry Bylaws 2016 under the laws of Malaysia as we have yet to obtain the licence for business, and thus we could be liable to a fine not exceeding MYR2,000 and/or a maximum imprisonment for a period of not exceeding one year. We are in the process of applying for the licence. As at the date of this prospectus, we are not aware of any litigation against us on these breaches.

Although we currently have no pending or threatened action, suit or proceeding relating to such non-compliance and breaches and any other matters, risk of litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention. We may also need to pay damages to settle claims with a substantial amount of cash. Any of these could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in any regions of Southeast Asia as well as globally

We may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. We derive all of our revenue from Southeast Asia and are exposed to political and economic uncertainties, including, but not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, our revenue and net income could be impacted to a significant extent by economic conditions in Southeast Asia and globally.

While the Southeast Asia economy, as a whole, has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in Southeast Asia or in other markets in neighboring regions, or in the policies of the governments or of the laws and regulations in each respective market could have a material adverse effect on the overall economic growth of Southeast Asia. Such developments could adversely affect our business and operating results, lead to reduction in demand for our offerings and adversely affect our competitive position. Many of the governments in Southeast Asia have implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall economy, but may have a negative effect on us. We are exposed to the risk of rental and other cost increases due to potential inflation in the markets in which we operate. In the past, some of the governments in Southeast Asia have implemented certain measures, including interest rate adjustments, currency trading band adjustments and exchange rate controls, to control the pace of economic growth. These measures may cause decreased economic activity in Southeast Asia, which may adversely affect our business, financial condition, results of operations and prospects.

In addition, some Southeast Asia markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase our costs, increase our exposure to legal and business risks, disrupt our office operations or affect our ability to expand our use.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on overall economic growth in the PRC, which could materially and adversely affect our business.

While economic, political and legal developments in any country in which we operate in will have an impact on our business, as we provide services to customers in the PRC, our results of business, financial condition, results of operations and prospects would also be influenced by economic, political and legal developments in the PRC, including but not limited to, the level of development, growth rate, control of foreign exchange, capital reinvestment, allocation of resources, rate of inflation and trade balance position. Economic reforms begun in the late 1970s have resulted in significant economic growth. However, economic reform policies or measures in the PRC may constantly evolve. The PRC economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven across different regions and periods and among various economic sectors.

The PRC government exercises significant control over the PRC’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government has implemented a number of measures, such as increasing the PBOC’s statutory deposit reserve ratio and imposing commercial bank lending guidelines, which have had the effect of slowing the growth of credit availability. Since 2008, however, in response to the global financial crisis, the PRC government has loosened such requirements and adopted various measures aimed at expanding credit and stimulating economic growth, such as decreasing the statutory deposit reserve ratio of the PBOC and lowering benchmark interest rates. Particularly, any changes in the policies implemented by the PRC government which result in currency and interest rate fluctuations, capital restrictions, and changes in taxes detrimental to our business may materially and adversely affect our business, financial condition, results of operations and prospects.

Although the PRC economy has grown significantly in the past decade, that growth may not continue and any slow-down may have a negative effect on our business and operations. Any adverse changes in economic conditions in the PRC, the policies of the PRC government or the PRC laws and regulations, could have a material and adverse effect on the overall economic growth of the PRC and investment in the industries in which our Group operates. Such developments could lead to reduction in demand for our services and adversely affect our competitive position. Under such circumstances, our business, financial condition, results of operations and prospects may be materially and adversely affected.

22

Our business is sensitive to general economic conditions and a severe or prolonged downturn in the global and/or PRC economy could materially and adversely affect our business.

While our business operations are primarily in Singapore, our business is sensitive to global economic conditions. As we also provide services to customers in the PRC, our business operations may be more pronouncedly affected by the economic conditions in the PRC, which are subject to factors and events beyond our control. Our services are sensitive to business and consumer discretionary spending levels, which tend to decline during general economic downturns, such as in the event of economic downturn, epidemics, natural disasters, political turmoil, social unrest and strikes. A protracted global recession could have a significant negative impact on our business, financial condition, results of operations and prospects. The availability of alternative forms of entertainment and leisure activities may also affect the market reception of dramas, films, concerts and other entertainment content. The above factors may materially and adversely affect the entertainment industry, and thus our business, financial condition, results of operations and prospects.

Restrictions on our ability to convert RMB into foreign currency may adversely affect our operations.

Governmental authorities in certain countries in which we operate impose restrictions on the convertibility of the local currency into foreign currencies. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict the ability of our PRC customers to remit sufficient foreign currency to make payments to us, which can adversely affect our business, financial condition, results of operation and prospects.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our ordinary shares prior to the completion of this offering, and you may be unable to resell our ordinary shares at or above the price you pay for them, or at all.

Prior to the completion of this offering, there has not been a public market for our ordinary shares. We plan to apply for the listing of our ordinary shares on the Nasdaq. An active public market for our ordinary shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our ordinary shares will be materially and adversely affected.

The initial public offering price for our ordinary shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our ordinary shares will be determined by negotiations between us and the underwriters, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our ordinary shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our ordinary shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

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You will experience immediate and substantial dilution in the net tangible book value of ordinary shares purchased.

The initial public offering price of our ordinary shares is substantially higher than the (pro forma) net tangible book value per share of our ordinary shares. You will experience immediate and substantial dilution of $0.01 per ordinary share, representing the difference between our as adjusted net tangible book value per share of $0.06 as of December 31, 2022, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of $[●] per ordinary share. Consequently, when you purchase our ordinary shares in the offering, upon completion of the offering you will incur immediate dilution of $[●] per share, assuming an initial public offering price of $[  ] (being the midpoint of the offering price range). See “Dilution.” In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding options we may grant from time to time.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our ordinary shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

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We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior April 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our ordinary shares or the anticipation of future sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

Sales of substantial amounts of our ordinary shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. An aggregate of 11,500,000 ordinary shares are issued and outstanding before the consummation of this offering and 13,250,000 ordinary shares will be issued and outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of our ordinary shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

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If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our ordinary shares, the price of our ordinary shares and trading volume could decline.

Any trading market for our ordinary shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our ordinary shares and the trading volume to decline.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may be unable to resell your shares at or above the initial public offering price.

The initial public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our initial public offering. If you purchase our ordinary shares in our initial public offering, you may be unable to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our ordinary shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to the completion of our initial public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections that we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the market price of our ordinary shares.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

As a Cayman Islands exempted company listed on the Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance standards. We intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must have for as long as we qualify as a foreign private issuer including:

(a)	director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors as required under Section 5605(e) of the Nasdaq listing rules;

(b)	shareholder approval requirements under Section 5635 of the Nasdaq listing rules; or

(c)	have regularly scheduled executive sessions with only independent directors as required under Section 5605(b)(2) of the Nasdaq listing rules.

To the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance standards applicable to U.S. domestic issuers.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq, we cannot assure you that our securities will continue to be listed on the Nasdaq.

In addition, following this offering, in order to maintain our listing on the Nasdaq, we will be required to comply with certain rules of the Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq, we may be unable to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq criteria for maintaining our listing, our securities could be subject to delisting.

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If the Nasdaq does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our ordinary share is a “penny stock,” which will require brokers trading in our ordinary share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Anti-takeover provisions in our amended and restated articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated articles of association, which will become effective on or before the completion of this offering, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue preference shares in one or more series and to designate the rights, preferences and restrictions of such preference shares without any further vote or action by our shareholders; and

●	provisions that limit the ability of our shareholders to requisition and convene general meetings of shareholders.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of ordinary shares entered into through the facilities of a stock exchange or automated quotation system on which our ordinary shares are listed or traded from time to time, our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; and (vi) a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the ordinary shares purchased by investors in the public offering. Once the ordinary shares have been listed on the Nasdaq, the legal title to such ordinary shares and the registration details of those ordinary shares in the Company’s register of members will remain with DTC/Cede & Co. All market transactions with respect to those ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company systems.

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Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our ordinary shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-half of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued shares in the Company entitled to vote at such general meeting of the Company.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

As a non-U.S. corporation, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

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Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2021 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

Our Resale Shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our Resale Shareholders may be able to sell their ordinary shares under Rule 144 after the completion of this offering. Because they have paid a lower price per share than participants in this offering, when they are able to sell their respective shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the ordinary shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our Resale Shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the ordinary shares to be sold pursuant to Rule 144 during the pendency of this offering.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we make a liquidating distribution, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Our Company and any director or manager of the Company who knowingly and willfully authorizes or permits any distribution or dividend to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would commit an offence and may be liable to a fine of Cayman Islands dollars 15,000 and to imprisonment for five years in the Cayman Islands.

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You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our controlling shareholder has substantial influence over the Company. Its interest may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Prior to this offering, Mr. Huang Zhongying, our director, chairman and CEO, indirectly controls an aggregate of approximately 95.1% of our issued and outstanding ordinary shares. Upon completion of this offering, Mr. Huang will, through Market Lead Ventures Limited, indirectly control approximately 68.0% of our issued and outstanding ordinary shares.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares and any perceived conflicts of interest may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal and Selling Shareholders”.

An active trading market for our ordinary shares may not be established or, if established, may not continue and the trading price for our ordinary shares may fluctuate significantly.

The public offering price for our shares in this offering was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our Shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares. Please refer to the “Risk Factors” section for further description of the risk factors which you should consider before buying our ordinary shares.

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As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards.

These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. Following this offering, we will reply on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent directors; and (ii) there will be no requirement for the Company to obtain shareholder approval prior an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

Certain judgments obtained against us by our shareholders may not be enforceable.

Substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for any of our shareholders to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Certain of these exemption provisions are: (i) rules under the Exchange Act requiring the filing of quarterly reports or current reports with the SEC or the solicitation of proxies; and (ii) sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities. We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies.

Most significantly this includes not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business.

Risks Related to Operating in Singapore and Malaysia

The Malaysian ringgit may be subject to foreign exchange controls imposed by Malaysian government in the future or may be subject to exchange rate fluctuations.

The Central Bank of Malaysia has, in the past, intervened in the foreign exchange market to stabilize the Malaysian ringgit, and it pegged the Malaysian ringgit to the United States dollar in September 1998. On 21 July 2005, the Central Bank of Malaysia adopted a managed float system which benchmarked the Malaysian ringgit to a currency basket to ensure that the Malaysian ringgit remains close to its fair value. We cannot assure you that the Malaysian government will not impose more restrictive or additional foreign exchange controls. Any imposition, variation or removal of exchange controls may lead to less independence in the Malaysian government’s conduct of its domestic monetary policy and increased exposure of the Malaysian economy to the potential risks and vulnerability of external developments in the international markets.

Furthermore, fluctuations in the Malaysian ringgit’s value against other currencies will create foreign currency translation gains or losses and may have an adverse effect on our Group’s business, financial condition and results of operations. Any imposition, variation or removal of foreign exchange controls may adversely affect the value, translated or converted into United States dollars, of our Group’s net assets, earnings or any declared dividends. Consequently, this may adversely affect our Group’s ability to pay dividends or satisfy other foreign exchange requirements.

Social, economic, political and legal developments, as well as any changes in government policies in Malaysia and Singapore, could materially and adversely affect our Group’s businesses, results of operations, financial conditions and future prospects.

Our major assets and business operations are located in Malaysia and Singapore. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments primarily in those places. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies and introduction of new rules or regulations concerning our industry (such as minimum wage), as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may affect our patients’ disposable income which in turn may affect our business performance. Our directors anticipate that Malaysia and Singapore will continue to be the principal base of our business operations in the near future. There is no assurance that any future changes in the existing government policies, economic, social and political conditions and the business environment in the jurisdictions where we operate, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of COVID-19, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on our business operations. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the digital solutions and application development industry, foreign investment, foreign labor, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in the jurisdictions where we operate.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with our operations and current assets being located in Singapore. All of the directors and executive officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Singapore

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

In making a determination as to enforceability of a foreign judgment, the Singapore courts would need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

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USE OF PROCEEDS

We estimate that we will receive approximately $[●] of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately $[●] payable by us. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

We currently intend to use the net proceeds from this offering for the following purposes:

(i)	approximately 30% of the net proceeds for research and development in our technology and engineering;

(ii)	approximately 20% of the net proceeds for our targeted growth through mergers and acquisitions;

(iii)	approximately 15% of the net proceeds for overseas business expansions and growth opportunities;

(iv)	approximately 10% of the net proceeds for investment in marketing and branding and other corporate development;

(v)	approximately 10% of the net proceeds for repaying interest-free loans made to us by our controlling shareholder for working capital purposes and for paying the expenses of obtaining a listing of our ordinary shares; and

(vi)	the balance for working capital and other general corporate purposes.

The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023 presented:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 2,000,000 ordinary shares in this offering at an assumed initial public offering price of $[ ] (being the midpoint of the offering price range) per ordinary share after deducting underwriting discounts, commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2023
Shareholders’ Equity	Actual	As adjusted
	$	$
Cash	360,865	[●]
Total liabilities	684,775	[●]

Shares, par value $0.001 per share, 500,000,000 shares authorized, [●] ordinary shares outstanding on an actual basis, [●] ordinary shares outstanding on an as adjusted basis	11,500	[●]
Additional paid-in capital	77,746	[●]
Accumulated other comprehensive income (loss)	2,367	[●]
Retained earnings	732,585	[●]
Total Shareholders’ Equity	824,198	[●]
Total Capitalization	824,198	[●]

The number of our ordinary shares to be outstanding after this offering is based on 11,500,000 ordinary shares outstanding as of [●], 2024.

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DILUTION

Investors purchasing our ordinary shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their ordinary shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our ordinary shares and the pro forma as adjusted net tangible book value per share of our ordinary shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding ordinary shares. After giving effect to the sale of ordinary shares in this offering by the Company at an initial public offering price of $[   ] per share, after deducting $[●] in underwriting discounts and commissions and estimated offering expenses payable by our Company of approximately $[●], the pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $[●], or $[●] per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $[●] per share to our existing stockholders and an immediate dilution of $[   ] per share to new investors purchasing ordinary shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

$
Assumed initial public offering price per share	[●]
Historical net tangible book value per share as of June 30, 2023	[●]
Increase in as adjusted net tangible book value per share attributable to the investors in this offering	[●]
Pro forma net tangible book value per share after giving effect to this offering	[●]
Dilution per share to new investors participating in this offering	[●]

A $1.00 increase (decrease) in the assumed initial public offering price of $       per share, would increase (decrease) the as adjusted net tangible book value by $       per share and the dilution to investors participating in this offering by $       per share, assuming the number of shares offered by us remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us.

An increase (decrease) of                 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) our pro forma net tangible book value after this offering by approximately $       per share and decrease the dilution to new investors purchasing ordinary shares in this offering by approximately $       per share, assuming no change in the assumed public offering price per share and after deducting estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters.

To the extent that stock options are exercised, or we issue additional ordinary shares in the future, there will be further dilution to investors participating in this offering. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no intention to declare or pay any dividends in the near future on the ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

When considering the distribution of a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends in certain circumstances is also subject to the approval of our shareholders, the Cayman Islands Companies Act and our amended and restated articles of association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our ordinary shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a digital solutions and application development agency in Singapore, and operate one business segment with two revenue-generating service lines including IT solutions and platform advertisement services. Our IT solutions include web and mobile application development services and maintenance and support services. We provide advertisement services through Dee.Market, our online marketplace platform allows sellers to list and potential buyers to browse offerings of goods and services.

Our web and mobile application development involves creating, revamping and developing user experience and user interface design on designated platforms for merchants and users to conduct transactions and access information. We provide maintenance and support services relating to technical maintenance support contracts after the deployment of our application development services.

Our advertising platform, Dee.Market, was created to allow users to gain access to an online advertising marketplace to list or browse offerings of goods or services. Sellers can list offerings of goods and/or services for free or choose to use our paid advertising services to have their listings appear at the top of the search results. After a seller accepts an offer from the buyer, the buyer and the seller will make their own arrangement to complete the transaction outside of the platform which may involve the exchange of cryptocurrency or fiat currency such as USD, as the case may be, as agreed between the parties.

We have experienced rapid growth in recent years. Between the years ended December 31, 2021 and 2022, our total revenue increased by 110.1% from $572,505 to $1,202,842 respectively. For the six months ended June 30, 2022 and 2023, our total revenue increased by 21.2% from $420,909 to $510,226, respectively. As we grew our business, we also successfully controlled costs, thereby increasing our gross profit by 110.2% from $524,099 for the year ended December 31, 2021 to $1,101,680 for the year ended December 31, 2022 and our comprehensive income increased by 107.1% from $342,596 for the year ended December 31, 2021 to $709,489 for the year ended December 31, 2022. Our gross profit increased by 25.5% from $394,090 for six months ended June 30, 2022 to $494,518 for the six months ended June 30, 2023. Our comprehensive income decreased from $222,142 for the six months ended June 30, 2022 to $91,016 for the six months ended June 30, 2023 primarily due to the increase in maintenance and advertising expenses for Dee.Market.

KEY FACTORS AFFECTING THE RESULTS OF OUR GROUP’S OPERATIONS

We believe the key factors affecting our financial condition and results of operations include the following:

Strategic Acquisitions and Investments

We may selectively pursue acquisitions, investments, joint ventures and partnerships that we believe are strategic and complementary to our operations and technology. The business or financial performance of the companies in which we have invested as well as our ability to successfully integrate these investments with our existing business would impact our results of operations and financial conditions.

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Impact of COVID-19 on Our Operations and Financial Performance

The COVID-19 pandemic has caused disruptions to our operations starting in January 2020. Our operations were closed in April 2020 due to Singapore government mandates. We moved quickly to transition our employee base to a fully remote working mode at all of our locations since then. From the beginning of December 2021, substantially all of our employees returned in person to our office. The ongoing COVID-19 pandemic not only adversely impacted our operations but the business of our clients. We experienced delayed client payments and rescheduled client orders, which adversely impacted our results of operations, cash flows and financial position. Our client base growth is currently organic and reliant on referrals from existing clients. Due to ongoing changes to pandemic related traveling restrictions, it was very difficult for our team to travel abroad to attend or run any exhibitions to expand our reach within the Southeast Asia region. Since the COVID-19 pandemic has been gradually contained in Singapore and Southeast Asia and business and travel resumed to normality, our revenue and gross margin for the year ended December 31, 2022 and the six months ended June 30, 2023 were not significantly affected.

The extent of the impact on the results of our operations for the year ended December 31, 2023 will be dependent on future developments of the COVID-19 pandemic, including the potential resurgence of this virus, future government actions in response to the pandemic and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. We continue taking actions to help mitigate, as best we can, the impact of the COVID-19 pandemic on the health and well-being of our employees, the communities in which we operate and our partners, as well as the impact on our operations and business as a whole. For a detailed description of the risks associated with COVID-19, see “Risk Factors—Risks Related to Our Business and Industry— We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations.” Due to the significant uncertainties surrounding the outbreak of COVID-19, the extent of the business disruption and the related financial impacts on our business cannot be reasonably estimated at this time.

Key Components of Results of Operations

Revenue

We operate one business segment with two revenue-generating service lines including IT solutions and platform advertisement services. The following tables set forth our total revenues for the periods presented:

	Year ended December 31,
	2021	2022
	$	$
Revenue:
IT solutions(1)	572,505	613,150
Platform advertisement	-	589,692
Total	572,505	1,202,842

	Six months ended June 30,
	2022	2023
	$	$
Revenue:
IT solutions(2)	420,909	494,540
Platform advertisement	-	15,686
Total	420,909	510,226

Notes:
(1)	Includes revenue from (a) application development services of $457,532 and $563,567, and (b) maintenance and support services of $49,583 and $114,973, for the years ended December 31, 2021 and 2022, respectively.
(2)	Includes revenue from (a) application development services of $365,177 and $424,030, (b) maintenance and support services $55,732 and $70,510, for the six months ended June 30, 2022 and 2023, respectively.

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We generate our revenue primarily from provision of IT solutions, including application development services and maintenance and support services, which contributed to $572,505 and $613,150, respectively, for the years ended December 31, 2021 and 2022, representing 100.0% and 51.0% of our total revenue, respectively. Our revenue from provision of IT solutions contributed to $420,909 and $494,540 of our total revenue, respectively, for the six months ended June 30, 2022 and 2023, representing 100.0% and 96.9% of our total revenue, respectively. For the years ended December 31, 2021 and 2022, we generated revenue from platform advertisement services of nil and $589,692, representing nil and 49.0% of our revenue, respectively. For the six months ended June 30, 2022 and 2023, we generated revenue from platform advertisement services of nil and $15,686, representing nil and 3.1% of our revenue, respectively.

Cost of revenue

The following tables set forth our cost of revenue in absolute amount and as a percentage of our total revenues for the periods presented:

	Year ended December 31,
	2021		2022
	$	%	$	%
Third party professional services	48,406	8.5%	96,429	8.0%
Cost of goods sold	-	-%	4,733	0.4%
Total	48,406	8.5%	101,162	8.4%

	Six months ended June 30,
	2022		2023
	$	%	$	%
Third party professional services	24,858	5.9%	12,593	2.5%
Cost of goods sold	1,961	0.5%	3,115	0.6%
Total	26,819	6.4%	15,708	3.1%

Our cost of revenue consists of (i) the cost of goods sold and (ii) the cost of third party professional services. Cost of goods sold consists of operation-related costs that are incurred in connection with the hardware set-up, operation and replacement for our support and maintenance contracts. Cost of third party professional services consists of personnel-related costs and third-party procurement costs in connection with the provision of our main application development services.

Gross profit and gross profit margin

For the years ended December 31, 2021 and 2022, our gross profit was $524,099 and $1,101,680, respectively. Our overall gross profit margin was 91.6% and 91.5%, respectively, for the same periods. For the six months ended June 30, 2022 and 2023, our gross profit was $394,090 and $494,518, respectively. Our overall gross profit margin was 93.6% and 96.9%, respectively, for the same periods. Our overall gross profit and gross profit margin for each period are dependent on various factors, including but not limited to the availability and effectiveness of manpower in the technology stack required, scope and difficulty of the work, ability of the team to project manage the costs within the budget and in line with the timeline.

Operating cost and expenses

Operating cost and expenses primarily consist of employment compensation and general and administrative expenses. The following tables set forth our operating cost and expenses in absolute amount and as a percentage of our total revenue for the periods presented:

	Year ended December 31,
	2021		2022
	$	%	$	%
Operating cost and expenses:
Employee compensation	170,609	29.8%	168,157	14.0%
General and administrative	7,844	1.4%	83,381	6.9%
Lease	16,608	2.9%	17,999	1.5%
Amortization	-	-	13,598	1.1%
Total	195,061	34.1%	283,135	23.5%

	Six months ended June 30,
	2022		2023
	$	%	$	%
Operating cost and expenses:
Employee compensation	66,017	15.7%	119,876	23.5%
General and administrative	75,052	17.8%	224,155	43.9%
Lease	7,893	1.9%	10,615	2.1%
Amortization	-	-%	28,010	5.5%
Total	148,962	35.4%	382,656	75.0%

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Employee compensation. Employment compensation consisted of personnel-related expenses associated with our development team, HR and accounts team, including salaries, benefits and bonuses.

General and administrative expenses. General and administrative expenses consisted of external legal, advertising, IT infrastructure and third-party cloud infrastructure expenses, audit, utilities, and other corporate expenses.

Lease. Lease cost primarily consisted of the tenancy at 27 Jalan Rimau, Singapore 418723 and 18 Jalan Austin Perdana 3, Taman Austin Perdana, 81100 Johor Bahru, Johor, Malaysia. There had been no change in our office location and the increase in lease costs between 2021 to 2022 of $1,391 was due to increased rental by landlords.

Amortization. Amortization expenses reflected the pattern in which the economic benefits of Dee.Market are expected to be consumed or otherwise used up.

Interest expense

Our interest expense primarily consisted of interests charged from bank borrowings. Interest expense was $13,126 and $8,571 for the years ended December 31, 2021 and 2022, respectively. Interest expense was $4,815 and $2,728 for the six months ended June 30, 2022 and 2023, respectively.

Other income (expenses), net

Other income (expenses), net primarily consists of interest income net of interest income, interest expense, government grant and other income. Our net other income was $15,999 and $7,907 for the year ended December 31, 2021 and 2022, respectively. Our net other income for the year ended December 31, 2022 included lease income in an amount of $16,155 and government grant of $323, offset by an interest expense of $8,571. For the year ended December 31, 2021, net other income included interest income of $3,039, lease income of $8,482, and government grants of $17,604, offset by an interest expense of $13,126. Our net other expenses was $4,598 and $2,083 for the six months ended June 30, 2022 and 2023, respectively. For the six months ended June 30, 2022, net other expenses included an interest expense of $4,815, offset by government grants of $217. For the six months ended June 30, 2023, net other expenses included an interest expense of $2,728, offset by government grants of $110 and other rental income of $535.

Income taxes

The Company accounts for income tax in accordance with the U.S. GAAP. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely to be realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. We had no uncertain tax positions for the years ended December 31, 2021 and 2022. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months.

Our income taxes were $8,314 and $136,306 for the years ended December 31, 2021 and 2022, respectively. Our income taxes were $7,844 and $9,416 for the six months ended June 30, 2022 and 2023, respectively. Our Singapore operating subsidiary, Skubbs Private Limited, is generally subject to income tax at a rate of 17% under the Inland Revenue Authority of Singapore (IRAS).

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Critical Accounting Policies, Judgments and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

Accounts receivable, net

Accounts receivable include trade accounts due from customers in the sale of products. The normal settlement terms of accounts receivable are within 30 days from the date of the invoice. Our management reviews our receivables on a regular basis to determine if the bad debt allowance is adequate, and provides allowance when necessary. The allowance is based on our management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. As of December 31, 2021, December 31, 2022, and June 30, 2023 we made nil, $14,400, and $15,108 of expected credit loss for accounts receivable, respectively.

Intangible asset, net

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible assets represents software related to Dee.Market, our classified platform where buyers and sellers are able to buy and sell goods and services. The software is acquired through a related party and is amortized straight-line over three years in accordance with our estimates to generate economic benefits from such software.

Expected useful life
Capitalized software costs	3 years

Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment loss was recognized either for the year ended December 31, 2021 or 2022.

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Revenue recognition

We receive revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from our contracts with customers. We recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The majority of our income is derived from customers in the sale of services, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We consider the terms of the contract and all relevant facts and circumstances when applying this guidance. Our revenue recognition policies are in compliance with ASC 606, as follows:

Application development revenue

We provide custom build, develop, analysis of the intended user experience and user interface design of the web and mobile applications. Generally we provide a quotation with a customer which agrees on the scope of work, the milestones of deliverables and price of the project. Accordingly, the delivery of the services as per the milestones, with the signing of the delivery note or user acceptance test (“UAT”) is the delivery of performance obligations and which is when revenue is recognized.

Maintenance & support revenue

We provide customer service and technical maintenance and support services to the customers after the delivery of the web and mobile applications. Generally we sign a contract with the customer which requires us to maintain a certain service level such as contactable hours and responsiveness to the category of issues raised. We satisfy our performance obligation over time by measuring the time covered towards the delivery of the entire contract period. Therefore, the maintenance and support revenue in a contract is recognized over time based on the period covered.

Platform advertisement revenue

We generate revenue from sales of various forms of advertising on our Dee.Market platform by way of advertisement displays. Advertising contracts are signed to establish the different contract prices for different advertising scenarios, consistent with the advertising period. Therefore, the advertisement revenue is recognized over time based on the time to deliver the advertisement displays on the platform.

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Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2021 and 2022, we did not have any interest and penalties associated with tax positions. As of December 31, 2021 and 2022, we did not have any significant unrecognized uncertain tax positions.

We are subject to tax in local and foreign jurisdiction. As a result of our business activities, we files tax returns that are subject to examination by the relevant tax authorities.

Foreign currency translation adjustment

Foreign currency translation adjustment primarily consists of the effect of exchange rates between our local reporting currency and that of the United States dollar.

Key Business Metrics

The tables below set forth the selected business metrics of our Group for the periods indicated, which should be read in conjunction with the consolidated financial statements of our Group and the accompanying notes included elsewhere in this prospectus:

	Year ended December 31,
	2021	2022
Average revenue per customer(1)	$31,806	$63,307
Net income margin(2)	58.8%	57.4%
Debt to equity ratio(3)	1,125.0%	23.8%
Return on equity(4)	(228.1)%	182.4%

	Six months ended June 30,
	2022	2023
Average revenue per customer(1)	$28,061	$46,384
Net income margin(2)	52.8%	17.8%
Debt to equity ratio(3)	(67.3)%	15.1%
Return on equity(4)	(158.0)%	12.9%

Notes:	(1)	Average revenue per customer is calculated by dividing the total revenue by the total number of unique customers for the relevant fiscal year. It measures the average revenue generated from each customer in a fiscal year, and it can be used to calculate the lifetime value of a typical customer, which can help our management determine the budget for acquiring new customers.
	(2)	Net income margin is calculated by dividing the net income by the total revenue for the relevant fiscal year, representing the percentage of profit generated from revenue. This metric enables our management to evaluate whether sales are generating adequate profits and if operating expenses and overhead costs are effectively managed.
	(3)	Debt to equity ratio is calculated by dividing the total outstanding loans (including current and non-current bank loans) by the total shareholders’ equity. This metrics measures the extent to which we are financing our operations with debt and can be used to compare our financial leverage with that of our competitors. The average debt to equity ratio in the IT industry is approximately 57%. A debt to equity ratio that is lower than the industry average suggests a lower risk of default, particularly in a rising interest rate environment, and reflects the management’s prudence.
	(4)	Return on equity is calculated by dividing the net income by the total shareholders’ equity. We use it to measure our profitability and efficiency with which we generate profits. A higher return on equity indicates that a company is more effective at converting its equity financing into profits.

Average revenue per customer and customer turnover ratio are two important metrics for us to measure our customer satisfaction and willingness to use more of our services, effectiveness of our solutions and the general health of our business on an ongoing basis. Our average revenue per customer was $63,307 for the year ended December 31, 2022, increased by 99.0% from $31,806 for the financial year ended December 31, 2021. Our average revenue per customer was $46,384 for the six months ended June 30, 2023, increased by 65.3% from $28,061 for the six months ended June 30, 2022. The upward trend indicates our efficiency in implementing our strategies on pricing and enhanced service offerings to generate more revenue to meet our business goal. The customer turnover ratio is calculated by dividing the number of lost customers by the number of total customers at the start of time period. We recorded a customer turnover ratio of 38.9%, marking only seven out of the 18 customers for the year ended December 31, 2021 discontinued with our services in the year ended December 31, 2022. We recorded a customer turnover ratio of 66.7%, with 10 out of the 15 customers for the six months ended June 30, 2022 discontinued with our services in the six months ended June 30, 2023.

Our net income margin decreased by 1.4% from 58.5% for the year ended December 31, 2021 to 57.4% for the year ended December 31, 2022, mainly due to higher taxes paid as a result of a higher profits that exceeded the partial tax exemption bracket and partly offset by the better gross profit margins and lowered employee compensation for the year ended December 31, 2022. Our net income margin decreased by 34.9% from 52.8% for the six months ended June 30, 2022 to 17.8% for the six months ended June 30, 2023, mainly due to higher operating expenses to market dee.market platform.

Our debt to equity ratio decreased from 1,125.0% for the year ended December 31, 2021 to 23.8% for the year ended December 31, 2022, as we pay down the bank loans undertaken prior and during COVID pandemic outbreak in preparation for the uncertainty outlook and liquidity purposes. This debt to equity ratio is expected to be further improved in 2023. Our debt to equity ratio improved from (67.3)% the six months ended June 30, 2022 to 15.1% for the six months ended June 30, 2023, primarily because of the continued regular loan repayment and increased retained earnings from losses.

Return on equity, or ROE, measures our Company’s profitability and efficiency in generating profits from our equity financing. The average ROE is 12.15% in the computer services industry. Our ROE was negative 228.1% for the year ended December 31, 2021 due to negative equity accumulated from prior years losses, and was improved to 182.4% for the year ended December 31, 2022, which is significantly higher than the industry average. Our ROE increased from (158.0)% for the six months ended June 30, 2022 to 12.9% for the six months ended June 30, 2023, which is primarily due to the improved profitability and, as a result, positive retained earnings as compared to retained losses for the same period in prior year. Our high ROE suggests our ability to generate profit efficiently and maintain competitive in our industry.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

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	Year ended December 31,
	2021	2022
	$	$
Revenue	572,505	1,202,842
Cost of revenue	(48,406)	(101,162)
Gross profit	524,099	1,101,680
Operating cost and expenses:
Employee compensation	(170,609)	(168,157)
General and administrative	(24,452)	(101,380)
Amortization	-	(13,598)
Total operating cost and expenses	(195,061)	(283,135)

Income from operations	329,038	818,545

Other income (expenses):
Interest income	3,039	-
Interest expense	(13,126)	(8,571)
Government grant	17,604	323
Other income	8,482	16,155
Total other income, net	15,999	7,907

Income before income taxes	345,037	826,452
Income taxes	(8,314)	(136,306)
Foreign currency translation adjustment	5,873	19,343
Comprehensive income	342,596	709,489

	Six months ended June 30,
	2022	2023
	$	$
Revenue	420,909	510,226
Cost of revenue	(26,819)	(15,708)
Gross profit	394,090	494,518
Operating cost and expenses:
General and administrative	(82,945)	(234,770)
Employee compensation	(66,017)	(119,876)
Amortization	-	(28,010)
Total operating cost and expenses	(148,962)	(382,656)

Income from operations	245,128	111,862

Other income (expenses):
Interest income	-	-
Interest expense	(4,815)	(2,728)
Government grant	217	110
Other income	-	535
Total other income, net	(4,598)	(2,083)

Income before income taxes	240,530	109,779
Income taxes	(7,844)	(9,416)
Foreign currency translation adjustment	(10,544)	(9,347)
Comprehensive income	222,142	91,016

Year ended December 31, 2022 compared to year ended December 31, 2021

Revenue. Our revenue increased by 110.1% from $572,505 for the year ended December 31, 2021 to $1,202,842 for the year ended December 31, 2022, which was primarily because (i) many of our projects from existing contracts for 2021 fiscal year were delayed or postponed to 2022 fiscal year, and (ii) we started to operate our advertising platform, Dee.Market, in October 2022, as a new revenue stream. We adopted revenue diversification of type, and for the years ended December 31, 2021 and 2022, our revenue recognized over time increased by 456% from $114,973 to $639,275 respectively. Meanwhile, our revenue recognized at a point in time increased by 23% from $457,532 to $563,567 for the years ended December 31, 2021 and 2022, respectively.

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Cost of revenue. Our cost of revenue increased by 109.0% from $48,406 for the year ended December 31, 2021 to $101,162 for the year ended December 31, 2022, which was primarily due to higher sales and rising costs of third party contractors. Therefore, as a percentage of sales, it remained relatively unchanged.

Gross profit and gross profit margin. As a result of the foregoing, we recorded an increase by 110% in gross profit from $524,099 for the year ended December 31, 2021 to $1,101,680 for the year ended December 31, 2022, primarily due to the increase in revenue from platform advertisement services on Dee.Market. Our overall gross profit margin increased from 91.5% for the year ended December 31, 2021 to 91.6% for the year ended December 31, 2022.

Operating cost and expenses. Our total operating cost and expenses increased by 45.2% from $195,061 for the year ended December 31, 2021 to $283,135 for the year ended December 31, 2022, which was primarily due to significant increases in general and administrative expenses, such as audit fees, and amortization. However, our total operating cost and expenses as a percentage of our total revenue declined from 34.1% to 23.5% in 2021 and 2022 respectively.

●	Employee compensation. Our employee compensation decreased by 1.4% from $170,609 for the year ended December 31, 2021 to $168,157 for the year ended December 31, 2022, primarily due to our tight cost cutting and hiring measures by management. Our employment expenses as a percentage of our total revenue decreased from 29.8% for the year ended December 31, 2021 to 14.0% for the year ended December 31, 2022, as we diversified away from IT Solutions towards more advertisement sales on Dee.Market.

●	General and administrative expense. Our general and administrative expense increased by 314.6% from $24,452 for the year ended December 31, 2021 to $101,380 for the year ended December 31, 2022, which is primarily due to an increase in amortization expense of $13,598, allowance for estimated credit loss of $14,400 and audit fees of $50,000. Our amortization expenses reflected the pattern in which the economic benefits of our intangible assets, Dee.Market, are expected to be consumed or otherwise used up. Intangible asset is stated at cost less accumulated amortization. The Dee.Market software is acquired through a related party and is amortized straight-line over three years in accordance with the estimates by Skubbs Private Limited to generate economic benefits from such software.

●

Amortization. Our Amortization expense increased from nil for the year ended December 31, 2021 to $13,598 for the year ended December 31, 2022, which is primarily in line with the expected economic value of dee. market accrued over its useful life in the period.

Interest expense. Our interest expense decreased from $13,126 for the year ended December 31, 2021 to $8,571 for the year ended December 31, 2022, primarily due to no new bank borrowings undertaken and repayment of existing bank loans.

Other income, net. Our other income, net consisted of government grant and others. Our other income decreased from $15,999 for the year ended December 31, 2021 to $7,907 for the year ended December 31, 2022, primarily because we ceased to receive government grant from the Singapore government in 2022.

Income taxes. Our income taxes increased from $8,314 for the year ended December 31, 2021 to $136,306 for the year ended December 31, 2022, which was in line with the increase in our revenue for the year.

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Foreign currency translation adjustment. Our foreign currency translation adjustment increased from $5,873 for the year ended December 31, 2021 to $19,343 for the year ended December 31, 2022, primarily due to volatility in SGD-USD exchange rates as our accounts are mainly transacted in SGD, while presented in USD.

Comprehensive income. As a result of the foregoing, our comprehensive income increased by 107.1% from $342,596 for the year ended December 31, 2021, to $709,489 for the year ended December 31, 2022.

Six months ended June 30, 2023 compared to six months ended June 30, 2022

Revenue. Our revenue increased by 21.2% from $420,909 for the six months ended June 30, 2022 to $510,226 for the six months ended June 30, 2023, which was primarily because of the increased revenue per customer and also the improved performance in project completion and delivery.

Cost of revenue. Our cost of revenue decreased by 57.0% from $26,819 for the six months ended June 30, 2022 to $15,708 for the six months ended June 30, 2023, which was primarily due to lower outsourcing staff used.

Gross profit and gross profit margin. As a result of the foregoing, we recorded an increase by 25.5% in gross profit from $394,090 for the six months ended June 30, 2022 to $494,518 for the six months ended June 30, 2023, primarily as a result of higher revenue and lowered cost of revenue. Our overall gross profit margin increased from 91.5% for the six months ended June 30, 2022 to 96.9% for the six months ended June 30, 2023.

Operating cost and expenses. Our total operating cost and expenses increased by 147.9% from $148,962 for the six months ended June 30, 2022 to $382,656 for the six months ended June 30, 2023, which was primarily due to the increased amortization expenses, increased employee compensation due to higher in-house hired headcounts and higher general expenses such as advertising expenses and also audit and other administrative expenses. Our total operating cost and expenses as a percentage of our total revenue increased from 34.6% to 72.4% for the six months ended June 30, 2022 and 2023, respectively.

●	General and administrative expense. Our general and administrative expense increased by 183.0% from $82,945 for the six months ended June 30, 2022 to $234,770 for the six months ended June 30, 2023, which is primarily due to higher advertising expenses and maintenance of Dee.Market platform.

●	Employee compensation. Our employee compensation increased by 81.6% from $66,017 for the six months ended June 30, 2022 to $119,876 for the six months ended June 30, 2023, primarily due to higher headcounts being hired in-house rather than being outsourced for better control and output. As a result, our employment expenses as a percentage of our total revenue increased from 15.3% for the six months ended June 30, 2022 to 23.5% for the six months ended June 30, 2023.

●	Amortization. Our Amortization expense increased from nil for the six months ended June 30, 2022 to $28,010 for the six months ended June 30, 2023, which is primarily in line with the expected economic value of dee. market accrued over its useful life in the period.

Interest expense. Our interest expense decreased from $4,815 for the six months ended June 30, 2022 to $2,728 for the six months ended June 30, 2023, primarily due to decreased outstanding bank loans.

Other income. Our other income consisted of rental income. Our other income increased from nil for the six months ended June 30, 2022 to $535 for the six months ended June 30, 2023, primarily due to the increase in room rental to employees during the period.

Income taxes. Our income taxes increased from $7,844 for the six months ended June 30, 2022 to $9,416 for the six months ended June 30, 2023, which was in line with the increase in our revenue for the year.

Foreign currency translation adjustment. Our foreign currency translation adjustment decreased from $10,544 for the six months ended June 30, 2022 to $9,347 for the six months ended June 30, 2023, primarily due to volatility in SGD-USD exchange rates as our accounts are mainly transacted in SGD, while presented in USD.

Comprehensive income. As a result of the foregoing, our comprehensive income decreased by 59.0% from $222,142 for the six months ended June 30, 2022, to $91,016 for the six months ended June 30, 2023.

Liquidity and Capital Resources

Our liquidity and working capital requirements are primarily related to our operating expenses. Historically, we have met our working capital and other liquidity requirements primarily through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings as and when appropriate.

The following table summarizes our cash flows for the years ended December 31, 2021 and 2022:

	Year ended December 31,
	2021	2022
	$	$

Net cash provided by operating activities	121,537	648,377
Net cash used in investing activities	-	(163,171)
Net cash used in financing activities	(88,022)	(137,914)
Net increase in cash	33,515	347,292

The following table summarizes our cash flows for the six months ended June 30, 2022 and 2023:

	Six months ended June 30,
	2022	2023
	$	$

Net cash provided by operating activities	28,678	18,553
Net cash used in investing activities	-	-
Net cash used in financing activities	(45,765)	(80,445)
Net increase in cash	(17,087)	(61,893)

Cash flows from operating activities

Our cash inflow from operating activities is principally from sales from operations, whereas our outflow from operating activities is principally for payment of salaries, sub-contractor payments and overhead charges.

For the year ended December 31, 2021, our net cash generated from operating activities was $121,537, which primarily reflected our net income of $336,723, as positively adjusted by (i) the increase in advances from customers of $34,543 and (ii) the increase in balances with related party of $63,429, which was partially offset by (a) the increase in accounts receivables of $262,742, (b) other receivables of $22,208 and (c) other payables of $28,208.

For the year ended December 31, 2022, our net cash provided by operating activities was $648,377, which primarily consisted of our net income of $690,146, adding back (i) the non-cash amortization of intangible assets and allowance for doubtful debts of $27,998, (ii) the increase in other payables of $154,258, and (iii) advances from customers of $16,129, (iv) expenses paid by our directors on behalf of $253,640 and was partially offset by (a) the increase in accounts receivables of $161,124; (b) deferred financing costs of $214,840 and (c) the increase in balances with related parties of $137,005.

For the six months ended June 30, 2023, our net cash provided by operating activities was $18,553, which primarily consisted of net income of $100,363, adding back (i) amortization of intangible assets of $28,010, (ii) increase in accounts receivables of $200,104 and (iii) advances from customers of $13,683 and was partially offset by (a) increase in other receivables of $160,254, (b) decrease in other payables of $86,727, (c) increase in deferred financing costs of $46,971 and (d) the increase with related parties of $29,967.

Cash flows from investing activities

For the year ended December 31, 2021, our net cash used in investing activities was nil. For the financial year ended December 31, 2022, our net cash used in investing activities was $163,171, primarily consisting of the purchase of Dee.Market. Our net cash used in investing activities was nil for the six months ended June 30, 2023.

Cash flows from financing activities

Our cash flows used in financing activities primarily consist of dividend paid, interest paid, proceeds from loans, repayment of loans, payment for interest portion of lease liabilities and payment for capital portion of lease liabilities.

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For the financial year ended December 31, 2021, our net cash used in financing activities of $88,022, which mainly consisted of repayment of bank loans and to director of $109,097 and $117,353 respectively, partly offset by advances from directors of $138,428.

For the financial year ended December 31, 2022, our net cash used in financing activities of $137,914, which mainly consisted of bank loan and directors loan repayment of $91,476 and $67,338 respectively. This amount is partly offset by advances from directors of $20,900 during the year.

For the six months ended June 30, 2023, our net cash used in financing activities of $80,445, which mainly consisted of repayment of bank loans and to directors.

Accounts receivable, net

Our net accounts receivable increased by 53.7% from $283,074 as of December 31, 2021 to $435,038 as of December 31, 2022. The increase was attributable to $234,066 of billings in December that are within credit term and also an overall increase in sales of $630,337 for the year ended December 31, 2022.

Our net accounts receivable decreased by 47.3% from $435,038 as of December 31, 2022 to $229,216 as of June 30, 2023. The increase was attributable to pro-active chasing of outstanding accounts receivables.

For the years ended December 31, 2021 and 2022, we made provision for expected credit losses of nil and $14,400, respectively.

We generally conduct our business with creditworthy third parties. We determine, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and our exposure to bad debts is not significant.

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Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our inventory purchases, which further constraints our cash liquidity.

We had the following contractual obligations and lease commitments as of December 31, 2022:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease commitment	$8,534	$8,534	-	-	-
Bank loan repayment	174,144	87,502	86,642	-	-
Total obligations	182,678	96,036	86,642	-	-

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Bank Indebtedness

Our bank borrowings consisted of the following:

	Terms of	Annual	As of December 31,
Bank Borrowings	repayments	interest rate	2021	2022
OCBC Loan A	5 years	6.25%	$29,589	$10,111
OCBC Loan B	5 years	6.75%	78,494	48,869
OCBC Loan C	5 years	2.50%	158,465	115,164
Total			266,548	174,144

As of December 31, 2021 and 2022, bank borrowings were obtained from a financial institution in Singapore, which bear annual interest at a fixed rate at 6.75% to 2.50% and with respective terms end between June 2023 through July 2025. Our bank borrowings currently are guaranteed by personal guarantee from Mr. Huang Zhongying, our director, chairman and chief executive officer.

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Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Commitments to report accounting for contingencies”, we will record accruals for such contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Capital Expenditures

We made capital expenditures of nil and $163,171 for the years ended December 31, 2021 and 2022, respectively. For the year ended December 31, 2022, our capital expenditure was mainly used for purchase of Dee.Market. We will continue to make capital expenditures to meet the expected growth of our business.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures, and we were never required to evaluate our internal controls within a specified period. As a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in the course of auditing our consolidated financial statements as of and for the years ended December 31, 2021 and 2022, we and our independent registered public accounting firm identified two material weaknesses and two significant deficiencies in our internal control over financial reporting as of December 31, 2022. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis; and a “significant deficiency” is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting.

The two material weaknesses identified relate to the following: during its audit, our independent registered public accounting firm noted that our internal control over financial reporting was not effective due to (i) lack of accounting personnel with sufficient knowledge of U.S. GAAP and SEC reporting requirements and (ii) that not all of our customers issue an acknowledgement or delivery note to the Company confirming their acceptance and delivery of services.

We have taken initiatives to improve our internal control over financial reporting to address the material weaknesses that have been identified, including the following:

To address the first material weakness identified, our CFO has attended continuous internal staff training and has undertaken a U.S. GAAP training and certification with Ernst & Young to ensure our accounting team has sufficient knowledge of U.S. GAAP and SEC reporting requirements. We also provide and will continue to provide our accounting team, including our accounting manager, with the most current U.S. GAAP technical guidance along with recurring training. We may also hiring external U.S. GAAP consultants where necessary in the future.

To address the second material weakness identified, we plan to standardize the customer acceptance procedures with documentary evidence of customer final acceptance to minimize potential contractual disputes.

During its audit, our independent registered public accounting firm also identified two significant deficiencies relating to the following: (i) not all of our vendors issued purchase orders to or execute an agreement with us; and (ii) we did not prepare appropriate documentary evidence to account for payment transaction in the form of payment request form with payment voucher.

We have taken initiatives to improve our internal control over financial reporting to address the significant deficiencies that have been identified, including the following:

In order to address the first significant deficiency identified, we plan to devise a consistent procurement workflow with standardized procedures and contract forms with all of our vendors to mitigate the risks of contractual dispute and establish performance obligations for both parties;

In order to address the second significant deficiency identified, we plan to prepare payment voucher forms for all expenses documenting the preparer, the reviewer and the authorized approver prior to making payment.

However, we cannot assure you that we will complete the implementation of these measures in a timely manner. See “Risk Factors—Risks Related to Our Business and Industry— We have identified two material weaknesses in our internal controls over financial control as of December 31, 2022. If we fail to maintain an effective system of internal controls, our ability to accurately and timely report, our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our ordinary shares may be adversely affected.”

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Holding Company Structure

Skubbs Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our operating subsidiary in Singapore. As a result, Skubbs Holdings Limited’s ability to pay dividends depends upon dividends paid by our operating subsidiary in Singapore. If our existing operating subsidiary in Singapore or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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Contractual Obligations

Future Financing

We may sell our ordinary shares in order to fund our business growth. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve sales of the equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that our existing shareholders will not be substantially diluted.

Practical Expedient and Exemptions

We do not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Leases

Effective from January 1, 2020, we adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the Financial Accounting Standards Board, or the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the consolidated balance sheet a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognizes interest expense on the lease liability, separately from the amortization of the right-of-use, or ROU, asset in the consolidated statements of operations, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

As such, leases with a lease term of 12 months or less at inception are not recorded on our balance sheet and are expensed on a straight-line basis over the lease term in our statement of operations.

Quantitative and Qualitative Disclosure about Market Risk

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist of cash equivalents, restricted cash, and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

As of December 31, 2021, there were three customers, representing more than 10% of the total sales, whose account receivable balance amounted to $224,570 of total consolidated amounts.

As of December 31, 2022, there were two customers, representing more than 10% of the total sales for the year ended 31, 2022, whose account receivable balances amounted to $302,449 of total consolidated amounts.

As of June 30, 2023, there were two customers, representing more than 10% of the total sales, whose account receivable balances amounted to $188,508 of total consolidated amounts.

Client concentration risk

For the year ended December 31, 2022, three major clients (referred to as Major Client A, Major Client B and Major Client C below) accounted for 30.6%, 16.8% and 12.7%, respectively, of the Company’s total revenue for the same period. Please see the details of the three major clients for the year ended December 31, 2022 below. For the year ended December 31, 2021, three major clients accounted for 38.1%, 15.9% and 14.4%, of the Company’s total revenue for the same period.

For the year ended December 31, 2022, two major clients accounted for 53.3% (by Major Client A), and 16.2% respectively, of our total accounts receivables for the same period. For the year ended December 31, 2021, two major clients accounted for 50.5% and 28.9% respectively, of our total accounts receivables for the same period.

The material terms of the agreements with our three major clients for the year ended December 31, 2022 are summarized as below:

Advertising agreement with Major Client A

Parties	:	(1) Skubbs Private Limited, and

(2) Guangzhou Zhifu International Trading Limited (广州志赋国际贸易有限公司) (“Major Client A”), a company incorporated in the PRC

Obligations of Skubbs Private Limited	:	To define the Specifications, Deliverables and Schedules with input from Major Client A

Obligations of Client A	:	To provide the designs and content to Skubbs Private Limited in accordance with the Specifications

Advertising Content Exclusions	:	Major Client A shall not include contents including but not limited to prohibited items in the terms of service of Dee.Market, including illegal products and services, dangerous materials, cryptocurrencies and NFTs

Payment	:	Total cost to be paid over the course of three months

Termination	:	By either party upon written notice if (a) the other party breaches any material obligation; (b) and the breaching party fails to cure such remedy within 30 days of receipt of such notice

Dispute Resolution	:	Claims shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association

Governing Law	:	Singapore

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Letter of acceptance of a tender with Major Client B

Parties	:

(1) HomeTeamNS (“Major Client B”), an entity formed by the merger between the former Singapore Police Association for National Servicemen and Singapore Civil Defence Association for National Servicemen; and

(2) Skubbs Private Limited

Obligations of Skubbs Private Limited	:	To provide services of design, development, implementation and maintenance of a native mobile application with admin backend system to Major Client B

Termination	:

Major Client B shall have the right to suspend or terminate the agreement by giving seven days’ prior written notice to Skubbs Private Limited in the event that Client B is affected by any Force Majeure Event.

Should Skubbs Private Limited be unable to complete at least Phase 1 of the works as particularized in the scope of works four months prior to the Phase 1 “Go Live” date, Major Client B shall have the right to terminate the contract and obtain performance of the works from other sources.

If Skubbs Private Limited fails to complete the performance of the works by the Completion Date, Major Client B shall have the right to terminate the agreement without compensation and obtain performance of the works from other sources.

Dispute Resolution	:

No party shall proceed to any form of dispute resolution unless the parties have made reasonable efforts to resolve the same through mediation in accordance with the mediation rules of the Singapore Mediation Centre.

Governing Law	:	Singapore

Subcontractor agreement with Major Client C

Parties	:	(1) The Support Station Pte. Ltd. (“Major Client C”, the contractor), a company owned by Mr. Huang Zhongying, our director, chairman and CEO; and

(2) Skubbs Private Limited (the subcontractor)

Obligations of Skubbs Private Limited	:

To perform as a subcontractor in accordance with the service agreement made between Major Client C and a third party to provide services of supply, delivery, installation, design, development, configuration, testing, training, migration, commissioning and maintenance of a mobile application for the third party

Payment	:	80% of the contracted rates of the service agreement between Major Client C and a third party shall be made by Major Client C to Skubbs Private Limited immediately upon billing

Termination	:	Disputes to be settled by equally paying for binding arbitration as regulated under the laws in the State where the services are being performed.

Dispute Resolution	:	Both parties may at any time and for any reason terminate the agreement with at least 90 business day(s) notice.

Governing Law	:	Singapore

Exchange rate risk

Our reporting currency is $. To date the majority of the revenues and costs are denominated in MYR and SGD and a significant portion of the assets and liabilities are denominated in MYR and SGD. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between $ and MYR and SGD. If MYR and SGD depreciates against $, the value of MYR and SGD revenues and assets as expressed in $ financial statements will decline. We do not hold any derivative or other financial instruments that expose the Company to substantial market risk.

Liquidity risk

Liquidity risk is the risk that we will not be able to meet our financial obligations as they become due. Our policy is to ensure that we have sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to our reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

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In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations, amounts due to directors, and proceeds from bank loans have been utilized to finance our working capital requirements. As of December 31, 2022, we had cash of $427,026 and our working capital is $1,088,542. As of June 30, 2023, we had cash of $360,865 and our working capital is $744,508. We believe our revenues and operations will continue to grow and the current working capital is sufficient to support our operations and debt obligations as they become due one year from the date the report is issued.

Recent Accounting Pronouncements

In March 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intraperiod tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for the Company beginning January 1, 2021, and interim periods beginning thereafter. The adoption of ASU 2019-12 did not have any material impact on the Company’s consolidated financial statements and related disclosures.

In February 2020, the Financial Accounting Standard Board, or the FASB, issued ASU 2020-02, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. These amendments address stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022, and the Company is in the process of evaluating the potential effect on its consolidated financial statements.

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies.”

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HISTORY AND CORPORATE STRUCTURE

Our Group’s history can be traced back to October 2013 when Mr. Huang Zhongying, our director, chairman and CEO, established Skubbs Private Limited, our operating subsidiary in Singapore. Since the establishment of our Singapore subsidiary, we have been providing customized digital solutions and application development services in Singapore. Since 2022, we expanded our business into online marketplace platform, offering advertising services to promote offerings of online transactions of goods and services.

Corporate Structure

Our Company was incorporated in the Cayman Islands on October 21, 2022 under the Companies Act as an exempted company with limited liability. Our authorized share capital is $500,000 divided into 500,000,000 shares, par value $0.001 each. Prior to a group reorganization, our Group comprised Skubbs Private Limited, our operating subsidiary in Singapore and Skubbs Sdn. Bhd., our operating subsidiary in Malaysia. Upon completion of our reorganization as described below, Red Dot Enterprises Limited, Skubbs Private Limited and Skubbs Sdn. Bhd. became our direct and indirect wholly-owned subsidiaries, respectively.

Red Dot Enterprises Limited was incorporated in the BVI on May 5, 2022, 997 shares of which were issued to Mr. Huang Zhongying at incorporation. On July 28, 2022, Mr. Huang and Purple Wealth Limited, a company incorporated in the BVI that owns 4.9% of our outstanding ordinary shares prior to this offering, entered into a sale and purchase agreement pursuant to which Purple Wealth Limited acquired 49 shares in Red Dot Enterprises Limited from Mr. Huang in consideration of Mr. Huang transferring his entire issued shares capital of Skubbs Private Limited to Red Dot Enterprises Limited. On September 10, 2023, Mr. Huang transferred his entire issued share capital in Skubbs Private Limited to Red Dot Enterprises Limited in consideration of Red Dot Enterprises Limited allotting 3 shares to Mr. Huang, credited as fully paid.

On February 29, 2024, pursuant to our reorganization, Mr. Huang and Purple Wealth Limited transferred their respective entire shareholding in Red Dot Enterprises Limited to our Company in consideration of our Company allotting and issuing 10,936,499 and 563,500 Shares to Market Lead Ventures Limited, a company wholly-owned by Mr. Huang, and Purple Wealth Limited, respectively, credited as fully-paid, representing 95.1% and 4.9%, respectively, of the enlarged entire issued share capital of our Company immediately before the offering. On February 29, 2024, Market Lead Ventures Limited transferred 563,500 Shares to On Leap Limited, a company wholly-owned by Mr. Huang.

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Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus.

Immediately before the offering

Upon the offering

Entities

A description of our principal operating subsidiaries is set out below.

Skubbs Private Limited

Skubbs Private Limited was incorporated in Singapore on October 21, 2013 as a private company with limited liability. Skubbs Private Limited commenced business in 2013 and is principally engaged in the digital solutions and application development services in Singapore. As part of a group reorganization on February 29, 2024, Skubbs Private Limited became an indirect wholly-owned subsidiary of our Company.

Skubbs Sdn. Bhd.

Skubbs Sdn. Bhd. was incorporated in Malaysia on July 3, 2017 as a private company limited and is wholly-owned by Skubbs Private Limited. It is principally engaged in the business of computer programming and related services.

Key Milestones

The key milestones in the development of our Group are highlighted chronologically below:

Year	Milestones
2016	Appointed as a pre-approved solutions provider by government statutory board in Singapore

2017	Expanded our business operations to Malaysia

2020	Forayed into telemedicine – implemented telemedicine for several prominent healthcare groups in Singapore to enable remote general practitioners consultations

2021	Forayed into virtual digital clubhouse – appointed to transform the two recreational clubs in Singapore into 24/7 virtual digital clubhouses

2022	Awarded as MarTech Agency of the Year by MARKETING-INTERACTIVE, a publication of Lighthouse Independent Media.

Launched Dee.Market

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited’s industry report commissioned by us entitled “The Interconnect Product Market Independent Market Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan Limited has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Overview of IT Solutions Market in Singapore

Definition and Classification

IT solutions involve the design, supply, integration, operation and maintenance of IT systems. IT solutions could be primarily categorized into (i) online branding, design and consulting services; (ii) application development and maintenance services; (iii) digital marketing solution; and (iv) others.

●	Online branding, design and consulting services: online branding, design and consulting services encompasses the provision of design, analysis, strategic planning, implementation and marketing services for companies to build, develop and optimize a brand proposition, reputation and positioning in order to promote and sell their services or products.

●	Application development and maintenance services: we develop web and mobile applications. Web application is an interactive program that runs on a web server. While a mobile application is a software program that is designed to run on specific hardware, such as tablets and smartphones. Web and mobile application development is the process of creating, revamping and developing user experience and user interface design on designated platform, which serve as convenient ways to for merchants and users to conduct transactions and access information.

●	Digital marketing solution: online marketing media, including websites, apps, mobile sites, search engines and social media platform, serves as a marketing tool to target and interact with specific audience group directly. The types of online marketing could be divided into (i) display advertising, (ii) social advertising, (iii) search engine marketing, (iv) social media management, (v) online monitoring, (vi) corporate website and mobile site development, (vii) email and instant messaging marketing, and (viii) video marketing.

Value Chain

The upstream in the value chain of the IT solutions industry refers to merchants who would like to incorporate online elements in order to advocate the brand and promote their products or services through online platforms. As digitalization becomes the major trend in the retail and service industry in Singapore, merchants have increasingly realized the potential of such IT solution services, hence they are more willing to spend their marketing budget on revamping their platforms of online presence in recent years. To better allocate resources, merchants usually engage third party IT solutions providers to leverage their local knowledge and expertise to develop and expand the online strategy.

The midstream in the value chain of IT solution consists of IT solution service providers offering online branding, design and consulting services, application development and maintenance services and digital marketing services.

The downstream in the value chain of the IT solution industry is the potential and existing consumers that actively browse webpages and influenced by merchants through various online touchpoints.

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Source: The Frost & Sullivan Report

Market Size

The market size of IT solution industry by sales value in Singapore, including the provision of online branding, design and consulting services, web and mobile application development and digital marketing solution has increased from $1,122.3 million to $1,856.0 million from 2016 to 2021, representing a CAGR of approximately 10.6%. The burgeoning demand for IT solution industry is largely attributable to the increasing internet and smartphone penetration rate throughout the nation, digitalization advocated by the government which is valued by the general public and advancement of information system technology. The outbreak of the COVID-19 has switched significantly on customer behavior, inducing a greater importance of online presence of merchants and retailers. In turn, brand consulting and digital services are gaining substantial popularity and more opportunities are opened up for third party service providers. Looking forward, the IT solution industry by sales value in Singapore is expected to continuously increase at a CAGR of 7.7% in during 2022 to 2026 to reach $2,779.9 billion in 2026.

Source: The Frost & Sullivan Report

Market Drivers

Growing popularity of IT solution outsourcing: In order to enhance operational efficiency and to dedicate more time to the core business activities, corporates tend to delegate services including brand design, webpage and mobile development and digital market development to third party solution providers. Third party service providers leverage internal design and implementation capability on website coding, functionalities, and widgets. We have a proven track record in and dedication to customization in accordance with client’s requirements. Our developers do this by providing tailor made services and work and monitor closely throughout the entire process from development, maintenance support and upgrades. These dedicated developers ensure quick and quality project delivery, leverage latest information system technology to reducing development cost and ensure a seamless user experience. As a result, the outsourcing of IT solutions services is becoming the mainstream in the industry, which supports the growth of the industry.

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Digital Transformation: Singapore has been undergoing significant digital transformation during the past few years. In particular, the internet penetration rate in Singapore has risen from 82.6% in 2016 to 89.7% in 2021. The prevalence of smartphones has also boosted the development of the industry, internet users aged 16 to 64 years in Singapore spent an average of 3 hours and 38 minutes using mobile internet. Going mobile and internet penetration enables opportunities for merchants to promote and sell their services and products in online platform and attain proposition such as online-to-offline sales model. As Singapore’s internet and smartphone users will be easily exposed to online marketing materials, it is expected to serve as pivotal impetus to the demand from merchants for services including online branding, design and consulting services, application development and maintenance services, and digital marketing solution.

Rapid development of digital marketing services: Digital marketing service providers provide in-depth insights on formulating digital strategies and execution plans, while advanced technologies, such as big data and artificial intelligence, have become integral value-added tools for their daily operations in attaining efficiency and accuracy in terms of service provision. Leading digital marketing service providers are able to leverage web and app analytic tools machine learning to track customers’ information, such as their demographics, locations, purchasing patterns, and preferences, analyze the information collected, and recommend related advertising content to the end customers of merchants. With the aid of cloud-based and automated user analytics, digital advertising companies can differentiate their core audience and evaluate the effectiveness of marketing campaigns, so as to precisely shape their digital advertising strategies and deliver optimized results.

COVID-19 inducing the rise of e-commerce: Owing to the outbreak of the COVID-19, vast number of merchants and service providers have shifted their brick-and-mortar business model to online platform in reaching a diverse range of customers. These retailers are aiming to adopt omni-channel business models to encourage sales by creating a seamless and simple buying experience for consumers regardless of the purchasing channel of online or offline, as it allows ease of research, sowing product price and comparisons, as well as the ability to find offers on daily basis. In this connection, brand consulting and design services are gaining expedited popularity when traditional retailers are seeking to switch their center of business operation on the internet. As the outbreak of COVID-19 has prolonged for a period of time, the changed consumer behavior contributes to growing online presence of retailers and subsequently the demand for IT solutions in Singapore.

Market Trends

Changing preferences of downstream consumers: The general public preferences on the formats of advertisements, internet and other medium have changed constantly due to the evolving digitalization in Singapore. For instance, user experience and user interface design in recent years has been developing towards ideas such as micro-interactions, 3D graphics and even the incorporation of augmented reality content into the webpage or mobile application. In terms of digital marketing campaign, downstream customers and midstream marketers have shown preferences towards online channels, especially in the formats of short video, live streaming and KOC marketing. Market participants in the IT solution industry having grasp on the changing preferences of clients are mainlining solid media resources, development capability and as well as acquire or form strategic alliances with key stakeholders such as technical agencies or other industry conglomerates, in order to grow to bigger ecosystem players and provide comprehensive services to clients.

Merchants dedicating growing budget on digital marketing: Digital marketing is driven by the general increase in corporates and brand owners’ online marketing budgets. The digital marketing customers are increasingly seeking integrated marketing solutions with measurable results in order to maximize their return on investment, or ROI. To meet customers’ needs, digital marketing services providers continue to evaluate the effectiveness of the layout and improves user experience on digital content and technologies such as mobile apps, websites and other user interfaces of our clients’ products to optimize customers’ ROI, such as increase in purchase conversion. The continued economic growth in the PRC would increase the budget of enterprises on digital marketing, which in turn drives the demand for digital marketing in Singapore.

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Rise of content marketing: Content marketing refers to a strategic marketing approach focused on creating and distributing valuable, relevant, and consistent content to attract and retain a clearly defined audience and ultimately, to drive profitable customer action. In recent years, relevant content marketing has become more prevalent for online marketing as attention span shortens with internet users spending on average less than three seconds with any piece of mobile content. The effectiveness of content marketing will be further enhanced with search engine marketing and search engine optimization, which are generally the most effective in generating leads and traffic for advertisers and merchants. In turn, the growing popularity of content marketing is expected to drive the demand for respective solutions provided by IT solutions providers.

Government effort in promoting digital economy and society: Singapore government has promulgated the “Smart Nation initiative” to accelerate the process of integrating technology into the economy and aim to make Singapore a fully technology-driven country. For instance, most transactions and interactions between citizens and the Government today can be done online, and integrated apps that reduce the time taken to fulfil inter-agency requests have been growing in number. With effort such as the implementation of fifth-generation mobile network (5G) starting from 2020, entailing greater speed and higher reliability of data transmission, lower latency and greater number of connected devices, information transmission and transparency has been continuously elevated. In this connection, the demand to delegate third party IT solutions providers would be continuously propelled.

OVERVIEW OF ADVERTISING PLATFORM SERVICES MARKET

Introduction

With the rise of the Internet, online advertising platforms have evolved to provide more sophisticated user targeting, advertising models and optimization tools, enabling users to participate in online marketplaces where they can list and browse products to buy or sell goods and services. The online platform also allows sellers to list their products for free and transact with buyers outside the marketplace.

Market Size

The market size of advertising platform services increased from $48.6 million in 2017 to $668.5 million in 2021, at a CAGR of 92.6% from 2017 to 2021. This growth is largely attributable to the massive increase in internet users facilitated by the lockdown and work-from-home due to COVID-19 epidemic over the past few years, the reshaping of consumer work and life habits, online socializing, that led to the gradual maturation of consumer behavior, which has given the online advertising market ample room for expansion. However, the advertising industry is still plagued by issues of ad fraud, opacity, and lack of trust between advertisers and publishers, including fake website bounces, the use of fake accounts by bots or web crawlers masquerading as legitimate users to use the standard resulting in ad fraud user agents, and the risk of intermediaries creating or manipulating fake traffic, which may negatively impact advertisers and users, resulting in ad delivery efficiency. The Group is actively enhancing its platform technology to allow for safer and more accurate matching of search results and users, reducing ineffective traffic through end-to-end delivery, thereby reducing costs and improving efficiency for advertisers, and potentially generating profits that can be transferred to advertisers, brands, and users.

As business models for online advertising platforms continue to evolve, new use cases and applications will emerge, fueling market expansion, platform adoption, and demand, further driving growth and adoption of the marketplace and the needs for advertising platforms services. The market size of advertising platform services is expected to reach $1,505.6 million in 2026, at a CAGR of 20.1% from 2022 to 2026.

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Source: The Frost & Sullivan Report

Market Outlook

The demand for decentralized advertising solutions is growing as more businesses and advertisers recognize the benefits of blockchain-based advertising. In contrast to the Web 2.0 model in which advertisers deliver advertisements to consumers or users via centralized platforms that regulate principal traffic, decentralized advertising solutions are built on the Web 3.0 environment based on peer-to-peer networks and community interactions, with centralized and transparent features that encourage direct interaction between brands and users, while providing users with greater control and decision-making authority over their data disclosure. The decentralized advertising solutions are a rising trend in the industry and are increasingly adopted by service providers who provide centralized advertising solutions. The Web3 marketplace offers a platform for advertisers to access a wider audience through blockchain-based solutions that provide greater transparency, security, and efficiency. Additionally, the continued growth of the cryptocurrency and NFT markets creates an opportunity for the advertising platform to appeal to investors and creators by providing a means to advertise and sell digital assets.

As the Web3 infrastructure evolves, the advertising platform services stand to benefit from its integration with other technologies, leading to the emergence of new advertising models and formats. This is expected to drive growth and adoption of the advertising services in the marketplace. The integration of Web3 marketplace advertising services with other emerging technologies, such as AI and machine learning, presents new opportunities for advertisers to target and reach their desired audiences with greater precision and effectiveness in the future.

Competition Overview

The industry is highly competitive and there were 1,177 market participants engaged in the provision of information services in Singapore in 2020, according to the Singapore Department of Statistics.

The development of IT solutions in Singapore is underpinned by innovative startups that may have the potential of transforming traditional products and business processes as well as the emergence of new market players in various industries, including telecommunication firms and Internet portals. At the same time, existing institutions in traditional industries are proactively pursuing the application of information and technology to enhance efficiency of their service delivery and bring benefits to consumers and enterprises. The leading IT solutions providers generally enter strategic partnerships with the hardware manufacturers and software developers, thus enjoying flexibility in product selections and technical support.

Entry Barriers

R&D capabilities: R&D capabilities are the technical abilities to discover, develop, or scale marketable solutions. Strong R&D capabilities allow existing market participants to have an improved type of business process, lower marginal costs or increase marginal productivity. In view of the evolving market landscape, regular upgrade and innovation of products is another competition focus. Fast–changing technical requirements further heighten the needs for R&D capabilities. Therefore, a lack of strong R&D capabilities will prevent new market entrants from entering this industry.

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Strategic Partnership: IT solutions providers are required to source various types of products from hardware manufacturers and software developers. The leading IT solutions providers generally enter strategic partnerships with the hardware manufacturers and software developers, thus enjoying flexibility in product selections, timely technical support and favorable credit terms. Strategic partnership with hardware manufacturers and software developers is the indistinguishable asset in the IT solutions industry in Singapore.

Brand awareness: Brand awareness among customers is another entry barrier in the IT solutions industry. The leading market participants have established reputation by timely delivery and quality of services. These well-known brands have become first choices for the clients, especially large corporations, when it comes to procurement of hardware equipment and software services. New market entrants who have limited market penetration and brand recognition might find it difficult to acquire clients.

Factors of Competition

Flexible business model: In general, the competition in the IT solutions industry is highly vigorous, primarily due to the ever-changing market environment, on-going technological innovation and various customers’ requirements. The IT solutions providers, therefore, have to keep abreast of the market pace and constantly formulate the strategies in business development and operational mode to sustain the market leadership.

System compatibility and customization: In addition, the capabilities of IT solutions to realize compatibility and support customization is another competition focus. Customers usually request their systems to be compatible with other systems, and integrated platforms are in high demand. Together with consulting, technical and support, and managed services, efficiency of the IT infrastructure would be optimized.

Market know-how: Technical knowledge is taking more and more important role in the IT solutions industry, from design, building and integration to technical support. Technical knowledge, therefore, is highly preferred by the customers who optimize the IT resources to capitalize the chances arising from technological innovation.

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BUSINESS

Overview

We are a digital solutions service provider based in Singapore, and operate one business segment with two service lines including IT solutions and platform advertisement services. Our IT solutions include web and mobile application development services and maintenance and support services. We provide platform advertisement services through Dee.Market, our online marketplace platform that facilitates the buying and selling of goods and services. We are an asset light business and utilize our in-house technology team consisting of over 20 engineers, as well as an established network of third-party developers, to create mobile and web applications and maintain our marketplace platform for customers.

Our web and mobile application development involves creating, revamping and developing user experience and user interface design on designated platforms for merchants and users to conduct transactions and access information. We provide maintenance and support services relating to technical maintenance support contracts after the deployment of our application development services. Our advertising platform, Dee.Market, provides users with an online marketplace to list and/or browse offerings of goods and services.

We are led by a focused management team which is highly experienced in the digital solutions and application development business and has a keen understanding of market dynamics. We have experienced rapid growth in recent years. Between the years ended December 31, 2021 and 2022, our total revenue increased by 110.1% from $572,505 to $1,202,842 respectively. For the six months ended June 30, 2022 and 2023, our total revenue increased by 21.2% from $420,909 to $510,226, respectively. As we grew our business, we also successfully controlled costs, thereby increasing our gross profit by 110.2% from $524,099 for the year ended December 31, 2021 to $1,101,680 for the year ended December 31, 2022 and our comprehensive income increased by 107.1% from $342,596 for the year ended December 31, 2021 to $709,489 for the year ended December 31, 2022. Our gross profit increased by 25.5% from $394,090 for six months ended June 30, 2022 to $494,518 for the six months ended June 30, 2023. Our comprehensive income decreased from $222,142 for the six months ended June 30, 2022 to $91,016 for the six months ended June 30, 2023 primarily due to the increase in maintenance and advertising expenses for Dee.Market.

Our Competitive Strengths

We believe that the following competitive strengths have contributed to our success and will continue to differentiate us from our competitors:

We have an established track record serving notable customers across multiple industries and business sectors.

Since the commencement of our business in 2013, we have developed over 800 mobile and web applications for many customers such as Kee Song Group, Integrated Health Plans (IHP), PayBolt.com, and other notable companies who are leading names in their respective industries and sectors. The customers under our portfolio spread across various industries and sectors including healthcare, government agencies, technology, financial services, retail, food manufacturing, facilities management and lifestyle.

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Our ability in securing and completing application development projects for many notable customers demonstrates our capabilities in providing digital solutions and application development services that are innovative and customized according to each customer’s requirements. Our solutions and applications support the transformation from traditional methods of carrying out specific tasks or functions of businesses and companies such as sales and marketing, customer service, human resource, rewards management to enabling the digitalization of such processes which improves the overall efficiency of business operations. We are also highly innovative and work with our customers to convert their high-level business concepts to actual digital services. For example, we developed the telemedicine digital service for a prominent healthcare groups in Singapore (one of which is a regional healthcare group that has more than 550 owned facilities) in 2018 (prior to the COVID-19 pandemic), an on-demand auto rescue marketplace service for a leading motoring association of Singapore in 2020, a specific Bluetooth asset-tracking gateway for a Singapore government agency in 2021 and a cryptocurrency payment gateway with PayBolt.com in 2022. Our continued success is attributed to our experience and efforts that we put in to understand our customers’ business operations, requirements and expectations, before we customize digital solutions to meet their business and operational needs. Many of our notable customers have become repeat customers by engaging us for the development of new applications, modification and/or enhancement of existing applications. This is a testament of our ability in consistently delivering high quality services to meet our customers’ expectations.

With an established portfolio of customers, we have built a proven reputation in the application development industry. This provides us with the credentials to attract and secure more projects and business opportunities, which will contribute positively to our business expansion and financial performance moving forward.

Our technical expertise and knowledge in emerging technologies enable us to develop digital solutions that align with current market demand.

Having been in the industry for over nine years, we have accumulated relevant experience and knowledge in application development to digitalize our customers’ business operations. The development process of various digital solutions for our customers based on emerging technologies is led by Mr. Huang Zhongying, our director, chairman and CEO, and Jeffrey Neo, our chief technology officer, and supported by our software development team. As at the date of this prospectus, we have an inhouse software development team comprising 10 developers in Singapore and 10 developers in Malaysia. Though most of our projects are executed by our in house developers, we do tap on an established network of third-party developers from time to time should where niche technical knowledge or expertise is required in developing customized applications in accordance with the different needs of our customers.

One of our core values is to continuously endeavor for improvement and strive to ensure our position at the forefront of the digital solutions industry. We constantly monitor market developments and observe the changes in industry trends and market demand for digital solutions so that the mobile and web applications we develop for our customers are aligned with current market needs. For example, we foresaw the potential demand for marketplaces for online transactions and began research and development activities in 2021, and successfully launched Dee.Market in September 2022. The introduction of Dee.Market will provide us with additional future revenue streams that will contribute to our financial performance.

In 2022, we were awarded the MarTech Agency of the Year 2022 hosted by Marketing-Interactive for the services we provided to PayBolt.com. We continuously invest in our employees and staying abreast with the latest technologies, industry trends and market demands. We believe that our technical expertise as well as our ability to integrate the latest technologies into our digital solutions and application development in response to current market needs will continue to drive our growth and expansion. All of these serve as a foundation for us to further grow and expand our digital solutions business going forward.

We have an experienced management team.

We have a team of experienced key senior management that are equipped with in-depth knowledge in their respective fields which contributes to our continued success. Our key senior management personnel have in-depth knowledge and capabilities based on years of experience in their respective fields. Further, each of our key senior management takes an active, hands-on role in spearheading their respective divisions to support our growth. As a result, there is a transference of skills and knowledge to employees at all levels in our organizational structure. This is in line with our management succession practice in place to identify key competencies and requirements of managers and higher ranking personnel, to take positive talent management approach, to ensure we have talent readily available to undertake leadership positions from a capability perspective, and to frequently train our middle management to ensure they are well equipped with all the necessary knowledge to succeed at senior management positions in the future. Our key senior management’s hands-on involvement in our operations demonstrates their strong commitment to our growth as we continue to expand.

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We engage actively in creative thinking for our clients.

Our clients rely on us in their digital transformation journey and we are often engaged to provide customized and differentiated solutions as we possess the ability to handle complex digital transactions. Our team consists of expertise across the full stack of development in a one-stop-shop setup, which allows us to offer a comprehensive suite of services to our clients. Our team of experts are also passionate about exploring new ideas and experimenting with different approaches. They are encouraged to think outside the box when proposing solutions for our clients to maintain competitive differentiation. We hold regular brainstorming sessions where team members can share their ideas and build on each other’s suggestions. In addition, we ensure that our team stays up-to-date with the latest trends and technologies in the industry, as this will help us identify emerging opportunities and incorporate them into our solutions.

Our goal is to create solutions that are both innovative, effective and practical for our clients. We understand that every client has unique needs and challenges, and we strive to develop tailored solutions that address these specific requirements. By having a diverse team and actively engaging in creative thinking, we can provide digital solutions for our clients that stand out from their competitors and achieve their business objectives.

We prioritize continuous learning and development.

We understand that the technology landscape is constantly evolving, and in order to remain competitive, we must prioritize continuous learning and development. To achieve this, our learning and development team organizes different training programs for our team members that includes both technical and soft skills training.

We encourage our team members to stay up to date with the latest trends and technologies in the industry by attending external conferences, workshops, and seminars. We also provide our team members access to online courses and resources that allow them to continuously learn and develop their skills. In addition to this, we regularly conduct internal training sessions where team members can share their knowledge and expertise with each other. This helps to foster a culture of collaboration and learning, where team members can learn from one another and build on each other’s ideas.

Our focus on continuous learning and development ensures that our team members can offer our clients the innovative and differentiated solutions for their business. The learning and development initiative of the Company will also equip our team members with the skillset to solve any operational issues that our clients are facing in a timely manner.

Our Business Strategies

We plan to continue expanding our mobile and web application development business and further grow Dee.Market.

For the year ended December 31, 2022, revenue contribution from our IT solutions business and advertising platform business was 51.0% and 49.0% of our total revenue, respectively. For the six months ended June 30, 2023, revenue contribution from our IT solutions business and advertising platform business was 96.9% and 3.1% of our total revenue, respectively. We secured 48 and 43 mobile and web application development projects, including enhancement of applications, for the year ended December 31, 2022 and the six months ended June 30, 2023, respectively.

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According to the Frost & Sullivan Report, the market size of the IT solution industry by sales value in Singapore, including the provision of web and mobile application development and digital marketing solutions, has increased from $1,122.3 million to $1,856.0 million from 2016 to 2021, representing a CAGR of approximately 10.6%. The burgeoning demand for IT solutions is largely attributable to the increasing internet and smartphone penetration rate throughout the nation, digitalization advocated by the government which is valued by the general public and advancement of information system technology. The COVID-19 pandemic has significantly switched customer behavior, inducing a greater importance of online presence for merchants and retailers. In turn, brand consulting and digital services are gaining substantial popularity and more opportunities are opened up for third party service providers including us. Looking forward, the IT solution industry by sales value in Singapore is expected to continuously increase at a CAGR of 7.7% between 2022 to 2026 to reach $2,779.9 million in 2026.

Additionally, according to the Frost & Sullivan Report, the transaction value of digital assets has increased from approximately $1,934.0 million to $34,100.0 million from 2017 to 2021, representing a CAGR of 104.9%. Major factors that are expected to drive the growth of the digital assets market include booming market capitalization of cryptocurrencies, DeFi booming in 2020 and the increasing trading volume on decentralized exchanges, and enhanced market structure and proliferation of digital assets related products. Looking forward, increase in investment and adoption of cryptocurrencies and growth in digitalization in financial organizations and large companies boost the growth of the global crypto asset management market. Simplifying the process of crypto asset trading would contribute to the growth of the overall crypto asset trading market. The transaction value of digital assets is expected to reach $76,280.0 million in 2026, representing a CAGR of 19.5% from 2022 to 2026.

In view of these long term prospects, we intend to continue expanding our IT solutions business and further grow our Dee.Market by recruiting additional personnel to enable us to secure and manage more projects, as well as engage in marketing efforts through running digital campaigns and participating in events for networking and visibility. As mobile and web application development is our core business activity, we intend to recruit additional software developers for our software development team. Selected personnel will be tasked to develop more traditional mobile and web applications while others will be tasked to develop mobile and web applications using emerging technologies utilized by Dee.Market. We plan to further develop Dee.Market through growing its user base, listings and increase adoption. We also intend to recruit additional personnel, comprising managerial personnel and executives for the advertising platform business team to support the growth of Dee.Market. These personnel will be tasked to oversee the daily operations of Dee.Market services, including liaising and coordinating with our customers.

We intend to expand into new customer segments to broaden our market presence.

For the six months ended June 30, 2023, we have secured and completed IT solutions projects for in total 10 customers from Singapore and nil customers from the PRC. For the year ended December 31, 2022, we have secured and completed IT solutions projects for in total 17 customers from Singapore and two customers from the PRC. In particular, such two PRC customers accounted for 30.6% (being one of our major customers for the same period) and 9.4% of our revenue for the same period, respectively. For the year ended December 31, 2021, we have served in total 18 customers from Singapore and nil from the PRC.

From an industry perspective, our customers in membership sector contributed to approximately SGD348,895 (or 91.0%) of our revenue for the six months ended June 30, 2023, approximately SGD549,500 (or 31.9%) of our revenue for the year ended December 31, 2022, and approximately SGD252,958 (or 32.9%) of our total revenue for the year ended December 31, 2021.

In line with our expansion plans, we intend to enlarge our footprint in application development by expanding into new customer sectors such as Web3 services, artificial intelligence and automation.

To facilitate our expansion into the new customer segments, we intend to establish a business development and customer relations team in Singapore. The business development and customer relations team will be tasked to carry out business development and sales activities, as well as manage relationships with customers from new segments. Any software development projects secured through the business development and customer relations team will be managed and developed by our existing software development team.

By having a dedicated business development and customer relations team, we will be able to focus on growing our business in the new customer segments as well as enhance the quality of our customer relationship management and communication efficiency with existing customers, which is expected to increase our overall profile, providing us with more opportunities to cross sell our offerings in the future.

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We intend to establish a training and development center to generate additional revenue and recruit new industry talent.

We intend to expand into IT training, to develop skillsets for our existing customers and to also provide such training to third party users that are unfamiliar with IT systems, with the aim of making them more confident in navigating the digital economy. To this end, we intend to establish a training and development program to generate additional revenue as well as to recruit new industry talent for our Group.

Given our technical expertise in the IT solutions industry, we plan to establish a training and development program as a new business which will be open for enrolment by our existing customers as well as to the public. Additionally, we intend to develop our own training syllabuses. As a start, we intend to offer training courses on subjects comprising blockchain, mobile programming and web programming whereby these syllabuses currently have commercial and practical relevance in the IT solution industry. This will enable our customers to learn how to operate the applications we developed, as well as to showcase our offerings and create brand awareness in the market.

We are of the view that these courses will remain relevant when we execute this business strategy as the application of the knowledge or skill required in the industry is expected to increase over time. Our syllabuses will be designed to accommodate the existing skills and knowledge of participants from relevant academic backgrounds (e.g. software engineering) and existing industry talents, as they are our target market. Further, we are constantly monitoring the latest technology developments in Singapore. In the event that an emerging technology is found to have potential for industry adoption, we will consider adopting such emerging technologies as part of the training syllabus.

In addition to generating additional revenue through the provision of training courses, such courses will also enable us to identify potential talent for our Group. Through the training courses, we will be able to monitor the progress and development of the participants in terms of their technical skill sets, which will help us to identify suitable candidates from amongst the participants to join us.

Our Business

We are a digital solutions specialist and operate one business segment with two service lines, including IT solutions and platform advertisement services. Our IT solutions focus on digitalizing our customers’ business operations through our mobile and web application development services and maintenance and support services. We also operate a self-developed online advertising platform, Dee.Market, which is a Web3 marketplace that allows sellers to list and potential buyers to browse offerings of goods and services.

IT Solutions

According to the Frost & Sullivan Report, the upstream segment in the value chain of the IT solutions industry refers to merchants who would like to incorporate online elements in order to advocate their brand and promote their products or services through online platforms. The midstream segment of the value chain of IT solutions consists of IT solution service providers offering application development and maintenance services and digital marketing services, while the downstream segment of the value chain of the IT solution industry is the existing and potential consumers that actively browse web pages and is influenced by merchants through various online touchpoints.

As digitalization becomes the major trend in the retail and service industry in Singapore, merchants increasingly realize the potential of such IT solutions services, and are more willing to spend their marketing budget on revamping their platforms of online presence in recent years. To better allocate resources, merchants usually engage third party IT solutions providers to leverage their local knowledge and expertise to develop and expand the online strategy.

We work at the midstream of the IT solutions industry and provide merchants with our IT solutions with a focus on the design, supply, integration, and operation, and maintenance of IT systems, which consist of (i) application development services and (ii) maintenance and support services.

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Application development services

We provide web and mobile application development service for our customers to create, revamp and develop user experience and user interface design on designated platforms to facilitate information access and transactions between our customers and their customers.

We develop mobile applications for businesses and companies from various industries and sectors such as healthcare, government agencies, technology, financial services, retail, food manufacturing, facilities management and lifestyle. We develop both the commercial applications for our customers’ customers, suppliers and/or business associates, and the consumer mobile applications for the public users to download from major online application stores. To provide a complete digital solution to our customers, we also develop web applications to complement the mobile applications developed for them. We also provide web application development services on a standalone basis.

To customize a mobile or web application for our customers, we study our customers’ needs, including their goals and objectives, functions, and target users of the application, and decide the suitable technologies and type of development toolkit used for such application. We also incorporate emerging technologies such as Internet of Things in the application development when required.

Application development

Every mobile or web application developed by us generally comprises of a back-end system, front-end user interface and Application Programming Interface (API). (i) We develop the programmed coding for the back-end system to store and process data input from the front-end user interface. While developing the back-end system, we utilize readily built components for developing standard functions to increase our efficiency, meanwhile we also customize and modify functions to cater to our customers’ needs by developing new modules based on newly programmed coding / programming / software coding using our development toolkits. Our ability to use the readily built components and to customize coding allows us to accelerate our application development process and to accept more customized projects concurrently. (ii) We also develop and optimize front-end user interfaces of the applications to cater to our customers’ needs by analyzing their corporate identity, the intended target users, the function and features of the applications, and any integration with third party applications/software such as third party social media platforms and payment gateways. (iii) To ensure seamless connection between the back-end system and front-end user interface of each mobile and web application, we design and customize the API to ensure the applications developed are able to perform their intended functions smoothly and achieve user satisfaction. We also develop API for the integration between our back-end systems and third party applications or software, if required.

Our application development project may cover multiple phases from project planning and application development to application deployment, depending on the customer’s requirements, budget, and project roadmap. Typically, the duration of our application development projects ranges from three to six months for a single phase, depending on the complexity of the project. Each phase of an application development project typically covers certain areas of focus specified by our customers. For example, a customer may engage us for an application development project which comprises two phases, whereby the first phase covers the development of a mobile application that lists all products offered by our customers, and the second phase covers the inclusion of a product purchasing function to allow purchasing of products through the application. After completion of the application development projects, businesses or companies may engage us for application modification or enhancement to include additional functions or features to the applications developed.

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The development of mobile and web applications is mainly carried out by our in-house software development team, and we may only outsource some development works to third party developers in the event of limited resources.

The intellectual property rights and ownerships of mobile and web applications developed based on our customers’ requirements belong to the respective customers.

Since the commencement of our business and as of December 31, 2022, we have developed over 800 new mobile and web applications across various industries and sectors including healthcare, government agencies, technology, financial services, retail, food manufacturing, facilities management, and lifestyle. In particular, our customers in the government sector accounted for approximately $0.46 million of our revenue for the year ended December 31, 2022, and contributed to approximately 36.9% of our total revenue for the year ended December 31, 2022.

Our sales of application development are derived on a project basis. The revenue generated from each project varies depending on various factors, such as the number of software developers and/or estimated man hours required for the project, as well as the complexity of the applications developed.

Application deployment

To enable the deployment, commercialization and continuous usage of the applications developed by us, these applications will undergo user acceptance testing such as user experience testing, functional testing, performance testing, security testing as well as device and platform testing to ensure it meets our customers’ requirements. All testing is conducted in-house, except that security testing may be performed by third party testers which provide cyber security services including cyber security infrastructure review and assessment, database security assessment and host assessment, based on our customer requirements.

Maintenance and support services

We generate recurring revenue by providing technical support and maintenance services for the mobile and web applications upon our customers’ request after the completion of application development. After the testing, we will run the applications on a computing platform and hosted on cloud servers or on-premises servers at our customers’ designated sites. A computing platform allows the applications to be deployed and managed, and a server is used as storage and backup of the applications’ coding and data. For customers that do not engage in our subscription and hosting services, we will hand over the source programming codes to the customers. We currently provide subscription and hosting services to our customers under a third party cloud computing platform. Our subscription and hosting services are on a monthly, quarterly or annual basis and are subject to renewal by our customers. The minimum period for our subscription and hosting services is three months. As at the date of this prospectus, we have secured subscription and hosting engagements with two customers, each for at least two years.

As part of our after-sales services, we generally provide complimentary technical support and maintenance services for a period of three months after the applications go live. Subsequent to that, our customers can choose to continue to engage us for technical support and maintenance for their mobile and web applications on a quarterly, bi-annual or annual basis. Our technical support services comprise troubleshooting and rectification of faults and issues faced by the users. Our maintenance services comprise adaptive maintenance, corrective maintenance and preventive maintenance. We generally provide remote technical support services to customers from our office. Users can log their problems through a third party online ticketing system, and our support team will address and provide solutions accordingly. If the issues cannot be resolved by our off-site support team, the issues will be escalated and we may provide on-site technical support whereby our support personnel will attend to the issues at our customers’ premises. During the two years ended December 31, 2022, seven of our customers engaged us for technical support and maintenance services, which represented 58.3% of the total number of our application development customers which was 12 customers. The minimum period of our technical support and maintenance services is six months. As at the date of this prospectus, we have secured technical support and maintenance engagements with three customers, each for at least two years. Apart from that, we also provide technical support and maintenance services to businesses and companies that do not engage us for application development and digital solutions.

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Platform Advertisement Services

We developed and launched our online advertising marketplace, Dee.Market, in 2022 as a platform for users to connect to and interact with one another as well as to promote offerings of online transactions of goods and services. Our customers and authorized account users can access Dee.Market through mobile or web applications developed and owned by us.

Dee.Market allows sellers to list and potential buyers to browse offerings of goods and services. Merchants and service providers alike may also use this platform to expand their customer reach by listing their offerings on it. It functions as an advertising platform for users to list and/or browse offerings and does not facilitate or assist in any negotiation or completion of transactions for any listings on the platform. Our role is to ensure the proper functionality of the platform. After a seller accepts an offer from the buyer, the buyer and the seller will make their own arrangement to complete the transaction outside of the platform which may involve the exchange of cryptocurrency or fiat currency such as USD, as the case may be, as agreed between the parties.

Dee.Market does not charge any commission or fees for transactions made on its listings, except for advertising fees if sellers choose to have their listings appear at the top of the search results. Furthermore, our platform does not receive payment in cryptocurrencies or earn, receive, or hold any crypto assets. We do not hold any cryptocurrencies on behalf of our platform users or other parties, nor do we earn any fees for processing transactions. Settlement is conducted directly between buyers and sellers.

There are generally no restrictions or limitations on users accessing this platform, including U.S. persons or persons located in the U.S. However, users must abide by the terms of service of Dee.Market, which includes a list of prohibited items that cannot be listed for sale on the platform. Examples of prohibited items include, but are not limited to, pornography, investment instruments, issuance and trading of NFTs and cryptocurrencies, securities, firearms, and drugs, as these items may be illegal or regulated. To ensure compliance, our team conduct regular monitoring of the listings on Dee.Market and removes any prohibited items. Furthermore, there is a reporting function on Dee.Market that allows users to flag any listings that they believe breach the platform’s terms of service or applicable laws. Our team will investigate these reports and, in the event that any such listings are identified, take immediate action to remove any listing that infringes our terms of service or applicable laws, as part of our commitment to maintaining a safe and trustworthy platform for our users.

A typical transaction on Dee.Market involves the following steps:

1.	The users of Dee.Market need to log in to our platform by either using a Web3 wallet (connecting to any Ethereum-based networks) or signing up for an account with a verified email address.

Dee.Market leverages on WalletConnect to identify the user through their connected Web3 wallets on the user-selected blockchain. When users connect via Web3 wallet, they provide a unique wallet address and blockchain ID for Dee.market to match.

2.	The sellers can list any item or service for sale on our platform with their desired asking price in either USD (fiat currency) or a specific cryptocurrency. There will be no fees payable by the sellers for listing any item or service for sale on our platform.

3.	A seller can choose our optional paid advertising service to have his/her listing to be shown at the top of search results when buyers enter any related keywords when searching for an item or service. Payment for such services is to be made in fiat currency.

4.	The buyers can search for item or service listings via keyword searches or browsing the relevant categories on our platform.

5.	The buyers can then communicate directly with any seller in respect of any listing via Dee.Market’s instant messaging feature for any queries or offers if they are interested in any item or service.

6.	Upon acceptance of any offer by the seller, the buyer and the seller will make their own arrangement to complete the transaction based on their agreed payment method (for instance, the buyer can choose to pay via his/her Web3 wallets directly to the seller if he/she is required to pay in cryptocurrency; or the buyer can remit the amount directly to the seller’s bank account if he/she is required to pay in fiat currency). All transactions for listings on our platform are conducted outside the platform. We do not send or collect any payment on behalf of any buyer or seller. Once the transaction is completed, the seller will notify the platform and it will be marked as completed.

7.	After the transaction is completed, both the buyer and seller will be able to rate and review each other on the platform. All reviews and ratings will be published on our platform and made visible to other platform users.

To further develop Dee.Market, the relatively young marketplace launched in 2022, we have put in place a roadmap to lay out our desired outcome and major steps required to reach it:

●	Phase 1: To develop our platform initially, we will need to engage in fund raising activities in order to have enough resources to build a strong technical team that has the required expertise in frontier technology knowledge such as in blockchain and Web3.

●	Phase 2: Following the development of the platform, we will then move towards growing its user base, and increase adoption. This will involve a variety of marketing channels and methods as a relatively large user base on both the demand and supply sides is required to drive transactions.

●	Phase 3: Once a decent user base has been established, we will turn our focus on growing our products and offerings on our platform, which we believe will lead to user stickiness towards our platform.

●	Phase 4: Following the development of a relatively sizable user base as well as products and offerings with attractive utility for our users, we will then focus on growing our platform globally and facilitate execution of cross border transactions of real world assets and services.

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Quality Management

We believe that quality control is important to our business and we have quality control measures in place to ensure that our products consistently meet the standards that our customers demand from us.

When we develop mobile or web applications, upon the completion of the product design plan, the project team will begin developing the mobile or web application based on the product design specifications. The development process of our customers’ applications is divided into several stages depending on the complexity of the project. Each stage focuses on the development of a function of the application and undergoes quality assurance, or QA testing upon completion.

Upon the completion of the development of the application, our QA team will perform tests on the application to ensure it meets the requirements stipulated in the agreement with our customers. The following are the tests carried out by our QA team:

●	User experience testing, a test to ensure the final design complements the user experience based on the customized design guidelines.

●	Functional testing, a test to ensure the functionality of the application is in line with our customer’s requirements.

●	Performance testing, a test to ensure the application is able to perform under continuous expected load (i.e. user traffic) in terms of the speed, scalability and stability of the system.

●	Security testing, a test to ensure the application is secured by identifying potential threats within the system. Security testing may be outsourced to third party testers based on our customer requirements as some customers may request for independent testing by third party testers to ensure the security and independence of their applications.

●	Device and platform testing, a test to ensure the application developed is compatible in multiple mobile devices and platforms.

Following our internal QA testing, we will conduct user acceptance testing by providing access to our customers to download and test the application for a specific duration stipulated in the agreement. Our customers’ data will be imported into the application and all the functions within the application will be tested to ensure the application performs correctly as per the requirements before the application is deployed into use. During this period, we will amend the application accordingly should any bugs are discovered and reported by our customers to our team.

Following the approval of user acceptance testing by our customers, we will deploy the mobile and web applications into use and hand over to our customers together with all the source programming codes. We may conduct user training for our customers on the features and functions of the mobile and web applications if requested.

Research and Development

We value innovation and strive to be at the forefront of IT solutions. Research and development, or R&D, is crucial to achieving this goal. We have an R&D policy in place, which endeavors to cover systematic, investigative activities aimed at discovering new knowledge, creating new applications, and improving existing ones. This policy outlines our commitment to R&D and the processes we use to ensure its success.

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Our R&D efforts aim to achieve the following objectives:

●	develop new applications that meet the needs of our clients and the market;

●	improve existing applications by incorporating new features and functionality;

●	increase efficiency and productivity by using new technologies and methodologies;

●	stay ahead of competitors by being innovative and cutting-edge; and

●	generate new revenue streams through the commercialization of R&D outcomes.

Our technical team is responsible for managing and coordinating all R&D activities. The team consists of our CEO, chief technology officer and technical team leads who work collaboratively to achieve our R&D objectives.

Information Technology

As an IT solutions provider, we consider information technology development aimed at improving systems, processes and security to be of importance, and invest in information technology systems and process improvements from time to time. We are mindful of the need to progressively replace legacy applications with better-integrated systems. The aim is to implement systems which allow for better monitoring the processes and increasing efficiency.

Intellectual Property

We seek to protect our intellectual property rights through a combination of trademark, copyright and trade secret protection laws in Singapore and other jurisdictions, as well as through confidentiality agreements and procedures with our employees, partners and others.

As of June 30, 2023, we had registered 23 domain names, including Dee.Market. We have registered trademarks in Singapore for Skubbs and Dee.Market.

Competition

The markets for our products are, in general, highly competitive, characterized by continuous technological change. We continually face intense competition from other IT solutions providers. Some of our competitors have longer operating histories, greater brand recognition and significantly greater financial, technological, sales and marketing, and other resources than we do. Additionally, we expect that more companies may enter and compete in our markets.

We compete with our competitors in terms of technical expertise, end-to-end system design, customization, implementation and compatibility, quality of service, market know-how and pricing. We will continue to compete with our competitors by focusing on out-of-the-box thinking and solutioning, strong technological knowledge, well-established and long-term business relationships with customers and our track record.

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Employees

As of June 30, 2023, we had 21 full-time employees who are based in Singapore and Malaysia. The following table sets forth a breakdown of employees categorized by function as of June 30, 2023:

	Number of Employees	Percentage
Director	1	4.8%
Senior management	2	9.5%
Back-end software development	3	14.3%
Front-end software development	5	23.8%
UI / UX design	2	9.5%
Project management	2	9.5%
Quality assurance (QA)	2	9.5%
Support	2	9.5%
Administration, accounts, human resources	2	9.5%
Total	21	100.0%

We have developed various methods to ensure that employees are adequately and correctly trained for the functions they perform and are aware of the legislation affecting our business. Our success depends on our ability to attract, retain, and motivate qualified employees. We endeavor to offer employees competitive compensation packages and a positive, dynamic, and creative work environment. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes or work stoppages. No collective bargaining agreement has been put in place.

Our developers in Singapore are employed by our Singapore subsidiary and our developers in Malaysia are employed by Skubbs Sdn. Bhd., a wholly owned subsidiary of Skubbs Private Limited. Designers such as UI/UX designers are also employed by Skubbs Private Limited and Skubbs Sdn. Bhd. Depending on factors such as expertise and project requirements, projects may be handled by either our Singapore or Malaysia team.

We enter into standard labor contracts with our employees. We also enter into standard confidentiality agreements with all of our employees.

Properties and Facilities

Our headquarters and our principal software development centers are located in Singapore. We have two offices which we lease in Singapore and Malaysia of approximately 350 square meters and 75 square meters respectively of office space in total as of the date of this prospectus.

Insurance

We do not maintain any third party liability insurance or product liability insurance on our products and services, and our customers will sign off on the user acceptance test, being an acknowledgement that the products and/or services provided by us are satisfactory and complies with the required specifications, in line with industry standards. See “Risk Factors – Risks Related to Our Business and Industry – Our insurance coverage may be inadequate.”

Legal Proceedings

We are currently not a party, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations. We may from time to time be subject to various legal or administrative claims and proceedings arising from the ordinary course of business, including actions with respect to intellectual property infringement, non-compliance with licensing requirements, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. See “Risk Factors – Risks Related to Our Business and Industry – We may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.”

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore and Malaysia. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Singapore Laws and Regulations

Our business operations are subject to the laws and regulations which are of general application in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide some general information to the investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of such laws and regulations.

Personal Data Protection Act

Data Protection Obligations

The Personal Data Protection Act 2012 of Singapore, or PDPA establishes the Singapore regime for the protection of personal data, and governs the collection, use and disclosure of personal data by organizations. In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data or other information to which the organization has or is likely to have access.

An organization is required to comply with, amongst other things, the following obligations prescribed by the PDPA:

(a)	Purpose limitation obligation – personal data must be collected, used or disclosed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

(b)	Notification obligation – individuals must be notified of the purposes for the collection, use or disclosure of their personal data, prior to such collection, use or disclosure;

(c)	Consent obligation – the consent of individuals must be obtained for any collection, use or disclosure of their personal data, unless exceptions apply. Additionally, an organization must allow the withdrawal of consent which has been given or is deemed to have been given;

(d)	Access and correction obligations – when requested by an individual and unless exceptions apply, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

(e)	Accuracy obligation – an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

(f)	Protection obligation – an organization must implement reasonable security arrangements for the protection of personal data in its possession or under its control;

(g)	Retention limitation obligation – an organization must not keep personal data for longer than it is necessary to fulfill; (i) the purposes for which it was collected, or (ii) a legal or business purpose;

(h)	Transfer limitation obligation – personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA; and

(i)	Openness obligation – an organization must implement the necessary policies and procedures in order to meet the obligations under the PDPA and shall make information about its policies and procedures available on request.

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Organizations have mandatory obligations to assess data breaches they suffer, and to notify the Singapore Personal Data Protection Commission, or the PDPC and the relevant individuals where the data breach is of a certain severity.

The PDPA creates various offenses in connection with the improper use of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offenses may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose a financial penalty of up to S$1 million. In addition, the PDPA created a right of private action, pursuant to which the Singapore courts may grant damages, injunctions and relief by way of declaration, to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

Do Not Call Obligations

In addition to the general data protection obligations imposed under the PDPA, the PDPA also generally prohibits organizations and individuals from sending direct marketing messages (in the form of voice calls, text or fax messages) to Singapore telephone numbers, including mobile, fixed-line, residential and business numbers, registered with the Do Not Call Registry (the “DNC Registry”), as maintained by the PDPC (the “DNC Obligations”). The DNC Obligations only apply to the sending of “specified messages” as defined in the PDPA, which are marketing messages that offer, promote or advertise goods or services. Such specified messages typically include messages which offer to supply, advertise or promote a property or a supplier of property.

Pursuant to the DNC Obligations, before an organization sends any specified messages to a Singapore telephone number, it must first check whether that Singapore telephone number is listed in the relevant register of the DNC Registry. A failure to check the relevant register is an offense under the PDPA, unless certain exceptions apply.

Regulations on Intellectual Property Rights

We have registered various trademarks, including the trademarks for our two brands in Singapore. The Intellectual Property Office of Singapore administers the intellectual property legislative framework in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization’s Agreement on Trade Related Aspects of Intellectual Property Rights.

Trademarks

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1998 of Singapore, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years. Unregistered trademarks are also protected under the common law of passing off, provided that the owner is able to prove that there is goodwill or reputation in the mark, misrepresentation on the part of the infringer, and damage to the mark as a result.

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Regulations on Labor

The Employment Act 1968 of Singapore, or the Employment Act, sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from 1 April 2019, the Employment Act extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Employment Act prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Employment Act, but only apply to limited categories of employees, such as an employee (other than a workman) who is not employed in a managerial or executive position and who receives a salary of up to S$2,600 a month (“relevant employee”). Section 38(8) of the Employment Act provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defense or security. In addition, section 38(5) of the Employment Act limits the extent of overtime work that a relevant employee can perform, to 72 hours a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 of Singapore and the Workplace Safety and Health Act 2006 of Singapore, respectivel

COVID-19 (Temporary Measures) Act

The COVID-19 Act came into effect in Singapore on April 7, 2020. Under the COVID-19 Act, the Minister of Health may make regulations and make control orders for the purpose of preventing, protecting against, delaying or otherwise controlling the incidence or transmission of COVID-19 in Singapore. Control orders may make provisions including the following: (a) requiring people or certain people to stay at or in, and not leave, a specified place (whether or not a place of accommodation); (b) restricting movement of or contact between people, including prohibiting or limiting group activities or other activities of people within the specified place in paragraph (a), restricting the use of any facilities at that place and limiting movement to and from that place, whether by time or location; (c) requiring closing or limiting access to any premises or facility at a specified time, in a specified manner or to a specified extent, in relation to any premises or facility used to carry out any business, undertaking or work; and (d) restricting the time, manner or extent for the carrying out of any business, undertaking or work, including prescribing restrictions on the maximum number of people, opening hours or facilities provided, for the carrying on of the business, undertaking or work.

The COVID-19 Regulations, which came into effect on April 7, 2020, contains requirements and restrictions relating to, among others, safe distancing and safe management measures relating to permitted enterprises.

Goods and Services Tax

Goods and Services Tax in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 9%.

Malaysia Laws and Regulations

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Malaysia.

Regulations on Business Licenses

Local Government Act 1976

The Local Government Act 1976 empowers every local authority to grant a license or permit for any trade, occupation or premises and such license shall be subject to such conditions and restrictions as the local authority may prescribe. The license is typically renewable annually.

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Regulations on Intellectual Property Rights

Copyright Act 1987

Copyright protection in Malaysia is accorded by the Copyright Act 1987. Literary works, musical works, artistic works, films, sound recordings and broadcasts are eligible for copyright protection. Under the Copyright Act 1987, the definition of “literary work” includes computer programs. The copyright in a literary work subsists during the life of the author and continues to subsist until the expiry of a period of 50 years after the author’s death. If a literary work had not been published before the death of the author, copyright which subsists in such work continues to subsist for 50 years computed from the beginning of the calendar year next following the year in which the work was first published. Under the Copyright Act 1987, a copyright made in the course of an employee’s employment shall be deemed to be transferred to the employer (subject to any agreement between the parties excluding or limiting such transfer).

Regulations on Employment

Employment Act 1955

The Employment Act 1955, or the Employment Act, is the principal legislation that governs the employer-employee relations in Peninsular Malaysia. The Employment Act regulates contracts of service, payment of wages, employment of women, maternity protection, paternity leave, prohibition of forced labor, discrimination complaints, rest days, minimum annual and sick leave and maximum hours of work as well as termination, lay-off and retirement benefits.

Essentially, any person who has entered into a contract of service falls within the protection of the Employment Act 1955 save that for persons who fall within the following categories, they are entitled to overtime benefits and termination and lay-off benefits:

(a)	a person whose wages do not exceed MYR4,000 ($882) per month; or

(b)	a person who irrespective of the amount of wages he earns, has entered into a contract of service with an employer of which he is engaged in, amongst others, (i) manual labor, (ii) the operation or maintenance of any mechanically propelled vehicle operated for the transport of passengers or goods or for reward or for commercial purposes, and (iii) the supervision or oversight of other employees engaged in manual labor.

Employees Provident Fund Act 1991

The Employees Provident Fund Act 1991, or the Employees Provident Fund Act, provides for the law relating to a scheme of savings for employees’ retirement. Under the Employees Provident Fund Act, both employers and employees shall pay monthly contributions based on the amount of wages received by the employee at the rate set out in the Employees Provident Fund Act. Any person being an employer who fails to pay any contributions which he is liable under the Employees Provident Fund Act to pay in respect of or on behalf of any employee in respect of any month shall be guilty of an offense and shall, on conviction, be liable to a fine of up to MYR10,000 ($2,204) and/or to imprisonment for a term of up to three years. Where any contributions remain unpaid by a company, the directors of that company (including the directors during the period the contributions were liable to be paid), shall together with the company be jointly and severally liable for payment of the contributions.

Employees’ Social Security Act 1969

The Employees’ Social Security Act 1969, or the SOCSO Act, deals with the provision of social security in certain contingencies. The Social Security Organization, or the SOCSO, was established under the SOCSO Act to administer the SOCSO Act. The SOCSO Act applies to any business, trade, undertaking, manufacture or calling of employers having one or more employees.

All employees in industries to which the SOCSO Act applies are required to be insured. It is the obligation of the principal employer to pay in respect of every employee, both the employer’s contribution and the employee’s contribution to SOCSO. In the event of invalidity, disablement or employment injury, the insured person and their dependents are entitled to certain benefits under the SOCSO Act.

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Employment Insurance System Act 2017

The Employment Insurance System Act 2017, or the Employment Insurance System Act provides for the establishment of an employment insurance system administered by SOCSO to provide certain benefits and a re-employment placement program for insured persons in the event of loss of employment.

All employees in the industries to which the Employment Insurance System Act applies shall be registered and insured by the employers. Under the Employment Insurance System Act, both employers and employees are required to contribute to the employment insurance system. An insured person who considers that he has lost his employment shall submit an application to claim for benefits to SOCSO within 60 days from the date he considers that he has lost his employment. After SOCSO determines the insured person has lost his employment and the contributions qualifying conditions are fulfilled (the fulfillment of which depends on the number of past claims and contributions made preceding to the loss of employment) in respect of a claim for benefits by an insured person, SOCSO shall approve the claim for benefits and determine the relevant benefits to be provided to the insured person.

Minimum Wages Order 2022

By the Minimum Wages Order 2022, or the MWO, effective July 1, 2022, the minimum monthly wage rates payable to an employee is MYR1,500 ($341). The MWO also prescribes minimum daily and hourly wages. An employer’s failure to comply with the minimum wage requirement may result in a fine of not more than MYR10,000 ($2,204) for each employee. The Malaysian court may also order the employer to pay each employee the difference between statutory minimum wages and the employee’s basic wages paid by the employer to the employee, including outstanding differences and other payments accrued from the calculation of wages.

Industrial Relations Act 1967

Industrial Relations Act 1967, or the Industrial Relations Act, provides for the regulation of the relations between employers and workmen and their trade unions and the prevention and settlement of any differences or disputes arising from their relationship and generally to deal with trade disputes. Matters relating to trade disputes, including constructive dismissal and retrenchment may be referred by the Minister of Human Resources to the Industrial Court. Under the Industrial Relations Act, an employer may not terminate the employment of an employee without just cause and excuse, regardless of the express provision in the terms of employment.

Pembangunan Sumber Manusia Berhad Act 2001

The Pembangunan Sumber Manusia Berhad Act 2001, or the HRDF Act, provides for the imposition and collection of a human resources development levy for the purpose of promoting the training and development of employees, apprentices and trainees, the establishment and the administration of the Human Resource Development Fund by Pembangunan Sumber Manusia Berhad. The HRDF Act requires every employer to whom the HRDF Act applies, which includes employers in the information system sector that employ ten or more employees, to register with Pembangunan Sumber Manusia Berhad. The HRDF Act requires relevant employers to pay a human resource development levy in respect of each of its employees at the rate of one per centum of the monthly wages of the employee. Failure to pay levy is an offense and the relevant employer may be liable to a fine of up to MYR20,000 ($4,408) and/or to imprisonment for a term of up to two years.

Regulations on Foreign Exchange Control

Financial Services Act 2013

The Financial Services Act 2013, or the Financial Services Act, empowers the Central Bank of Malaysia (Bank Negara Malaysia), or BNM, to safeguard the balance of payments position and the value of the currency of Malaysia. In connection with this power, the Financial Services Act prohibits a person from undertaking various transactions except with the written approval of BNM. These transactions include the buying, selling, exchanging, borrowing or lending of foreign currency and the borrowing or lending of Malaysian Ringgit between non-residents or between a resident and a non-resident or retaining or using of Malaysian Ringgit by a non-resident and the making of payment by a person to another person other than payment in Malaysian Ringgit between residents in Malaysia or payment in foreign currency between non-residents outside of Malaysia.

By a series of notices issued by BNM, BNM has granted certain permissions in respect of some of the said prohibited transactions, albeit in some cases, subject to certain conditions being fulfilled. This includes permission for a non-resident to repatriate funds from Malaysia, including any income earned or proceeds from divestment of ringgit asset, provided that the repatriation is made in foreign currency and the conversion of ringgit into foreign currency is undertaken in accordance with the notices issued by BNM.

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Regulations on Computer Programming and Cybersecurity

Communications and Multimedia Act 1998

The Communications and Multimedia Act 1998, or the Communications and Multimedia Act, is the main legislation in Malaysia which regulates the converging communications and multimedia industries and for incidental matters related thereto. The Communications and Multimedia Act sets out the licensing regime for persons carrying out licensable activities under the Communications and Multimedia Act, and also regulates those utilizing the services provided by the Communications and Multimedia Act licensees.

The CMA provides for four (4) categories of provider licenses:

(a)	Network Facilities Providers (NFP) licence: for the ownership of facilities such as satellite earth stations, broadband fiber optic cables, telecommunications lines and exchanges, radiocommunications transmission equipment, mobile communications base stations, and broadcasting transmission towers and equipment.

(b)	Network Services Providers (NSP) licence: for the provision of basic connectivity and bandwidth to support a variety of applications.

(c)	Applications Service Providers (ASP) licence: for the provision of particular functions such as voice services, data services, content-based services, electronic commerce and other transmission services.

(d)	Content Applications Service Providers (CASP) licence: a special subset of applications service provides including traditional broadcast services and the latest services such as online publishing and information services.

While the Communications and Multimedia Act does not specifically regulate computer programming activities, the Communications and Multimedia Act is relevant insofar as it regulates information security and network reliability and integrity in Malaysia. In this regard, the Communications and Multimedia Act generally prohibits the use of network facilities or network services for the commission of any offense under Malaysian laws, prohibits fraudulent or improper use of network facilities or network services, prohibits the use and possession of counterfeit access devices, prohibits use of equipment or devices in order to obtain unauthorized access to any network services and prohibits interception of any communications unless with lawful authority. However, certain specified activities and services are exempted from requiring a licence under the Communications and Multimedia Act pursuant to the Communications and Multimedia (Licensing) (Exemption) Order 2000, or the Exemption Order.

Further, it should be noted that the Communications and Multimedia Act prohibits any person from:

(a)	making, creating, soliciting or initiating the transmission of any comment, request, suggestion or other communication, by means of any applications service that is obscene, indecent, false, menacing or offensive in character with the intent to annoy, abuse, threaten or harass another person; and

(b)	initiating a communication using any applications service, whether continuously, repeatedly or otherwise during which communication may or may not ensure, with or without disclosing his identity and with intent to annoy, abuse, threaten or harass any person at any number or electronic address.

Breach of any of the provisions in the Communications and Multimedia Act may render a person liable, upon conviction, to a fine ranging between MYR10,000 ($2,204) to MYR500,000 ($110,205) or imprisonment term of one to five years, or both.

The Communications and Multimedia Act is under the regulatory purview of the Malaysian Communications and Multimedia Commission, or the MCMC.

The Malaysian Communications and Multimedia Content Code

The Communications and Multimedia Content Forum of Malaysia, or the Content Forum, prepared a content code, or the Content Code, which sets out guidelines for good practice and standards for content dissemination in Malaysia. The general principle behind the Content Code is to ensure that content shall not be indecent, obscene, false, menacing or offensive. The Content Code applies to any content which is capable of being created, manipulated, stored, retrieved or communicated electronically.

Under the Content Code, content which causes annoyance, incites crime or leads to public disorder is prohibited. As such, information which may be a threat to national security or public health and safety are not allowed to be presented. The Content Code also prohibits content which is morally improper as well as content which contains hate speech and offensive language that is calculated to offend an individual or a group of persons.

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The Content Forum is an industry forum designated under the Communications and Multimedia Act and is responsible for the administration of the Content Code, to impose sanctions in the case of any breaches and to provide an avenue for channelling complaints in relation to contents. Although the Content Code is a voluntary industry code, the Communications and Multimedia Act provides that compliance with the Content Code is a defence against any prosecution, action or proceeding regarding a matter dealt with under the Content Code. The MCMC may direct a person or class of persons to comply with the Content Code.

Computer Crimes Act 1997

The Computer Crimes Act 1997 provides for offenses relating to the misuse of computers and criminalizes the act of gaining unauthorized access into computers or networks, spreading of malicious codes, such as viruses, worms and Trojan horses, unauthorized modification of any program or data on a computer as well as wrongful communication of any means of access to a computer to an unauthorized person. Depending on the type of offense committed, the fine for a convicted offense ranges from MYR25,000 ($5,510) to MYR150,000 ($33,062) or imprisonment term of three to ten years, or both.

Penal Code

In cases where computer or Internet-related crime activities are involved, but do not specifically fall within the ambit of any of the previous mentioned statutes, such as online fraud, cheating, theft, criminal defamation, intimidation, gambling and pornography, such offenses may be charged under the Penal Code, which is the primary legislation dealing with criminal offenses in Malaysia.

Evidence Act 1950

Section 114A of the Evidence Act 1950 raises a legal presumption that a person whose name, photograph or pseudonym appears on any publication depicting himself as the owner, host, administrator, editor or sub-editor, or as any person who in any manner facilitates the publishing or re-publishing of the publication, is presumed to be the publisher or re-publisher of the contents of the publication, unless the contrary is proved. Additionally, any person who has in his custody or control any computer on which any publication originates from is presumed to have published or re-published the content of the publication unless the contrary is proved. Based on the broad scope of this section, there is legal risk or potential liability on computer programmers in respect of publication of unlawful/illegal content associated with him.

Regulation on Data Protection

Personal Data Protection Act 2010

The Personal Data Protection Act 2010, or the PDPA, is the main legislation governing the processing of personal data in Malaysia. The PDPA provides that a data user, i.e. a person who processes personal data, that has control over, or authorizes the processing of any personal data, is required to comply with all personal data protection principles prescribed under the PDPA when processing personal data.

Where a data user belongs to any of the classes of data users specified in the Personal Data Protection (Class of Data Users) Order 2013, it is required to obtain a certificate of registration under the PDPA.

A person may transfer, store or further process personal data outside of Malaysia as a data user provided that it ensures compliance with:

(a)	the rules for transfer of personal data outside of Malaysia under Section 129 of the PDPA; and

(b)	the minimum security standards for transfer of data through removable media devices/cloud computing services under the Personal Data Protection Standard 2015.

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Section 129 the PDPA prohibits transfers of personal data outside of Malaysia unless the transferor of the personal data can establish that the transfer satisfies any one or more of the following conditions:

(a)	the data subject has given his consent to the transfer of his personal data outside of Malaysia;
(b)	the transfer is necessary for the performance of a contract between the data subject and the transferor;
(c)	the transfer is necessary to conclude or perform a contract between the transferor and a third party which:

(i)	is entered into at the request of the data subject; or
(ii)	is in the interests of the data subject;

(d)	the transfer is for any legal proceedings or for the purpose of obtaining legal advice or for establishing, exercising or defending legal rights;
(e)	the transferor has reasonable grounds for believing that in all circumstances of the case:

(i)	the transfer is for the avoidance or mitigation of adverse action against the data subject;
(ii)	it is not practicable to obtain the consent in writing of the data subject to that transfer;
(iii)	if it was practicable to obtain such consent, the data subject would have given his consent; and
(iv)	the transferor has taken all reasonable precautions and exercised all due diligence to ensure that the personal data will not in that place be processed in any manner which, if that place is Malaysia, would be a contravention of the PDPA;

(f)	the transfer is necessary to protect the vital interests of the data subject; or
(g)	the transfer is necessary as being in the public interest in circumstances as determined by the Minister.

Regulations on COVID-19

Prevention and Control of Infectious Diseases Act 1988

The Prevention and Control of Infectious Diseases Act 1988, or the Prevention and Control of Infectious Diseases Act, and its subsidiary legislations provide for laws relating to the prevention and control of infectious diseases in Malaysia including empowering the Minister of Health to declare closure of business premises, movement restrictions and compliance with stringent standard operating procedures. The Malaysian government has from time to time imposed and may in the future impose different degrees of travel restriction and lockdown orders on different states depending on the COVID-19 situation in Malaysia. However, since April 1, 2022, the government announced that Malaysia has entered a “Transition to Endemic” phase and most travel and business operation restrictions have been lifted.

Temporary Measures for Reducing the Impact of Coronavirus Disease 2019 (COVID-19) Act 2020

The Temporary Measures for Reducing the Impact of Coronavirus Diseases 2019 (COVID-19) Act 2020, or the Temporary Measures COVID-19 Act, provides for certain temporary measures to reduce the impact of COVID-19 and modifies relevant provisions in 18 pieces of legislation. Except where specific periods of operation have been provided in respect of relevant parts of the Temporary Measures COVID-19 Act, this legislation shall remain in operation for a period of two years commencing from October 23, 2020, and this period may be extended by the Prime Minister by order published in the Gazette. Some of the modifications are retrospective in nature.

The Temporary Measures COVID-19 Act provides that the inability of any party or parties to perform any contractual obligation (arising from any of the categories of contracts specified in the schedules to the Temporary Measures COVID-19 Act) between March 18, 2020 and October 22, 2022 due to measures prescribed, made or taken under the Prevention and Control of Infectious Diseases Act to control or prevent the spread of COVID-19, shall not give rise to the other party or parties exercising his or their rights under such contracts. Notwithstanding this, any contract terminated, any deposit or performance bond forfeited, any damages received, any legal proceedings, arbitration or mediation commenced, any judgment or award granted and any execution carried out for the period from March 18, 2020 until October 23, 2020 shall be deemed to have been validly terminated, forfeited, received, commenced, granted or carried out.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key personnel:

Name	Age	Title

Mr. Huang Zhongying	41	Director, Chairman and Chief Executive Officer

Mr. Toh Han Boon	41	Director, Chief Financial Officer

Mr. Long Jia Kwang	45	Independent Director Nominee

Ms. Natalie Lim Jing Ting	27	Independent Director Nominee

Mr. Sim Baoyuan	42	Independent Director Nominee

No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the Board.

Directors and Executive Officers:

Mr. Huang Zhongying

Mr. Huang Zhongying is our director, chairman and CEO. Mr. Huang founded Skubbs Private Limited, our operating subsidiary in Singapore, in October 2013. Since the establishment of our Singapore subsidiary, he has been in the business of providing customized digital solutions and application development agency in Singapore. Mr. Huang is primarily responsible for the strategic planning and execution of our Group’s strategies and overseeing our day-to-day operations.

Mr. Huang has over 18 years of experience in the information technology industry. From October 2004 to July 2007, he was a managing director at Well Jack where he was tasked with strategy planning, supplier management and negotiation, sales and marketing. From July 2007 to August 2008, he was an IT Service Manager at IBM where he was awarded the IBM Global Sales School Graduate Distinction, IBM ITD Star Award 2008 and the ITIL® Expert in IT Service Management V3 (Distinction). From April 2008 to February 2014 and from June 2010 to February 2014, Mr. Huang was the innovative technology chief (co-founder) and the sales and marketing director respectively at Smoov. From January 2013 to June 2015, he was the accounts director at Four Media Pte Ltd. Since May 2014, he has been the director at The Support Station Private Limited. From October 2021 to June 2022, Mr. Huang was the chief executive officer at PayBolt and he led PayBolt, with its Web3 Payment Gateway, to win the Best Company Award in Money 2.0 Conference in Las Vegas, United States. Mr. Huang was presented with an Outstanding Leadership Award at the Internet 2.0 Conference in Las Vegas, United States in March 2022.

Mr. Huang graduated from National University of Singapore with a Bachelor of Computer Engineering degree (with second upper class honors) in June 2007. He has been an ITIL v3 Expert since 2009. Mr. Huang was awarded with an IBM ITD Star Award in 2008.

Mr. Toh Han Boon

Mr. Toh Han Boon is our CFO and a director of our Group. He joined our Group in August 2022 and was appointed as a director on May 25, 2023. Mr. Toh is primarily responsible for supervision of overall financial management of our Group.

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Mr. Toh has over 17 years of experience in financial reporting, accounting and management. Prior to joining our Group, he worked in Ernst & Young, LLP (currently known as EY) from July 2006 to April 2010 with his last position as senior associate in the transaction advisory services, primarily involved in providing transaction advisory services. From 2011 to 2016, Mr. Toh worked as the financial controller of an IT company, where he was primarily responsible for overseeing the company’s financial planning, budget management and daily operations of the financial team. Between May 2017 to September 2020, Mr. Toh was the chief financial officer and executive director of Republic Healthcare Limited, a company listed on GEM of The Stock Exchange of Hong Kong Limited.

Mr. Toh graduated from Nanyang Technological University with a Bachelor of Accountancy degree (with honors) in June 2006 and was admitted as a member of the Institute of Singapore Chartered Accountants in September 2009. He was also admitted as a member of the Singapore Institute of Directors in September 2017 and ASEAN Chartered Professional Accountant Coordinating Committee in May 2018. In December 2019, Mr. Toh was admitted as a Fellow Chartered Accountant of Singapore.

Independent Director Nominees:

Mr. Long Jia Kwang

Mr. Long Jia Kwang will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part / consummation of this offering. Mr. Long will serve as chairman of the audit committee and as a member of the compensation committee and nomination committee.

Mr. Long has over 20 years of experience in auditing, accounting and financial management. Mr. Long has worked at KPMG in Johor Bahru, Malaysia from February 2000 to September 2007 with his last position as deputy audit manager primarily involved in conducting external audit. From October 2007 to October 2014, he worked at KPMG Services Pte. Ltd. in Singapore with his last position as senior manager primarily involved in conducting external audit. Since December 2014, Mr. Long works as financial controller of JCS-Echigo Pte. Ltd. where he is primarily responsible for managing the company’s accounts and financial reporting under U.S. GAAP, project management, budgeting, internal control, human resources and administrative functions. Since January 2022, Mr. Long has also been appointed as executive director and chief financial officer of JE Cleantech Holdings Limited, a company listed on the Nasdaq where he is primarily responsible for overall accounting under U.S. GAAP for financial reporting, financial management, project management, strategic planning and internal control. Since November 2023, Mr Long has also been appointed as independent non-executive director of Davis Commodities Limited, a company listed on the Nasdaq.

Mr. Long obtained a Bachelor of Commerce degree from the University of Adelaide, Australia in December 1999. Mr. Long was a certified practicing accountant of CPA Australia from November 2004 to April 2015, a chartered accountant of the Malaysian Institute of Accountants from September 2006 to February 2010 and a member of the Institute of Singapore Chartered Accountants (formerly known as Institute of Certified Public Accountants of Singapore) since April 2013.

Ms. Natalie Lim Jing Ting

Ms. Natalie Lim Jing Ting will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part / consummation of this offering.

Ms. Lim has over 8 years of experience in information technology and consulting. She is an accomplished leader with exceptional strategic insight, outstanding communication skills, and a proven track record in decision-making and people management. Her experience as a digital strategy consultant at Smorboll Pte. Ltd. since January 2016 has been marked by successful development and implementation of digital strategies that have elevated online presence and driven revenue growth for retail and membership industries. Since January 2021, she has been serving as the chief experience officer, a role that has seen her create leading user experiences with projects involving cross-functional teams, and delivering highly successful outcomes for apps that are used by thousands of people on a daily basis.

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Ms. Lim graduated from Singapore Polytechnic in March 2016 with a Diploma in Business Administration and later obtained a Bachelor of Science (Information Systems) Degree from Singapore Management University in January 2021.

Mr. Sim Baoyuan

Mr. Sim Baoyuan will begin serving as an independent director immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus forms a part / consummation of this offering. Mr. Sim will serve as chairman of the compensation committee and as a member of the audit committee and nomination committee.

Mr. Sim has over 20 years of experience in sales and marketing. From 2003 to 2004, Mr. Sim was a marketing executive at the American International Assurance Company, Limited (AIA). From 2004 to 2005, he was a customer service officer at StarHub Ltd. From 2006 to 2007, he was a produce assistant at Safeway Division of Woolworths Limited. From June 2007 to April 2008, he was a sales associate at TeleChoice Pty Ltd. From November 2008 to May 2009, he was an operational creative sales manager at Sony Digital Imaging. From January 2009 to June 2000 he was an assistant marketing manager at Auston Institute of Management Pte Ltd, and served as the marketing manager from June 2010 to 2013. From 2013 to 2023, he was the head of business development, group sales and marketing manager at Kee Song Food Corporation (S) Pte Ltd (A member of Kee Song Group) where he was responsible for leading and overseeing the development and growth of profitable new businesses. Since 2023, he has been the chief marketing officer of Kee Song Food Corporation (S) Pte Ltd where his main responsibilities include overseeing the planning, development and execution of marketing and advertising initiatives.

Mr. Sim obtained a Professional Certificate in Business Management as well as a Diploma in Business Management from the Management Development Institute of Singapore in 2001. In 2005, he obtained a Diploma in Management Studies from the Singapore Institute of Management. He graduated from RMIT University, Australia with a Bachelor of Business Management (Marketing) in 2007.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board may also establish other committees from time to time to assist our Company and the Board. Upon the consummation of this offering, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon consummation of this offering, each committee’s charter will be available on our website at https://www.skubbs.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit Committee

Mr. Long Jia Kwang, Ms. Natalie Lim Jing Ting and Mr. Sim Baoyuan, all of whom are independent directors, will serve on the audit committee, which will be chaired by Mr. Long Jia Kwang. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Long Jia Kwang as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Compensation Committee

Mr. Sim Baoyuan, Mr. Long Jia Kwang and Ms. Natalie Lim Jing Ting, all of whom are independent directors, will serve on the compensation committee, which will be chaired by Mr. Sim Baoyuan. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The compensation committee’s responsibilities include:

●	evaluating the performance of our CEO in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our CEO, and (ii) reviewing and approving grants and awards to our CEO under equity-based plans;
●	reviewing and recommending to the Board the cash compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq listing rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board the compensation of our directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination Committee

Mr. Long Jia Kwang, Mr. Sim Baoyuan and Ms. Natalie Lim Jing Ting, all of whom are independent directors, and will serve on the nomination committee, which will be chaired by Ms. Natalie Lim Jing Ting. Our Board has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq listing rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board’s criteria for board and committee membership;
●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and

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●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Corporate Governance

We have a formal policy regarding board diversity and our nomination committee and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq in respect of the following:

●	the requirement under Section 5605(e) of the Nasdaq listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the shareholder approval requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our CEO, CFO, principal accounting officer or controller or persons performing similar functions. Following the consummation of this offering, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.skubbs.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

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Compensation of Directors and Executive Officers

There was no payment of any amount of compensation in cash to our executive officers and directors for the years ended December 31, 2021 and 2022.

Summary Compensation Table

Compensation Paid
Name and Principal Position	Year	Salary ($’000)	Bonus ($’000)
Mr. Huang Zhongying Chairman, CEO and Director	2022 2021	--	--

Mr. Toh Han Boon CFO and Director	2022 2021	--	--

Mr. Long Jia Kwang Independent Director	2022 2021	--	--

Ms. Natalie Lim Jing Ting Independent Director	2022 2021	--	--

Mr. Sim Baoyuan Independent Director	2022 2021	--	--

Employment Agreements

Employment Agreement with Mr. Huang Zhongying

Effective as of the date of the Registration Statement of which this Prospectus forms a part, we entered into an employment agreement with Mr. Huang Zhongying pursuant to which he was employed as CEO of the Company. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. Huang’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Huang shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement with Mr. Toh Han Boon

Effective as of the date of the Registration Statement of which this Prospectus forms a part, we entered into an employment agreement with Mr. Tan Han Boon pursuant to which he was employed as CFO of the Company. The agreement provides for a monthly base salary. Under the terms of the agreement, Mr. Tan’s employment will continue indefinitely, subject to termination by either party to the agreement upon 6 months’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Tan shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Directors’ Agreements

Each of our directors has entered into a director’s agreement with the Company effective as of the date of this Prospectus. The terms and conditions of such directors’ agreements are similar in all material aspects save for scope of work and role. Each director’s agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding ordinary shares entitled to vote.

Under the directors’ agreements, the initial aggregate fee amount that is payable to our independent directors per annum is S$21,000 to Mr. Long Jia Kwang, S$16,500 to Mr. Sim Baoyuan, and S$21,000 to Ms. Natalie Lim Jing Ting in cash respectively.

In addition, our directors will be entitled to participate in such share option schemes as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

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PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our share capital by:

●	each of our named directors and executive officers;
●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	all of our current executive officers, directors as a group; and
●	Each selling shareholder, as indicated by the shareholder shown as having shares listed in the column “Number of Ordinary Shares to be Sold” below.

Applicable percentage ownership is based on 11,500,000 ordinary shares of our Company issued and outstanding as of the date of this prospectus and 13,250,000 ordinary shares outstanding immediately after the completion of this offering and with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such a percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

	Shares Beneficially Owned Before This Offering			Shares Beneficially Owned After This Offering
Name of Beneficial Owner	Number		Percentage	Number		Percentage

Executive Officers and Directors*:
Huang Zhongying	10,936,500	(1)	95.10%	10,836,500	(2)	81.78%
Toh Han Boon	-		-	-		-
Natalie Lim Jing Ting**	-		-	-		-
Sim Baoyuan**	-		-	-		-
Long Jia Kwang**	-		-	-		-
All directors and executive officers as a group	10,936,500		95.10%	10,836,500		81.78%

5% shareholder*:
Market Lead Ventures Limited	10,373,000		90.20%	10,273,000		77.53%

Notes:

*	The business address of our directors, executive officers and Market Lead Ventures Limited is c/o 1 Commonwealth Lane, #09-11, One Commonwealth, Singapore 149544.

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**	Each of Natalie Lim Jing Ting, Sim Baoyuan and Long Jia Kwang has accepted the appointment as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

(1)	Represents the 10,373,000 Shares held by Market Lead Ventures Limited, a company incorporated in the BVI on May 27, 2022 and 563,500 Shares held by On Leap Limited, a company incorporated in the BVI on June 13, 2023, and both are wholly-owned by Mr. Huang Zhongying.

(2)	The number of our ordinary shares to be outstanding after this offering is based on 13,250,000 ordinary shares outstanding as of [●], which does not take into account the sale of an aggregate of 2,063,500 shares by Market Lead Ventures Limited and On Leap Limited as Resale Shareholders as part of the re-sale offering.

Selling Shareholders

This prospectus covers the offering of 250,000 ordinary shares by the selling shareholders, as to 100,000 shares by Market Lead Ventures Limited and 150,000 shares by Purple Wealth Limited. This prospectus and any prospectus supplement will only permit the selling shareholders to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to Be Sold.” The ordinary shares owned by the selling shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the selling shareholders the opportunity to sell those ordinary shares.

The following table sets forth the names of the selling shareholders, the number and percentage of ordinary shares beneficially owned by the selling shareholders, the number of ordinary shares that may be sold in this offering and the number and percentage of ordinary shares the selling shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named selling shareholders. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders.

Name of Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to Be Sold	Number of Ordinary Shares Owned After Offering		Percentage Ownership After Offering(2)

Market Lead Ventures Limited	10,373,000	90.20%	100,000	10,273,000	(4)	77.53%
Purple Wealth Limited(3)	563,500	4.90%	150,000	413,500	(5)	3.12%

Notes:

(1)	Based on 11,500,000 ordinary shares issued and outstanding immediately prior to the offering and based on 13,250,000 ordinary shares to be issued and outstanding immediately after the offering.

(2)	The number of our ordinary shares to be outstanding after this offering is based on 13,250,000 ordinary shares outstanding as of [ ].

(3)	A company incorporated in the BVI and is wholly owned by an independent person who is not a 5% or greater shareholder of our Company, does not control our Company, is not controlled by or under common control with any 5% or greater shareholder of the Company, and is not the spouse or descendant of any 5% or greater shareholder of our Company.

(4)	This does not take into account the sale of 1,500,000 shares by Market Lead Ventures Limited as a Resale Shareholder as part of the re-sale offering.

(5)	This does not take into account the sale of 413,500 shares by Purple Wealth Limited as a Resale Shareholder as part of the re-sale offering.

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RELATED PARTY TRANSACTIONS

We incurred related party transactions of our Company during the years ended December 31, 2022 and 2021. We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

The following tables set forth the related party transactions of our Company that occurred during the years as presented (for the portion of such period that they were considered related):

Related parties	Relationship to the Company
Mr. Huang Zhongying	A shareholder, the chairman and CEO of the Company
Skubbs Station Pte. Ltd	A company which shared common management team with the Company
The Support Station Pte. Ltd.	A company owned by Mr. Huang Zhongying
FinCrypt Pte. Ltd.	A company which operates PayBolt where Mr. Huang Zhongying was an ex-director

	Years ended December 31,
Related party balances	2022	2021
Mr. Huang Zhongying	(422,456)	(215,332)
Skubbs Station Pte. Ltd.	160,759	5,213
The Support Station Pte. Ltd.	106,559	120,936
FinCrypt Pte. Ltd.	-	7,842

	Years ended December 31,
Nature of transactions	2022		2021
	Trade	Non-trade	Trade	Non-trade
Mr. Huang Zhongying(1)
General and administrative expenses paid on behalf of the Company for general business purposes	-	(274,540)	-	(138,428)
Repayment made by Company for general business expenses	-	67,338	-	117,353

Skubbs Station Pte. Ltd.
Expenses paid on their behalf by Company for general business purposes	-	189,271	-	20,839
Repayment made to Company for general business services	(94,741)	(37,624)	-	(64,002)
Sales by Company of general business services	94,741	-	-	-

The Support Station Pte. Ltd.
Expenses paid on behalf of Company for general business purposes	-	26,659	-	9,484
Sales by Company of general business services	152,812	-	-	-
Repayment made to Company for general business services	(152,812)	(41,300)	-	(29,751)
Purchases by Company for general business services	-	(163,171)	-	-
Repayment made by Company for general business services	-	163,171	-	-

FinCrypt Pte. Ltd.
Sales by Company of general business services	28,153	-	7,842	-
Repayment made to Company for general business services	(35,840)	-	-	-

Note: (1)	There were no share-based payments made by Mr. Huang for the settlement of any litigation for the years ended December 31, 2022 and 2021.

The amounts due from the related parties listed above are unsecured, interest-free and repayable on demand.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability under the Companies Act on October 21, 2022 and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is $500,000 divided into 500,000,000 shares, par value of $0.001 each. As of the date of this prospectus, 11,500,000 ordinary shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 13,250,000 ordinary shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-offering Amended and Restated Memorandum and Articles of Association

We will adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the post-offering memorandum of association, amended and restated articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our amended and restated memorandum of association, (i) the objects of our company are unrestricted, (ii) we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act, (iii) nothing in our memorandum of association shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed, and (iv) we shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

Ordinary shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

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●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our amended and restated memorandum of association, amended and restated articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-half of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of ordinary shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

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Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

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Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our amended and restated articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our amended and restated articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our amended and restated articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

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●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

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●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-half of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our amended and restated articles of association.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our amended and restated articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

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Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

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We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at http://www.skubbs.com or through phone number +65 6717 6688.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

History of Securities Issuances

Our Company was incorporated in the Cayman Islands on October 21, 2022. Upon our incorporation, our Company has an authorised share capital of $500,000 divided into 500,000,000 shares and one fully paid ordinary share was allotted and issued to Market Lead Ventures Limited. Pursuant to a group reorganization on February 29, 2024, for the purpose of listing our ordinary shares on the Nasdaq, a total of 11,499,999 ordinary shares were allotted and issued as to 10,936,499 ordinary shares to Market Lead Ventures Limited, and 563,500 ordinary shares to Purple Wealth Limited, credited as fully paid in consideration of their transfer of the entire issued share capital of Red Dot Enterprises Limited to us. On February 29, 2024, Market Lead Ventures Limited transferred 563,500 ordinary shares to On Leap Limited. Save for the above, there is no other securities issuance in the past three years.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 13,250,000 ordinary shares issued and outstanding.

All of the ordinary shares sold in this offering, which includes 250,000 ordinary shares to be sold in this offering by the selling shareholders, will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our ordinary shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our ordinary shares acquired in this offering by our affiliates.

Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares, and while we intend to apply for the listing of our ordinary shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the ordinary shares.

Lock-Up Agreements

We and the selling shareholders have agreed with the underwriters, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities so owned convertible into or exercisable or exchangeable for ordinary shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or publicly disclose the intention to take any such action.

Furthermore, each of our directors and executive officers and our 5% or greater shareholders, including the selling shareholders, with respect to its ordinary shares sold in this offering, has also entered into a similar lock-up agreement with the underwriters for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares, and securities that are substantially similar to our ordinary shares.

We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our ordinary shares for more than six months but not more than one year may sell such ordinary shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our ordinary shares for more than one year may freely sell our ordinary shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our ordinary shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding ordinary shares; or

●	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased ordinary shares under a written compensatory plan or contract may be entitled to sell such shares in the United States in reliance on Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the “Explanatory Note” to the registration statement of which this prospectus forms a part, the registration statement also contains the resale prospectus to be used in connection with the potential resale by our Resale Shareholders of our ordinary shares held by them. These ordinary shares have been registered to permit public resale of such shares, and our Resale Shareholders may offer the shares for resale from time to time pursuant to the resale prospectus. Our Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by our Resale Shareholders until our ordinary shares are listed or quoted on an established public trading market will take place at $[●], which is the public offering price of the ordinary shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the ordinary shares by us and the selling shareholders. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$
FINRA Filing Fee	$
Nasdaq Listing Fee	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous	$
Total	$

These expenses will be borne by us, except for underwriting discounts and commissions, which will be borne by us in proportion to the numbers of ordinary shares sold in the offering by us, respectively.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares.

Singapore Tax Considerations

Dividend Distributions

All Singapore-tax resident companies are currently under the one-tier corporate tax system, or one-tier system. Under the one-tier system, the income tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are tax exempt in the hands of a shareholder, regardless of the tax residence status, shareholding level or legal form of the shareholder.

Accordingly, dividends received in respect of the ordinary shares by either a resident or non-resident of Singapore are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that we are a tax resident of Singapore and under the one-tier system.

Foreign shareholders are advised to consult their own tax advisers to take into account the tax laws of their respective countries of residence and the existence of any agreement for the avoidance of double taxation which their country of residence may have with Singapore.

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Corporate Income Tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accrued in or derived from Singapore; and

●	foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)	remitted to, transmitted or brought into Singapore;
(b)	used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or
(c)	used to purchase any movable property brought into Singapore.

Foreign income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident corporate taxpayer are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(b)	at the time such income is received in Singapore by the person resident in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which such income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is at least 15.0%; and

(c)	the Comptroller of Income Tax (“the Comptroller”) is satisfied that the tax exemption would be beneficial to the person resident in Singapore who is receiving or deemed to be receiving the specified foreign income.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. Control and management is defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Generally, the location of the company’s board of directors meetings where strategic decisions are made determines where the control and management is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

The prevailing corporate tax rate in Singapore is 17.0%.

With effect from year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000 previously) of the normal chargeable income – 75.0% of the first S$10,000 and 50.0% of the next S$190,000. The remaining chargeable income that exceeds S$200,000 will be fully taxable at the prevailing corporate tax rate.

Capital Gains

Any gains considered to be in the nature of capital made from the sale of the Shares will not be taxable in Singapore to the extent that they do not fall within the ambit of the new Section 10L of the ITA, which will come into effect on 1 January 2024. However, any gains derived by any person from the sale of the Shares which are gains from any trade, business, profession or vocation carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature.

Under Section 10L of the Income Tax Act 1947, gains received in Singapore by an entity of a relevant group from the sale or disposal of any movable or immovable property outside Singapore will be treated as income chargeable to tax under Section 10(1)(g) of the ITA under certain circumstances. The foreign-sourced disposal gains will be subject to tax if the entity does not have adequate economic substance in Singapore and the sale or disposal of the foreign asset occurs on or after 1 January 2024. An entity is a member of a group of entities if its assets, liabilities, income, expenses and cash flows are (a) included in the consolidated financial statements of the parent entity of the group; or (b) excluded from the consolidated financial statements of the parent entity of the group solely on size or materiality grounds or on the grounds that the entity is held for sale. A group is a relevant group if (a) the entities of the group are not all incorporated, registered or established in Singapore; or (b) any entity of the group has a place of business outside Singapore.

Investors are advised to consult their own tax advisors on the applicable tax treatment if they received gains in Singapore from the disposal of the Shares.

Holders of the Shares who apply or who are required to apply Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be), for Singapore income tax purposes may be required to recognise gains or losses (not being gains or losses in the nature of capital) on the Shares, irrespective of disposal, in accordance with FRS 39 or FRS 109 or SFRS(I) 9 (as the case may be).

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below) that acquire our ordinary shares in this offering and hold our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the United States dollars, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ordinary shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our ordinary shares.

Dividends

The entire amount of any cash distribution paid with respect to our ordinary shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the ordinary shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the ordinary shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a United States dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into United States dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that United States dollar value. If such dividends are converted into United States dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into United States dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its United States dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into United States dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of ordinary shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such ordinary shares, each amount determined in United States dollars. Any capital gain or loss will be long-term capital gain or loss if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than United States dollars on the disposition of our ordinary shares will realize an amount equal to the United States dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the ordinary shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the United States dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the United States dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a passive foreign investment company, or PFIC, if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our ordinary shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our ordinary shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

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If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our ordinary shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the ordinary shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our ordinary shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over its adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the ordinary shares held at the end of the taxable year over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

Revere Securities LLC is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Under the terms and subject to the conditions of an underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative have, severally but not jointly, agreed to purchase from us on a firm commitment basis, and we have agreed to sell to the underwriters, the respective number of ordinary shares indicated below:

Underwriter	Number of Ordinary Shares
Revere Securities LLC	2,000,000
Total	2,000,000

The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ordinary shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus if any such ordinary shares are taken. However, the underwriters are not required to take or pay for the ordinary shares covered by the underwriters’ option to purchase additional ordinary shares described below.

Discounts and Expenses

The underwriters will offer the ordinary shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[          ] per ordinary share. After this offering, the initial public offering price, concession, and reallowance to dealers may be reduced by the underwriters. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to its receipt and acceptance and subject to each underwriter’s right to reject any order in whole or in part.

Upon the closing of the initial public offering, we shall grant and pay to the representative a cash fee equal to 7.0% of the gross proceeds from the sale of the ordinary shares in the offering and the representative may in its discretion apportion such underwriting discounts in whole or in part to any selected dealer engaged by the underwriters in connection with the initial public offering. The underwriting discounts are equal to 7.0% of the initial public offering price set forth on the cover page of this prospectus.

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The following table shows the price per ordinary share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the option to purchase up to an additional ordinary shares.

Per Share
Initial public offering price
Underwriting discounts to be paid by us
Proceeds, before expenses, to us

Upon the closing of this offering, we have agreed to pay to the representative a non-accountable expense allowance of 1% of the gross proceeds received by the Company from the sale of the ordinary shares in the offering.

We have also agreed to reimburse the representative, promptly when invoiced, up to a maximum of $220,000 for all of its reasonable, out-of-pocket accountable expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background checks on the Company’s principals) in connection with the performance of its services in connection with this offering, regardless of whether this offering closes, provided that any expenses over $5,000 shall require prior written or email approval of us. Upon the termination of the engagement of the representative or the closing of this offering, whichever is earlier, we agree to pay promptly in cash any unreimbursed expenses that have been accrued as of such date. Whether or not this offering is successfully completed, the Company shall be responsible for reasonable, necessary and accountable out-of-pocket expenses relating to this offering including but not limited to:(a) the costs of preparing, printing and filing the registration statement with the SEC, including amendments and supplements, and post-effective amendments, as well as filing with FINRA, and payment of all necessary fees in connection with and the printing of a sufficient quantity of preliminary and final prospectuses as the representative and underwriters may reasonably request; (b) the costs of preparing, printing and delivering exhibits thereto in such quantities as the representative and underwriters may reasonably request; (c) all fees, expenses and disbursements related to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the representatives and underwriters; (d) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filing where applicable; (e) fees associated with the Company’s transfer agent; (f) fees, if necessary, associated with translation services; (g) expenses related to road shows; and (h) the costs of any pre-approved due diligence work in legal, finance and business.

We have agreed to pay advisory fees to the representative in connection with the offering in the amount of thirty thousand dollars ($30,000) payable as follows: (i) fifteen thousand dollars ($15,000) has already been paid to the representative, and (ii) the remaining fifteen thousand dollars ($15,000) will be paid upon the public filing of this registration statement.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “SKUB.” There is no assurance that such listing application will be approved, and if our listing application is not approved, this offering may not be completed.

Right of First Refusal

We have agreed that for a period of twelve (12) months from the closing of the Offering, whether or not the engagement of the representative is terminated other than for cause, to grant the representative the right to provide investment banking services on an exclusive basis to the Company, which right is exercisable in the representative’s sole discretion. For these purposes, investment banking services shall include, (a) acting as lead or joint-lead manager for any underwritten public offering; (b) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity.

Lock-Up Agreements

(i) The Company’s directors, officers and holders of more than five percent (5%) of the Company’s outstanding ordinary shares, as of the effective date of the registration statement of which this prospectus forms a part, will enter into customary “lock-up” agreements in favor of the representative for a period of six (6) months from the date of the closing of this offering, and (ii) each of the Company and any successors of the Company will agree, for a period of three (3) months from the closing of this offering, that each will not (A) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (B) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

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Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our ordinary shares. The initial public offering price of the ordinary shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the ordinary shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of ordinary shares to selling group members for sale to its online brokerage account holders. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our ordinary shares. Specifically, the underwriters may sell more ordinary shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ordinary shares available for purchase by the underwriters under option to purchase additional ordinary shares. The underwriters can close out a covered short sale by exercising the option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of ordinary shares compared to the price available under the option to purchase additional ordinary shares. The underwriters may also sell ordinary shares in excess of the option to purchase additional ordinary shares, creating a naked short position. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when an underwriter or dealer repays selling concessions allowed to it for distributing our ordinary shares in this offering because such underwriter repurchases those ordinary shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our ordinary shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ordinary shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our ordinary shares on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the ordinary shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

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Potential Conflicts of Interest

The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ordinary shares, where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Stamp Taxes

If you purchase ordinary shares offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities. At closing of the offering, we will deposit $200,000 (the “Escrow Amount”) from the offering proceeds into an escrow account designated by the parties to cover possible indemnification claims against the underwriters and other indemnified persons as described in this registration statement and the underwriting agreement. This Escrow Amount shall be held at the designated account for a period of 12 months from the closing of the offering, during which period the Company may use the Escrow Amount for low risk investment (bonds, mutual funds, money markets, etc.) at its discretion, subject to the terms and conditions of the engagement letter between the Company and the representative, the underwriting agreement and/or the registration statement, provided that we notify the representative in writing in advance.

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LEGAL MATTERS

The validity of the ordinary shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

We are being represented by Morgan, Lewis & Bockius with respect to certain legal matters of U.S. federal securities. Certain legal matters of Singapore law in connection with this offering will be passed upon for us by Rajah & Tann Singapore LLP. Certain legal matters of Malaysian law in connection with this offering will be passed upon for us by Christopher & Lee Ong.

The underwriters are being represented by Sheppard, Mullin, Richter & Hampton LLP with respect to certain matters of United States federal securities laws in connection with this offering and New York State law.

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EXPERTS

The financial statements as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022 and 2021 included in this prospectus have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes two explanatory paragraphs referring to the restatement for correction of an error and the translation of Singapore Dollars to United States Dollars). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014, New York, NY 10017.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying ordinary shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

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INDEX TO SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Skubbs Holdings Limited and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Skubbs Holdings Limited and Subsidiaries as of December 31, 2022 and 2021, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Skubbs Holdings Limited and Subsidiaries as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Skubbs Holdings Limited and Subsidiaries in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Skubbs Holdings Limited and Subsidiaries is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

We have served as Skubbs Holdings Limited and Subsidiaries’ auditor since 2022.

New York, New York

June 9, 2023, except for Notes 1, 10 and 17 for which the date is February 29, 2024

F-1

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“$”))

		As of December 31,
		2022	2021
ASSETS
Current assets:
Cash		$427,026	$70,546
Accounts receivable, net	3, 6	435,038	283,074
Amounts due from related parties	6	267,318	126,150
Deferred financing costs	2	214,840	-
Unbilled revenue		-	19,496
Other receivables	4	89,175	88,773
Total current assets		1,433,397	588,039

Non-current assets:
Intangible asset, net	2	153,738	-
Total non-current assets		153,738	-

TOTAL ASSETS		$1,587,135	$588,039

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	5	$55,693	$37,090
Deferred revenue	7	54,454	37,714
Bank borrowings, current portion	9	87,502	93,776
Provision for income tax		147,206	7,662
Total current liabilities		344,855	176,242

Non-current liabilities:
Bank borrowings, net of current portion	9	86,642	172,772
Amounts due to Director	6, 8	422,456	215,332

Total long-term liabilities		509,098	388,104

TOTAL LIABILITIES		853,953	564,346

Commitments and contingencies (See note 16)

Shareholders’ equity
Ordinary share, par value $0.001, 500,000,000 shares authorized, 11,500,000 ordinary shares issued and outstanding		11,500	11,500
Additional paid-in capital		77,746	77,746
Accumulated other comprehensive income (loss)		11,714	(7,629)
Retained earnings / (Accumulated deficit)		632,222	(57,924)
Total shareholders’ equity		733,182	23,693

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$1,587,135	$588,039

See accompanying notes to consolidated financial statements.

F-2

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“$”))

		Years ended December 31,
		2022	2021

Revenues, net	12	$1,202,842	$572,505

Cost of revenue		(101,162)	(48,406)

Gross profit		1,101,680	524,099

Operating expenses:
Amortization	2	13,598	-
Employee compensation	14	168,157	170,609
General and administrative		101,380	24,452
Total operating cost and expenses		283,135	195,061

Income from operations		818,545	329,038

Other income (expense):
Interest income		-	3,039
Interest expense		(8,571)	(13,126)
Government grant		323	17,604
Other income	13	16,155	8,482
Total other income, net		7,907	15,999

Income before income taxes		826,452	345,037

Income taxes	15	(136,306)	(8,314)

NET INCOME		690,146	336,723
Net income per share
Basic and diluted		$0.06	$0.03

Weighted average number of ordinary shares outstanding
Basic and diluted		11,500,000	11,500,000

Other comprehensive income:
Foreign currency translation adjustment		19,343	5,873

COMPREHENSIVE INCOME		$709,489	$342,596

See accompanying notes to consolidated financial statements.

F-3

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“$”), except for number of shares)

	Ordinary Shares			Retained	Accumulated
	No. of Shares	Amount	Additional Paid-in Capital	Earnings /(Accumulated Deficit)	Other Comprehensive (Loss) Income	Total Shareholders’ Equity

Balance as of January 1, 2021	11,500,000	$11,500	$77,746	$(394,647)	$(13,502)	$(318,903)

Foreign Currency Translation Adjustment	-	-	-	-	5,873	5,873

Net Income	-	-	-	336,723	-	336,723

Balance as of December 31, 2021	11,500,000	$11,500	$77,746	$(57,924)	$(7,629)	$23,693

Foreign Currency Translation Adjustment	-	-	-	-	19,343	19,343
Net Income	-	-	-	690,146	-	690,146

Balance as of December 31, 2022	11,500,000	$11,500	$77,746	$632,222	$11,714	$733,182

See accompanying notes to consolidated financial statements.

F-4

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“$”))

	Years ended December 31,
	2022	2021

Cash flows from operating activities:
Net income	$690,146	$336,723
Adjustments to reconcile net income to net cash provided by operating activities
Allowance for doubtful accounts	14,400	-
Amortization of intangible assets	13,598	-
Operating cash flows before reinvestment in working capital	718,144	336,723
Change in operating assets and liabilities:
Accounts receivables	(161,124)	(262,742)
Other receivables	19,175	(22,208)
Other payables	154,258	(28,208)
Deferred financing costs	(214,840)	-
Expenses paid by director on behalf	253,640	-
Advances from customers	16,129	34,543
Balances with related parties	(137,005)	63,429
Net cash provided by operating activities	$648,377	$121,537

Cash flows from investing activities:
Software development cost	(163,171)	-

Net cash used in investing activities	$(163,171)	$-

Cash flows from financing activities:
Repayment of borrowings	(91,476)	(109,097)
Advances from directors	20,900	138,428
Repayment to directors	(67,338)	(117,353)
Net cash used in financing activities	$(137,914)	$(88,022)

Net change in cash	$347,292	$33,515

Effect on exchange rate change on cash	$9,188	$(903)
Cash - Beginning of the year	$70,546	$37,934

Cash - End of the year	$427,026	$70,546

See accompanying notes to consolidated financial statements.

F-5

NOTE－1	BUSINESS OVERVIEW AND BASIS OF PRESENTATION

On May 5, 2022, Red Dot Enterprises Limited (“Red Dot”) was incorporated in the British Virgin Islands (“BVI”) with limited liability. Red Dot is authorized to issue a maximum of 50,000 shares of a single class each with a par value of $1.00. On July 27, 2022, Mr. Huang Zhongying (“Mr. Huang”) subscribed for, and Red Dot allotted and issued to him 997 shares for cash at par.

On July 28, 2022, Mr. Huang and the Pre-IPO Investor entered into the Acquisition Agreement, pursuant to which the Pre-IPO Investor acquired 49 shares in Red Dot (representing approximately 4.9% shareholding interest in Red Dot) from Mr. Huang. As a term of the acquisition, Mr. Huang undertakes to transfer the entire issued share capital of Skubbs to Red Dot. Mr. Huang received 3 fully paid shares as consideration for transferring his entire shareholding interest in Skubbs to Red Dot. Following such transfer, Mr. Huang will hold 951 shares and the Pre-IPO Investor will hold 49 shares.

On February 29, 2024, the Pre-IPO Investor, Mr. Huang and Skubbs Holdings Limited (“Listco”), entered into a reorganization agreement, pursuant to which Mr. Huang and the Pre-IPO Investor transferred their respective 951 and 49 shares in Red Dot (representing 95.1% and 4.9% shareholding interest in Red Dot, respectively) to the Listco.

The consideration was settled by the Listco allotting and issuing 10,936,499 and 563,500 shares to Market Lead Ventures Limited (“Market Lead”), a company incorporated in the BVI with limited liability on May 27, 2022 (as nominee of Mr. Huang) and the Pre-IPO Investor respectively, credited as fully paid.

On February 29, 2024, Market Lead transferred 563,500 shares, for cash on par, to On Leap Limited, a company incorporated in the BVI with limited liability on June 13, 2023 (as nominee of Mr. Huang).

Skubbs Holdings Limited (“Listco”), is a holding company, incorporated in the Cayman Islands with limited liability on October 21, 2022. The initial authorized share capital of the Listco is 500,000,000 Shares of a par value of $0.001 each.

Listco has no substantial operations other than holding all of the outstanding share capital of Red Dot. Listco, through its subsidiaries (collectively referred to as the “Company”) is mainly engaged as a digital solutions and application development agency. The Company has only one operating segment and does not distinguish between markets or segments for the purpose of internal reporting.

Skubbs Private Limited (“Skubbs”) was incorporated in Singapore on October 12, 2013 under the Companies Act as an exempted company with limited liability. The authorized share capital is $90,000 divided into 120,000 ordinary shares, par value $0.75 each.

On February 29, 2024, the Company completed a reorganization of Skubbs under common control of its then existing shareholders, who collectively owned all the equity interests of Skubbs prior to the reorganization. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

F-6

Description of subsidiaries incorporated and controlled by Listco

Name	Background	Country	Effective ownership
Red Dot Enterprises Limited	Investment holding	BVI	100%
Skubbs Private Limited	IT Solutions & Dee.Market	Singapore	100%
Skubbs Sdn. Bhd.	IT Solutions	Malaysia	100%

Liquidity and capital resources

In assessing the Company’s liquidity, the Company monitors and analyses its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations, amounts due to directors, and proceeds from bank loans have been utilized to finance the working capital requirements of the Company. As of December 31, 2022, the Company had cash of $427,026. The working capital of the Company as at December 31, 2022 is $1,088,542. The Company believes its revenues and operations will continue to grow and the current working capital is sufficient to support its operations and debt obligations as they become due one year from the report date.

NOTE－2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”)

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of Skubbs and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations under foreign currency translation adjustment.

F-7

The reporting currency of the Company is United States Dollar (“$”) and the accompanying consolidated financial statements have been expressed in $. In addition, Skubbs and its subsidiaries are operating in Singapore and Malaysia, maintain their books and record in their local currency, Singapore Dollars (“SGD”) and Malaysian Ringgit (“MYR”), respectively, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not $ are translated into $, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from SGD into $ has been made at the following exchange rates for the years ended December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021

Year-end SGD:$ exchange rate	1.3446	1.3517
Annual average SGD:$ exchange rate	1.3789	1.3439

Translation of amounts from MYR into $ has been made at the following exchange rates for the years ended December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021

Year-end MYR:$ exchange rate	0.3047	0.3229
Annual average MYR:$ exchange rate	0.3135	0.3200

●	Cash

Cash consist primarily of cash in readily available checking and saving accounts. The Company maintains its bank accounts in Singapore and Malaysia.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable are within 30 days from the date of the invoice. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer equipment	3 years

F-8

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations. Capital assets less than S$1,000 ($744) will not be capitalized and expensed to profit and loss per Company’s property and equipment policy.

	December 31, 2022	December 31, 2021
At cost:
Computer equipment	199,419	199,419
Less: accumulated depreciation	(199,419)	(199,419)
Property and equipment, net	-	-

●	Intangible asset, net

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible assets represents software related to Dee.Market, a classified platform where buyers and sellers are able to buy and sell goods and services. The software is acquired through a related party and is amortized straight-line over 3 years in accordance with Skubbs’ estimates to generate economic benefits from such software.

Expected useful life
Capitalized software costs	3 years

Capitalized software: Dee Market

$
Opening balance @ 1/1/2022	-
Cost	163,171
Currency re-alignment	4,165
Closing balance @ 12/31/2022	167,336

Opening balance @ 1/1/2022	-
Amortization charge	13,598
Closing balance @ 12/31/2022	13,598

Net book value	153,738

Amortization charge for the year ended December 31, 2022 was $13,598. The platform software was purchased from The Support Station Pte Ltd, a related party entity of Mr. Huang, sharing a common director and shareholder with the Company.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment loss was recognized either in 2022 or 2021.

F-9

●	Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The majority of the Company’s income is derived from customers in the sale of services, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Application development revenue

The Company provide custom build, develop, analysis of the intended user experience and user interface design of the web and mobile applications. Generally the Company provides a quotation with a customer which agrees on the scope of work, the milestones of deliverables and price of the project. Accordingly, the delivery of the services as per the milestones, with the signing of the delivery note or user acceptance test (“UAT”) is the delivery of performance obligations and which is when revenue is recognized.

Maintenance & support revenue

The Company provides customer service and technical maintenance and support services to the customers after the delivery of the web and mobile applications. Generally the Company signs a contract with the customer which requires the Company to maintain a certain service level such as contactable hours and responsiveness to the category of issues raised. The Company satisfies its performance obligation over time by measuring the time covered towards the delivery of the entire contract period. Therefore, the maintenance and support revenue in a contract is recognized over time based on the period covered.

Platform advertisement revenue

The Company generates revenue from sales of various forms of advertising on its Dee.Market platform by way of advertisement displays. Advertising contracts are signed to establish the different contract prices for different advertising scenarios, consistent with the advertising period. Therefore, the advertisement revenue is recognized over time based on the time to deliver the advertisement displays on the platform.

See Note 12 “Business segment and Disaggregation of revenue” for disaggregation of revenue by reporting segments. The Company believes this disaggregation best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

F-10

●	Cost of revenue

For application development and platform advertisements, the cost of revenue consists primarily of third party software development costs and compensation expenses for the Company’s professionals.

For maintenance and support, the cost of revenue consists primarily of hardware replacement costs paid to suppliers and compensation expenses for the Company’s professionals.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended December 31, 2022, and 2021, the Company received government subsidies of $323 and $17,604, respectively, are recognized as income from government grants in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of shareholder’s equity, consists of accumulated gains and losses on translation of foreign currency financial statements. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2022 and 2021, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities. See note 15 for details on tax rates and jurisdictions applicable to the Company.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the consolidated balance sheet a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

F-11

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use (“ROU”) asset in the consolidated statements of operations, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

For lease terms of twelve months or fewer, a lease is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company has elected the short-term lease exception, and therefore no operating lease ROU assets and liabilities were recognized as its leases are with a lease term of twelve months or less.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operations as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Singapore and Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2022 and 2021, $13,956 and $10,457 contributions were made accordingly.

●	Segment Reporting

In accordance with ASC 280-10, Segment Reporting, the Company’s chief operating decision maker (“CODM”), identified as the Company’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Company. As a result of the assessment made by CODM, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-12

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately $55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2022, cash balance of $427,026 was maintained at financial institutions in Singapore and Malaysia, of which none was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

	2021	2022
Automobile Association of Singapore	$81,716	$-
NTT Singapore Solutions Pte Ltd	142,854	-
HomeTeamNS	-	70,410
PathPlusPlus	-	232,039
Total accounts receivables from significant customers	$224,570	$302,449

As of December 31, 2022, there were two customers, representing more than 10% of the total sales, whose account receivable balances amounted to $302,449 of total consolidated amounts.

As of December 31, 2021, there were three customers, representing more than 10% of the total sales, whose account receivable balance amounted to $224,570 of total consolidated amounts.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

F-13

●	Exchange Rate Risk

The reporting currency of the Company is $. To date the majority of the revenues and costs are denominated in MYR and SGD and a significant portion of the assets and liabilities are denominated in MYR and SGD. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between $ and MYR and SGD. If MYR and SGD depreciates against $, the value of MYR and SGD revenues and assets as expressed in $ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose the Company to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

●	Risk from Coronavirus (“COVID-19”)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. Since March 2020, the World Health Organization declared the COVID-19 as a pandemic. The resulting impact of the pandemic on the operations and measures such as movement control and safe-distancing measures taken by various governments to contain the pandemic have to a certain extent, continued to affect the Company’s business activities have been disrupted. This is particularly due to travel restrictions in the Asian region.

There is still significant uncertainty over the future development of the outbreak as to the duration of the pandemic and the global situation remains very fluid at the date of these financial statements approved. Management is closely monitoring the Company’s businesses activities and has taken certain measures to ensure the Company has sufficient working capital to continue providing services to the ultimate holding company and to settle all its obligations.

Potential impact to the Company’s results of operations for 2021 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2022.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash accounts receivable, loans receivable, amount due to a related party, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate their fair values because of the short-term nature of these financial instruments.

F-14

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of bank borrowings approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Deferred Financing Costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A “Expenses of Offering”. Deferred financing costs consist of corporate secretarial, industry research, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred financing costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2022, the Company capitalized $214,840 of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

●	Recently Issued Accounting Pronouncements

In March 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing a variety of exceptions within the framework of ASC 740. These exceptions include the exception to the incremental approach for intraperiod tax allocation in the event of a loss from continuing operations and income or a gain from other items (such as other comprehensive income), and the exception to using general methodology for the interim period tax accounting for year-to-date losses that exceed anticipated losses. The guidance will be effective for the Company beginning January 1, 2021, and interim periods beginning thereafter. The adoption of ASU 2019-12 did not have any material impact on the Company’s consolidated financial statements and related disclosures.

In February 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-02, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. These amendments address stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022, and the Company is in the process of evaluating the potential effect on its consolidated financial statements.

F-15

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

NOTE－3	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2022	2021

Accounts receivable – third parties	$449,438	$275,232
Accounts receivable – related parties	-	7,842
Less: Allowance for doubtful accounts	(14,400)	-

Accounts receivable, net	$435,038	$283,074

For the years ended December 31, 2022 and 2021, the Company made $14,400 and nil respectively, provision for expected credit losses and charged to the consolidated statements of operations.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At December 31, 2022 and 2021, $56,661 and $228,368 outstanding accounts are 30 days past due respectively. Accounts receivables for related parties as at December 31, 2022 and 2021, was Nil and $7,842 respectively. The balances were receivable from FinCrypt Pte Ltd, a company which operates PayBolt where Mr. Huang was an ex-director (see Note 6).

NOTE－4	OTHER RECEIVABLES

	As of December 31,
	2022	2021

Rental deposits	$1,099	$1,159
Bank guarantee	16,131	16,046
Loan to third party company[1]	71,945	71,568
	$89,175	$88,773

1 Loan to third party company is non-trade, unsecured, bearing a fixed annual interest rate of 3.80%, repayable by May 2026.

F-16

NOTE－5	ACCRUED LIABILITIES AND OTHER PAYABLES

	As of December 31,
	2022	2021

Accrued Central Provident Fund & Employees Provident Fund	$2,569	$1,447
GST payables	16,438	-
Accrued legal compensation	-	23,674
Accrued operating expenses	394	-
Accrued expenses	2,234	1,481
Accrued wages (full timers)	22,858	10,488
Accrued industry report expense	11,200	-
	$55,693	$37,090

NOTE－6	RELATED PARTY TRANSACTIONS

The amounts due from (to) related parties consisted of the following:

Related parties	Relationship to the Company
Mr. Huang Zhongying	A shareholder, the chairman and CEO of the Company
Skubbs Station Pte. Ltd	A company which shared common management team with the Company
The Support Station Pte. Ltd.	A company owned by Mr. Huang Zhongying
FinCrypt Pte. Ltd.	A company which operates PayBolt where Mr. Huang Zhongying was an ex-director

	Years ended December 31,
Related party balances	2022	2021
Mr. Huang Zhongying (see Note 8)	(422,456)	(215,332)
Skubbs Station Pte. Ltd.	160,759	5,213
The Support Station Pte. Ltd.	106,559	120,936
FinCrypt Pte. Ltd. (see Note 3)	-	7,842

	Years ended December 31,
Nature of transactions	2022		2021
	Trade	Non-trade	Trade	Non-trade
Mr. Huang Zhongying #
General and administrative expenses paid on behalf of the Company for general business purposes	-	(274,540)	-	(138,428)
Repayment made by Company for general business expenses	-	67,338	-	117,353

Skubbs Station Pte. Ltd.
Expenses paid on their behalf by Company for general business purposes	-	189,271	-	20,839
Repayment made to Company for general business services	(94,741)	(37,624)	-	(64,002)
Sales by Company of general business services	94,741	-	-	-

The Support Station Pte. Ltd.
Expenses paid on behalf of Company for general business purposes	-	26,659	-	9,484
Sales by Company of general business services	152,812	-	-	-
Repayment made to Company for general business services	(152,812)	(41,300)	-	(29,751)
Purchases by Company for general business services	-	(163,171)	-	-
Repayment made by Company for general business services	-	163,171	-	-

FinCrypt Pte. Ltd.
Sales by Company of general business services	28,153	-	7,842	-
Repayment made to Company for general business services	(35,840)	-	-	-

All expenses paid on behalf of the Company by related parties have been disclosed above in the respective financial periods. The amounts due from the related parties listed above are unsecured, interest-free and repayable on demand.

# There were no share-based payments made by Mr. Huang for the settlement of any litigation for the years ended December 31, 2022 and 2021.

NOTE－7	DEFERRED REVENUE

Deferred revenue relates to advances received for provision of services. Deferred revenue is recognized for the advances received from the customers and is derecognized as and when the performance obligation is satisfied.

	As of December 31,
	2022	2021
Opening balance	$37,714	$3,445
Revenue recognized on satisfaction of performance obligation	(37,714)	(3,445)
Deferred revenue recognized in current year	54,454	37,714
Closing balance	$54,454	$37,714

NOTE－8	AMOUNTS DUE TO DIRECTOR

Amounts due to the director are non-trade in nature, unsecured, interest free and repayable on demand. For the year ended December 31, 2022 and 2021, $422,456 and $215,332 respectively, are not expected to be settled within one year.

F-17

NOTE－9	BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of December 31,
	repayments	interest rate	2022	2021
OCBC Loan A	5 years	6.25%	$10,111	$29,589
OCBC Loan B	5 years	6.75%	48,869	78,494
OCBC Loan C	5 years	2.50%	115,164	158,465

			$174,144	$266,548
Representing :-
Amount payable within 12 months			$87,502	$93,776
Amount payable after 12 months			86,642	172,772

			$174,144	$266,548

As of December 31, 2022 and 2021, bank borrowings were obtained from Overseas-Chinese Banking Corporation Limited in Singapore, which bear annual interest at a fixed rate from 2.50% to 6.75% and their respective terms end between June 2023 through July 2025.

Interest related to the bank borrowings was $8,571 and $13,126 for the years ended December 31, 2022 and 2021 respectively.

The Company’s bank borrowings are guaranteed under personal guarantees from Mr. Huang.

NOTE — 10	SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company is an exempted company incorporated in the Cayman Islands with limited liability on October 21, 2022 with an authorized share capital of 500,000,000 shares for $500,000 of par value USD 0.001 each. The issued share capital is $11,500 split into 11,500,000 ordinary shares of par value. The Company had issued all these 11,500,000 ordinary shares at December 31, 2022 and 2021.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary shares are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary shares are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Rights: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary shares are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

NOTE－11	ACCUMULATED OTHER COMPREHENSIVE INCOME / (LOSS)

The foreign currency translation reserve represents the exchange differences arising from the translation of the financial statements of foreign operations whose functional currency is different from that of the presentation currency.

F-18

NOTE – 12	BUSINESS SEGMENT AND DISAGGREGATION OF REVENUE

The Company has just one operating segment. The Company disaggregated its revenue (namely application development, maintenance and support and platform advertisement) from contracts with customers into categories based on the nature of the revenue in the following table:

	Years ended December 31,
	2022	2021
Rendering of services
- Application development	563,567	457,532
- Maintenance and support	49,583	114,973
- Platform advertisement	589,692	-
	$1,202,842	$572,505
Timing of transfer of goods or services
- At a point in time	563,567	457,532
- Over time	639,275	114,973
	$1,202,842	$572,505

NOTE－13	OTHER INCOME

	As of December 31,
	2022	2021

Bad debt recovery	13,036	-
Sub-lease income	3,119	8,482
	$16,155	$8,482

The Company sub-leased a part of its office premises at 27 Jalan Rimau, Singapore, to ex-employees and generated sub-lease income during the years ended December 31, 2022 and 2021.

Bad debt recovery relates to a 2019 invoice previously written off due to dispute but recovered during the year ended December 31, 2022.

NOTE－14	EMPLOYEE COMPENSATION

	As of December 31,
	2022	2021

Employee costs	$151,757	$154,531
Commission	-	4,633
Defined contribution plan	14,124	10,457
Others	2,276	988

	$168,157	$170,609

NOTE－15	INCOME TAXES

The provision for income taxes consisted of the following:

	Years ended December 31,
	2022	2021

Current tax	$136,306	$8,314
Deferred tax	-	-

Income tax expense	$136,306	$8,314

F-19

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company’s subsidiaries mainly operate in Singapore and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

Caymans and BVIs

The Listco and Red Dot are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Listco and Red Dot do not accrue for income taxes.

Malaysia

Skubbs Sdn. Bhd. is operating in Malaysia and is subject to the Malaysia tax law at the corporate tax rate at 17% on the first 600,000 Malaysian ringgit (“MYR”) assessable income arising in Malaysia during its tax year, as it is a resident company with paid-up capital of 2.5 million MYR and gross income from business of not more than 50 million MYR.

Singapore

Skubbs Private Limited is operating in Singapore and is subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the years ended December 31, 2022 and 2021 are as follows:

	Years ended December 31,
	2022	2021

Income before income taxes	$826,452	$345,037
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	140,497	58,656
Tax rebates and exemption	(12,637)	(8,635)
Tax effect of non-deductible items	8,502	12
Others	(1)	320
Tax effect of non-taxable income	(55)	(2,993)
Utilization of capital allowances brought forward	-	(31,654)
Utilization of tax losses in prior year	-	(7,392)
Income tax expense	$136,306	$8,314

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2022 and 2021 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2022.

NOTE－16	COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2022, the Company has an unexpired lease commitment of $8,534. This lease is executed with a related party, Mr. Huang, a director and shareholder, as the landlord.

NOTE－17	SUBSEQUENT EVENTS

The Company has evaluated all events or transactions that occurred after December 31, 2022, up through February 29, 2024.During the period, the Company did not have any material subsequent events other than disclosed below.

See Note 1 for subsequent events related to completion of reorganization of the Company.

F-20

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“$”))

		As of June 30	As of December 31,
		2023	2022
		(Unaudited)
ASSETS
Current assets:
Cash		$360,865	$427,026
Accounts receivable, net	3, 6	229,216	435,038
Amounts due from related parties	6	290,627	267,318
Deferred financing costs	2	255,946	214,840
Other receivables	4	247,845	89,175
Total current assets		1,384,499	1,433,397

Non-current assets:
Intangible asset, net	2	124,474	153,738
Total non-current assets		124,474	153,738

TOTAL ASSETS		$1,508,973	$1,587,135

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	5	35,719	$55,693
Deferred revenue	7	66,611	54,454
Bank borrowings, current portion	9	79,921	87,502

Amounts due to Director	6, 8	379,889	422,456
Provision for income tax		77,851	147,206
Total current liabilities		639,991	767,311

Non-current liabilities:
Bank borrowings, net of current portion	9	44,784	86,642
Total long-term liabilities		44,784	86,642

TOTAL LIABILITIES		684,775	853,953

Commitments and contingencies (See note 16)

Shareholders’ equity
Ordinary share, par value $0.001, 500,000,000 shares authorized, 11,500,000 ordinary shares issued and outstanding		11,500	11,500
Additional paid-in capital		77,746	77,746
Accumulated other comprehensive income		2,367	11,714
Retained earnings		732,585	632,222
Total shareholders’ equity		824,198	733,182

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$1,508,973	$1,587,135

See accompanying notes to unaudited consolidated financial statements.

F-21

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Currency expressed in United States Dollars (“$”))

		Period ended June 30,
		2023	2022

Revenues, net	12	$510,226	420,909

Cost of revenue		(15,708)	(26,819)

Gross profit		494,518	394,090

Operating expenses:
Amortization	2	28,010	-
Employee compensation	14	119,876	66,017
General and administrative		234,770	82,945
Total operating expenses		382,656	148,962

Income from operations		111,862	245,128

Other income (expense):
Interest expense		(2,728)	(4,815)
Government grant		110	217
Other income	13	535	-
Total other loss, net		(2,083)	(4,598)

Income before income taxes		109,779	240,530

Income taxes	15	(9,416)	(7,844)

NET INCOME		100,363	232,686
Other comprehensive loss:
Foreign currency translation adjustment		(9,347)	(10,544)
COMPREHENSIVE INCOME		$91,016	222,142

Weighted average number of ordinary shares outstanding		11,500,000	11,500,000
Basic and diluted		$0.01	$0.02

See accompanying notes to unaudited consolidated financial statements.

F-22

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“$”), except for number of shares)

	Ordinary Shares		Additional		Accumulated Other	Total
	No. of Shares	Amount	Paid-in Capital	Retained Earnings	Comprehensive (Loss) Income	Shareholders’ Equity

Balance as of January 1, 2022	11,500,000	$11,500	$77,746	$(57,924)	$(7,629)	$23,693

Foreign Currency Translation Adjustment	-	-	-	-	(10,544)	(10,544)

Net Income	-	-	-	232,686	-	232,686

Balance as of June 30, 2022	11,500,000	$11,500	$77,746	$174,762	$(18,173)	$245,835

Foreign Currency Translation Adjustment					29,887	29,887
Net Income				457,460		457,460

Balance as of December 31, 2022	11,500,000	$11,500	$77,746	$632,222	$11,714	$733,182

Foreign Currency Translation Adjustment	-	-	-	-	(9,347)	(9,347)
Net Income	-	-	-	100,363	-	100,363

Balance as of June 30, 2023	11,500,000	$11,500	$77,746	$732,585	$2,367	$824,198

See accompanying notes to unaudited consolidated financial statements.

F-23

SKUBBS HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“$”))

	Period ended June 30,
	2023	2022
Cash from operating activities:
Net income	$100,363	$232,686
Adjustments to reconcile net income to net cash provided by operating activities
Allowance for doubtful accounts	466	(14,403)
Effects of forex differences	(155)	-

Amortization of intangible assets	28,010	-
Operating cash before reinvestment in working capital	128,684	247,089
Change in operating assets and liabilities:
Accounts receivables	200,104	(9,533)
Other receivables	(160,254)	19,363
Other payables	(86,727)	(5,146)
Deferred financing costs	(46,971)	-
Expenses paid by director on behalf	-	6,287
Advances from customers	13,683	4,180
Balances with related parties	(29,967)	(196,637)
Net cash provided by operations	18,553	28,678
Repayment of borrowings	(46,582)	(45,765)
Repayment to directors	(33,863)	-
Net cash used in financing activities	$(80,445)	$(45,765)

Net change in cash	$(61,893)	$(17,087)

Effect on exchange rate change on cash	$(4,268)	$(4,352)
Cash - Beginning of the year	$427,026	$70,547

Cash - End of the year	$360,865	$49,107

See accompanying notes to unaudited consolidated financial statements.

F-24

NOTE－1	BUSINESS OVERVIEW AND BASIS OF PRESENTATION

On May 5, 2022, Red Dot Enterprises Limited (“Red Dot”) was incorporated in the British Virgin Islands (“BVI”) with limited liability. Red Dot is authorized to issue a maximum of 50,000 shares of a single class each with a par value of $1.00. On July 27, 2022, Mr. Huang Zhongying (“Mr. Huang”) subscribed for, and Red Dot allotted and issued to him 997 shares for cash at par.

On July 28, 2022, Mr. Huang and the Pre-IPO Investor entered into the Acquisition Agreement, pursuant to which the Pre-IPO Investor acquired 49 shares in Red Dot (representing approximately 4.9% shareholding interest in Red Dot) from Mr. Huang. As a term of the acquisition, Mr. Huang undertakes to transfer the entire issued share capital of Skubbs to Red Dot. Mr. Huang received 3 fully paid shares as consideration for transferring his entire shareholding interest in Skubbs to Red Dot. Following such transfer, Mr. Huang will hold 951 shares and the Pre-IPO Investor will hold 49 shares.

On February 29, 2024, the Pre-IPO Investor, Mr. Huang and Skubbs Holdings Limited (“Listco”), entered into a reorganization agreement, pursuant to which Mr. Huang and the Pre-IPO Investor transferred their respective 951 and 49 shares in Red Dot (representing 95.1% and 4.9% shareholding interest in Red Dot, respectively) to the Listco.

The consideration was settled by the Listco allotting and issuing 10,936,499 and 563,500 shares to Market Lead Ventures Limited (“Market Lead”), a company incorporated in the BVI with limited liability on May 27, 2022 (as nominee of Mr. Huang) and the Pre-IPO Investor respectively, credited as fully paid.

On February 29, 2024, Market Lead transferred 563,500 shares, for cash on par, to On Leap Limited, a company incorporated in the BVI with limited liability on June 13, 2023 (as nominee of Mr. Huang).

Skubbs Holdings Limited (“Listco”), is a holding company, incorporated in the Cayman Islands with limited liability on October 21, 2022. The initial authorized share capital of the Listco is 500,000,000 Shares of a par value of $0.001 each.

Listco has no substantial operations other than holding all of the outstanding share capital of Red Dot. Listco, through its subsidiaries (collectively referred to as the “Company”) is mainly engaged as a digital solutions and application development agency. The Company has only one operating segment and does not distinguish between markets or segments for the purpose of internal reporting.

Skubbs Private Limited (“Skubbs”) was incorporated in Singapore on October 12, 2013 under the Companies Act as an exempted company with limited liability. The authorized share capital is $90,000 divided into 120,000 ordinary shares, par value $0.75 each.

On February 29, 2024, the Company completed a reorganization of Skubbs under common control of its then existing shareholders, who collectively owned all the equity interests of Skubbs prior to the reorganization. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

F-25

Description of subsidiaries incorporated and controlled by Listco

Name	Background	Country	Effective ownership
Red Dot Enterprises Limited	Investment holding	BVI	100%
Skubbs Private Limited	IT Solutions & Dee.Market	Singapore	100%
Skubbs Sdn. Bhd.	IT Solutions	Malaysia	100%

Liquidity and capital resources

In assessing the Company’s liquidity, the Company monitors and analyses its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Cash flow from operations, amounts due to directors, and proceeds from bank loans have been utilized to finance the working capital requirements of the Company. As of December 31, 2022, the Company had cash of $427,026. The working capital of the Company as at December 31, 2022 is $1,088,542. As of June 30, 2023, the Company had cash of $360,865 and the working capital of the Company is $744,508. The Company believes its revenues and operations will continue to grow and the current working capital is sufficient to support its operations and debt obligations as they become due one year from the date the report is issued.

NOTE－2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”)

●	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, assumptions used in assessing right of use assets and impairment of long-lived assets, and deferred tax valuation allowance.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Basis of Consolidation

The consolidated financial statements include the financial statements of the Listco and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations under foreign currency translation adjustment.

F-26

The reporting currency of the Company is United States Dollar (“$”) and the accompanying consolidated financial statements have been expressed in $. In addition, Skubbs and its subsidiaries are operating in Singapore and Malaysia, maintain their books and record in their local currency, Singapore Dollars (“SGD”) and Malaysian Ringgit (“MYR”), respectively, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not $ are translated into $, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from SGD into $ has been made at the following exchange rates for the years ended December 31, 2022 and June 30, 2023:

	June 30, 2023	June 30, 2022	December 31, 2022

Year-end SGD:$ exchange rate	1.3557	1.3918	1.3446
Annual average SGD:$ exchange rate	1.3388	1.3692	1.3789

Translation of amounts from MYR into $ has been made at the following exchange rates for the years ended December 31, 2022 and June 30, 2023

	June 30, 2023	June 30, 2022	December 31, 2022

Year-end MYR:$ exchange rate	0.3452	0.3166	0.3047
Annual average MYR:$ exchange rate	0.3346	0.3132	0.3135

●	Cash

Cash consist primarily of cash in readily available checking and saving accounts. The Company maintains its bank accounts in Singapore and Malaysia. Singapore Deposit Insurance Corporation (SDIC)’s coverage on Singapore bank deposits is for the first S$75,000, while Perbadanan Insurans Deposit Malaysia (“PIDM”) maximum limit of coverage is RM250,000 per depositor per member bank.

●	Accounts Receivable, net

Accounts receivable include trade accounts due from customers in the sale of products.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable are within 30 days from the date of the invoice. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

●	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer equipment	3 years

F-27

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations. Capital assets less than S$1,000 ($738) will not be capitalized and expensed to profit and loss per Company’s property and equipment policy.

	June 30, 2023	December 31, 2022
At cost:
Computer equipment	199,419	199,419
Less: accumulated depreciation	(199,419)	(199,419)
Property and equipment, net	-	-

●	Intangible asset, net

Intangible asset is stated at cost less accumulated amortization and amortized in a method which reflects the pattern in which the economic benefits of the intangible asset are expected to be consumed or otherwise used up. The balance of intangible assets represents software related to Dee.Market, a classified platform where buyers and sellers are able to buy and sell goods and services. The software is acquired through a related party and is amortized straight-line over 3 years in accordance with Skubbs’ estimates to generate economic benefits from such software.

Expected useful life
Capitalized software costs	3 years

Capitalized software: Dee Market

$
Opening balance @ 1/1/2022	-
Cost	163,171
Currency re-alignment	4,165
Closing balance @ 12/31/2022	167,336
Cost	-
Currency re-alignment	(1,370)
Closing balance @ 6/30/2023	165,966

Opening balance @ 1/1/2022	-

Amortization charge	13,598
Closing balance @ 12/31/2022	13,598

Amortization charge	28,010
Currency re-alignment	(116)
Closing balance @ 6/30/2023	41,492

Net book value	124,474

Amortization charge for the period ended June 30, 2023 and year ended December 31, 2022 was $27,894 and $13,598 respectively. The platform software was purchased from The Support Station Pte Ltd, a related party entity of Mr. Huang, sharing a common director and shareholder with the Company.

●	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment loss was recognized for the period ended June 30, 2023 and 2022.

F-28

●	Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The majority of the Company’s income is derived from customers in the sale of services, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC 606, as follows:

Application development revenue

The Company provide custom build, develop, analysis of the intended user experience and user interface design of the web and mobile applications. Generally the Company provides a quotation with a customer which agrees on the scope of work, the milestones of deliverables and price of the project. Accordingly, the delivery of the services as per the milestones, with the signing of the delivery note or user acceptance test (“UAT”) is the delivery of performance obligations and which is when revenue is recognized.

Maintenance & support revenue

The Company provides customer service and technical maintenance and support services to the customers after the delivery of the web and mobile applications. Generally the Company signs a contract with the customer which requires the Company to maintain a certain service level such as contactable hours and responsiveness to the category of issues raised. The Company satisfies its performance obligation over time by measuring the time covered towards the delivery of the entire contract period. Therefore, the maintenance and support revenue in a contract is recognized over time based on the period covered.

Platform advertisement revenue

The Company generates revenue from sales of various forms of advertising on its Dee.Market platform by way of advertisement displays. Advertising contracts are signed to establish the different contract prices for different advertising scenarios, consistent with the advertising period. Therefore, the advertisement revenue is recognized over time based on the time to deliver the advertisement displays on the platform.

See Note 12 “Business segment and Disaggregation of revenue” for disaggregation of revenue by reporting segments. The Company believes this disaggregation best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

F-29

●	Cost of revenue

For application development and platform advertisements, the cost of revenue consists primarily of third party software development costs and compensation expenses for the Company’s professionals.

For maintenance and support, the cost of revenue consists primarily of hardware replacement costs paid to suppliers and compensation expenses for the Company’s professionals.

●	Government Grant

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the period ended June 30, 2023, and 2022, the Company received government subsidies of $110 and $217, respectively, are recognized as income from government grants in the consolidated statements of operations.

●	Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of shareholder’s equity, consists of accumulated gains and losses on translation of foreign currency financial statements. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the periods ended June 30, 2023 and 2022, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2023 and December 31, 2022, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities. See note 15 for details on tax rates and jurisdictions applicable to the Company.

●	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the consolidated balance sheet a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

F-30

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use (“ROU”) asset in the consolidated statements of operations, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

As such, leases with a lease term of 12 months or less at inception are not recorded on our balance sheet and are expensed on a straight-line basis over the lease term in our statement of operations.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operations as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Singapore and Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the periods ended June 30, 2023 and 2022, $17,541 and $9,893 contributions were made accordingly.

●	Segment Reporting

In accordance with ASC 280-10, Segment Reporting, the Company’s chief operating decision maker (“CODM”), identified as the Company’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Company. As a result of the assessment made by CODM, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

●	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-31

●	Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Singapore Deposit Protection Board pays compensation up to a limit of S$75,000 (approximately $55,465) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2023, cash balance of $360,865 was maintained at financial institutions in Singapore and Malaysia, of which none was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

	As at June 30,	As at December 31,
	2023	2022
The Support Station Pte Ltd	51,809	-
HomeTeamNS	136,699	70,410
PathPlusPlus	-	232,039
Total accounts receivables from significant customers	$188,508	$302,449

As of June 30, 2023, there were two customers, representing more than 10% of the total sales, whose account receivable balances amounted to $188,508 of total consolidated amounts.

As of December 31, 2022, there were two customers, representing more than 10% of the total sales for the year ended 31, 2022, whose account receivable balances amounted to $302,449 of total consolidated amounts.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts are based on the estimated realizable value. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

F-32

●	Exchange rate Risk

The reporting currency of the Company is $. To date the majority of the revenues and costs are denominated in MYR and SGD and a significant portion of the assets and liabilities are denominated in MYR and SGD. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between $ and MYR and SGD. If MYR and SGD depreciates against $, the value of MYR and SGD revenues and assets as expressed in $ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose the Company to substantial market risk.

●	Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2 : Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3 : Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash accounts receivable, loans receivable, amount due to a related party, accounts payable, income tax payable, amount due to a related party, other payables and accrued liabilities approximate their fair values because of the short-term nature of these financial instruments.

F-33

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of bank borrowings approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing.

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Deferred Financing Costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A “Expenses of Offering”. Deferred financing costs consist of corporate secretarial, industry research, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred financing costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of June 30, 2023, the Company capitalized $255,946 of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

●	Recently Issued Accounting Pronouncements

In February 2020, the Financial Accounting Standard Board (“FASB”) issued ASU 2020-02, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. These amendments address stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which to update the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. The changes (as amended) are effective for the Company for annual and interim periods in fiscal years beginning after December 15, 2022. The adoption of this ASU did not have any material impact on the Company’s consolidated financial statement and related disclosures. In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832)” which enhances disclosure of transactions with governments that are accounted for by applying a grant or contribution model.

F-34

In October 2021, the FASB issued ASU 2021-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2021-10 is effective for annual periods beginning after December 15, 2021 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

NOTE－3	ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As at June 30,	As of December 31,
	2023	2022

Accounts receivable – third parties	$192,515	$449,438
Accounts receivable – related parties	51,809	-
Less: Allowance for doubtful accounts	(15,108)	(14,400)

Accounts receivable, net	$229,216	$435,038

For the period ended June 30, 2023 and the year ended December 31, 2022, the Company made $15,108 and $14,400 respectively, provision for expected credit losses and charged to the consolidated statements of operations.

In addition, for the period ended June 30, 2023, $13,055 of provision for expected credit losses were written back.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At June 30, 2023, December 31, 2022, $158,502 and $56,661 outstanding accounts are 30 days past due respectively. Accounts receivables for related parties as at June 30, 2023, December 31, 2022, was $51,809 and nil respectively. The balances as of June 30, 2023 were receivable from The Support Station Pte Ltd, a company where Mr. Huang is a director and the balances as of December 31, 2022 were receivable from FinCrypt Pte Ltd, a company which operates PayBolt where Mr. Huang was an ex-director (see Note 6).

NOTE－4	OTHER RECEIVABLES

	As at June 30,	As of December 31,
	2023	2022
Unbilled Revenue	177,517	-
Rental deposits	$1,184	$1,099
Bank guarantee	-	16,131
Loan to third party company[1]	69,144	71,945
	$247,845	$89,175

1 Loan to third party company is non-trade, unsecured, bearing a fixed annual interest rate of 4.75%, repayable by May 2033.

F-35

NOTE－5	ACCRUED LIABILITIES AND OTHER PAYABLES

	As of June 30,	As of December 31,
	2023	2022
Accrued Central Provident Fund & Employees Provident Fund	3,581	$2,569
GST payables	13,353	16,438
Accrued expenses	853	2,628
Accrued wages (full timers)	17,932	22,858
Accrued industry report expense	-	11,200
	35,719	$55,693

NOTE－6	RELATED PARTY TRANSACTIONS

The amounts due from (to) related parties consisted of the following:

Related parties	Relationship to the Company
Mr. Huang Zhongying	A shareholder, the chairman and CEO of the Company
Skubbs Station Pte. Ltd	A company which shared common management team with the Company
The Support Station Pte. Ltd.	A company owned by Mr. Huang Zhongying
FinCrypt Pte. Ltd.	A company which operates PayBolt where Mr. Huang Zhongying was an ex-director

	Period ended June 30	Years ended December 31,
Related party balances	2023	2022
Mr. Huang Zhongying (see Note 8)	(379,889)	(422,456)
Skubbs Station Pte. Ltd.	176,826	160,759
The Support Station Pte. Ltd.	113,801	106,559
FinCrypt Pte. Ltd. (see Note 3)		-

	Periods ended June 30,
Nature of transactions	2023		2022
	Trade	Non-trade	Trade	Non-trade
Mr. Huang Zhongying #
General and administrative expenses paid on behalf of the Company for general business purposes	-	(83,206)	-	(50,000)
Repayment made by Company for general business expenses	-	127,536	-	50,477

Skubbs Station Pte. Ltd.
Expenses paid on their behalf by Company for general business purposes	-	17,603	-	151,203
Sales by Company of general business services		-	21,034	-

The Support Station Pte. Ltd.
Expenses paid on behalf of Company for general business purposes	-	8,216	-	27,352
Sales by Company of general business services	228,335	-	153,899	-
Repayment made to Company for general business services
Repayment made by Company for general business services	-		-	1424

FinCrypt Pte. Ltd.
Sales by Company of general business services			5,835	-
Repayment made to Company for general business services			5,835	-

All expenses paid on behalf of the Company by related parties have been disclosed above in the respective financial periods. The amounts due from the related parties listed above are unsecured, interest-free and repayable on demand.

# There were no share-based payments made by Mr. Huang for the settlement of any litigation for the period ended June 30, 2023 and the years ended December 31, 2022.

NOTE－7	DEFERRED REVENUE

Deferred revenue relates to advances received for provision of services. Deferred revenue is recognized for the advances received from the customers and is derecognized as and when the performance obligation is satisfied.

	As of June 30,	As of December 31,
	2023	2022
Opening balance	54,454	$37,714
Revenue recognized on satisfaction of performance obligation	(54,454)	(37,714)
Deferred revenue recognized in current year	66,611	54,454
Closing balance	66,611	$54,454

NOTE－8	AMOUNTS DUE TO DIRECTOR

Amounts due to the director are non-trade in nature, unsecured, interest free and repayable on demand. For the period ended June 30, 2023 and the year ended December 31, 2022 was $379,889 and $422,456 respectively, are not expected to be settled within one year.

F-36

NOTE－9	BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of June 30,	As of December 31,
	repayments	interest rate	2023	2022
OCBC Loan A	5 years	6.25%	-	$10,111
OCBC Loan B	5 years	6.75%	32,794	48,869
OCBC Loan C	5 years	2.50%	91,911	115,164

			$124,705	$174,144
Representing :-
Less current portion			$79,921	$87,502
Long term loan payable			44,784	86,642

As of June 30, 2023 and December 31, 2022 bank borrowings were obtained from Overseas-Chinese Banking Corporation Limited in Singapore, which bear annual interest at a fixed rate from 2.50% to 6.75% and their respective terms end between June 2023 through July 2025. The OCBC Loan A, B and C commenced on May 6, 2018, June 3, 2019 and July 1, 2020 respectively, These loans are unsecured. There has been no violation of loan covenants.

Interest related to the bank borrowings was $2,728 and $4,815 for the period ended June 30, 2023 and 2022 respectively.

The Company’s bank borrowings are guaranteed under personal guarantees from Mr. Huang.

NOTE — 10	SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company is an exempted company incorporated in the Cayman Islands with limited liability on October 21, 2022 with an authorized share capital of 500,000,000 shares for $500,000 of par value USD 0.001 each. The issued share capital is $11,500 split into 11,500,000 ordinary shares of par value. The Company had issued all these 11,500,000 ordinary shares at June 30, 2023 and December 31, 2022 All issued ordinary shares are fully paid. There is no par value for these ordinary shares.

The Company is authorized to issue one class of ordinary share.

The holders of the Company’s ordinary shares are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary shares are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Rights: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary shares are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

NOTE－11	ACCUMULATED OTHER COMPREHENSIVE INCOME / (LOSS)

The foreign currency translation reserve represents the exchange differences arising from the translation of the financial statements of foreign operations whose functional currency is different from that of the presentation currency.

F-37

NOTE – 12	BUSINESS SEGMENT AND DISAGGREGATION OF REVENUE

The Company has just one operating segment. The Company disaggregated its revenue (namely application development, maintenance and support and platform advertisement) from contracts with customers into categories based on the nature of the revenue in the following table:

	Period ended June 30
	2023	2022
Rendering of services
- Application development	424,030	365,177
- Maintenance and support	70,510	55,732
- Platform advertisement	15,686	-
	510,226	420,909
Timing of transfer of goods or services
- At a point in time	424,030	365,177
- Over time	86,196	55,732
	$510,226	$420,909

NOTE－13	OTHER INCOME

	Period ended June 30
	2023	2022

Bad debt recovery	-	-
Sub-lease income	535	-
	535	$-

The Company sub-leased a part of its office premises at 27 Jalan Rimau, Singapore, to ex-employees and generated sub-lease income during the period ended June 30, 2023 and 2022.

NOTE－14	EMPLOYEE COMPENSATION

	Period ended June 30
	2023	2022

Employee costs	$100,018	$54,499
Commission	-	-
Defined contribution plan	18,091	9,893
Others	1,767	1,625

	$119,876	$66,017

NOTE－15	INCOME TAXES

The provision for income taxes consisted of the following:

	Period ended June 30,
	2023	2022

Current tax	9,416	$7,844
Deferred tax	-	-

Income tax expense	9,416	$7,844

F-38

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company’s subsidiaries mainly operate in Singapore and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

Caymans and BVIs

The Listco and Red Dot are domiciled in the Cayman Islands and the British Virgin Islands, respectively. Both localities currently enjoy permanent income tax holidays; accordingly, the Listco and Red Dot do not accrue for income taxes.

Malaysia

Skubbs Sdn. Bhd. is operating in Malaysia and is subject to the Malaysia tax law at the corporate tax rate at 17% on the first 600,000 Malaysian ringgit (“MYR”) assessable income arising in Malaysia during its tax year, as it is a resident company with paid-up capital of 2.5 million MYR and gross income from business of not more than 50 million MYR.

Singapore

Skubbs Private Limited is operating in Singapore and is subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the period ended June 30, 2023 and 2022 are as follows:

	Period ended June 30
	2023	2022

Income/(Loss) before income taxes	$109,779	$240,530
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	18,663	40,890
Tax rebates and exemption	(9,247)	(1,975)
Tax effect of non-deductible items	-	-
Others	-	-
Tax effect of non-taxable income	-	-
Utilization of capital allowances brought forward	-	(31,070)
Utilization of tax losses in prior year	-	-
Income tax expense	9,416	$7,844

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of June 30, 2023 and December 31, 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the period ended June 30, 2023 and 2022 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2023.

NOTE－16	COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of June 30, 2023, the Company has an unexpired lease commitment of $45,000. As of December 31, 2022, the Company had an unexpired lease commitment of $8,534. This lease is executed with a related party, Mr. Huang, a director and shareholder, as the landlord.

NOTE－17	SUBSEQUENT EVENTS

The Company has evaluated all events or transactions that occurred after June 30, 2023, up through February 29, 2024. During the period, the Company did not have any material subsequent events other than disclosed below.

On September 10, 2023, Mr. Huang and Red Dot entered into a sale and purchase agreement pursuant to which Mr. Huang transferred his entire shareholding interest in Skubbs to Red Dot. The consideration is settled by Red Dot allotting and issuing 3 shares to Mr. Huang, credited as fully paid.

See Note 1 for subsequent events related to completion of reorganization of the Company.

F-39

Skubbs Holdings Limited

PRELIMINARY PROSPECTUS

Through and including [●], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2024

PRELIMINARY PROSPECTUS

Skubbs Holdings Limited

2,477,000 Ordinary Shares

This prospectus relates to the resale of 2,477,000 ordinary shares held by our pre-IPO investor, Purple Wealth Limited, and On Leap Limited, a company wholly-owned by Mr. Huang Zhongying, our director, chairman and CEO (both companies collectively, the Resale Shareholders). We will not receive any of the proceeds from the sale of ordinary shares by our Resale Shareholders.

No resale shares shall be sold by Market Lead Ventures Limited, On Leap Limited or Purple Wealth Limited until our ordinary shares are listed or quoted on an established public trading market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid Market Lead Ventures Limited, On Leap Limited and Purple Wealth Limited. No sales of the shares covered by this prospectus shall occur until the ordinary shares sold in our initial public offering begin trading on the Nasdaq.

On ___________, 2024, a registration statement under the Securities Act with respect to our initial public offering of ordinary shares was declared effective by the Securities and Exchange Commission. We received approximately $[●] in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our ordinary shares will be listed on the Nasdaq under the symbol “SKUB.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our ordinary shares involves significant risks. You should carefully consider the “Risk Factors” beginning on page 11 of the public offering prospectus before you make your decision to invest in our ordinary shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2024

Alt-1

THE OFFERING

Ordinary shares being offered	2,477,000 ordinary shares (as to 1,500,000 ordinary shares being offered by Market Lead Ventures Limited, 563,500 Ordinary Shares offered by On Leap Limited and 413,500 ordinary shares offered by Purple Wealth Limited)

Ordinary shares outstanding after this offering	13,250,000 ordinary shares, assuming the issuance and sale of 2,000,000 ordinary shares pursuant to the public offering prospectus filed together with this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares held by our Resale Shareholders being registered in this prospectus.

Proposed Nasdaq Symbol	SKUB

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of the public offering prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the ordinary shares offered hereby. However, we will incur expenses in connection with the registration of our ordinary shares offered hereby.

THE RESALE SHAREHOLDERS

We are registering those ordinary shares in order to permit the Resale Shareholders to offer the shares for resale from time to time.

This prospectus covers the offering for resale of 2,477,000 ordinary shares by Resale Shareholders. This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to be Sold.” The ordinary shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those ordinary shares.

The following table sets forth the name of the Resale Shareholders who are offering the ordinary shares for resale by this prospectus, the number and percentage of ordinary shares beneficially owned by them, the number of ordinary shares that may be offered for resale by this prospectus and the number and percentage of ordinary shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the ordinary shares by it. The pre-IPO investor may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholder	Ordinary Shares Beneficially Owned Prior to Offering		Percentage Ownership Prior to Offering(1)		Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering
Market Lead Venture Limited	10,373,000	(3)	90.20%	(3)	1,500,000	8,773,000	66.21%
On Leap Limited	563,500		4.90%		563,500	0	0%
Purple Wealth Limited	563,500	(4)	4.90%		413,500	0	0%

(1) Based on 11,500,000 ordinary shares issued and outstanding prior to completion of the Company’s initial public offering.

(2) Since we do not have the ability to control how many, if any, of the shares the Resale Shareholders will sell, we have assumed that the Resale Shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) Does not take into account the sale of 100,000 shares by Market Lead Ventures Limited as part of the initial public offering.

(4) Does not take into account the sale of 150,000 shares by Purple Wealth Limited as part of the initial public offering.

Alt-2

PLAN OF DISTRIBUTION

The Resale Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Resale Shareholders may use any one or more of the following methods when selling their ordinary shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell their ordinary shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the ordinary shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Resale Shareholders may also sell ordinary shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Alt-3

The Resale Shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

Our Company is required to pay certain fees and expenses incurred by us incident to the registration of the ordinary shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by the Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the ordinary shares held by the Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Resale Shareholders or any other person. We will make copies of this prospectus available to the Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

Alt-4

SKUBBS HOLDINGS LIMITED

[●] Ordinary Shares

RESALE PROSPECTUS

You should rely only on the information contained in this resale prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this resale prospectus. This resale prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this resale prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until [●], 2024, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this resale prospectus is [●], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our amended and restated articles of association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter was involved in these issuances of securities.

Ordinary Shares

Our Company was incorporated in the Cayman Islands on October 21, 2022, with an authorised share capital of US$500,000 divided into 500,000,000 Shares of nominal par value of US$0.001 each. Upon incorporation, we issued one Share to Market Lead Ventures Limited.

Pursuant to a group reorganization on February 29, 2024, our Company issued an aggregate of 11,499,999 ordinary shares, par value $0.001, in exchange for 100% of the shares issued and outstanding of Red Dot Enterprises Limited, our subsidiary (comprising 10,936,499 Shares issued to Market Lead Ventures Limited for its 951 shares in Red Dot Enterprises Limited and 563,500 Shares issued to Purple Wealth Limited for its 49 shares in Red Dot Enterprises Limited).

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1	Memorandum of Association and Articles of Association of the Registrant, as currently in effect
3.2*	Form of Amended and Restated Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1	Registrant’s specimen certificate for ordinary shares
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered
8.1*	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1*	Employment Agreement between the Registrant and its chief executive officer
10.2*	Employment Agreement between the Registrant and its chief financial officer
10.3*	Form of Indemnification Agreement with the Registrant’s directors
10.4*	Form of the Sale and Purchase Agreements between the Company and each of Market Lead Ventures Limited and Purple Wealth Limited for the purpose of the reorganization
10.5	Advertisement agreement between Skubbs Private Limited and Guangzhou Zhifu International Trading Co., Ltd. (广州志赋国际贸易有限公司)
10.6	Letter of acceptance of a tender between Skubbs Private Limited and HomeTeamNS
10.7*	Subcontractor agreement between Skubbs Private Limited and The Support Station Pte Ltd
21.1	List of Subsidiaries of the Registrant
23.1	Consent of Kreit & Chiu CPA LLP
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1 and 8.1)
23.3	Consent of Rajah & Tann Singapore LLP
23.4	Consent of Christopher & Lee Ong
23.5	Power of Attorney (included on signature pages)
23.6	Consent of Mr. Long Jia Kwang to be a director nominee
23.7	Consent of Ms. Natalie Lim Jing Ting to be a director nominee
23.8	Consent of Mr. Sim Baoyuan to be a director nominee
99.1*	Code of ethics of the Registrant
99.2	Consent of Frost & Sullivan Limited
107	Calculation of Filing Fee Tables

* To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 1, 2024.

SKUBBS HOLDINGS LIMITED

By:	/s/ Huang Zhongying
Name:	Huang Zhongying
Title:	Director, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Huang Zhongying singly (with full power to act alone), as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huang Zhongying	Director, Chairman and Chief Executive Officer	March 1, 2024
Name: Huang Zhongying	(principal executive officer)

/s/ Toh Han Boon	Director and Chief Financial Officer	March 1, 2024
Name: Toh Han Boon	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Skubbs Holdings Limited, has signed this Registration Statement or amendment thereto in New York on March 1, 2024.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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